Exhibit 4.10

SP TRANSMISSION LIMITED

CONFORMED TRANSMISSION LICENCE

APRIL 2005 WORKING COPY

April 2005 working copy - updated by SP Transmission & Distribution to reflect licence modifications up to April 2005

CONTENTS

TRANSMISSION LICENCE STANDARD CONDITIONS

TABLE OF CONTENTS

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS

Condition A1	Definitions and interpretation

Condition A2	Application of Section C

Condition A3	Application of Section D

Condition A4	Payments to the Authority

2	Transmission licence standard conditions

SECTION B. GENERAL

Condition B1	Regulatory accounts

Condition B2	Change of financial year

Condition B3	Disposal of relevant assets

Condition B4	Provision of information to the Authority

Condition B5	Prohibition of cross-subsidies

Condition B6	Restriction on activity and financial ringfencing

Condition B7	Availability of resources

Condition B8	Undertaking from ultimate controller

Condition B9	Indebtedness

Condition B10	Credit rating

Condition B11	Security arrangements

Condition B12	System Operator-Transmission Owner Code

Condition B13	BETTA Implementation

Condition B14	BETTA Run-off arrangements scheme

SECTION C. SYSTEM OPERATOR STANDARD CONDITIONS

Condition C1	Interpretation of Section C

Condition C2	Prohibited activities

Condition C3	Balancing and Settlement Code (BSC)

Condition C4	Charges for use of system

Condition C5	Use of system charging methodology

3	Transmission licence standard conditions

Condition C6	Connection charging methodology

Condition C7	Prohibition on discriminating between users

Condition C8	Requirement to offer terms

Condition C9	Functions of the Authority

Condition C10	Connection and Use of System Code (CUSC)

Condition C11	Production of information about the GB transmission system

Condition C12	Limits on the level to which transmission services are provided

Condition C13	Adjustments to use of system charges (small generators)

Condition C14	Grid Code

Condition C15	Compliance with Distribution Codes

Condition C16	Procurement and use of balancing services

Condition C17	Transmission system security standard and quality of service

Condition C18	Requirement to offer terms for connection or use of the GB transmission system during the transition period

4	Transmission licence standard conditions

SECTION D. TRANSMISSION OWNER STANDARD CONDITIONS

Condition D1	Interpretation of Section D

Condition D2	Obligation to provide transmission services

Condition D3	Transmission system security standard and quality of service

Condition D4A	Obligations in relation to offers for connection

Condition D4B	Functions of the Authority

Condition D5	Prohibition on engaging in preferential or discriminatory behaviour

Condition D6	Prohibition on selling electricity

Condition D12	Scottish Settlement Agreement

Condition D15	Obligations relating to the preparation of TO offers during the transition period

5	Transmission licence standard conditions

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS

Condition A1. Definitions and interpretation

1.	In the standard conditions unless the context otherwise requires:

the “Act”	means the Electricity Act 1989.

“affected transmission licensee”	for the purposes of section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“affiliate”	in relation to the licensee means any holding company or subsidiary of the licensee or any subsidiary of a holding company of the licensee, in each case within the meaning of sections 736, 736A, and 736B of the Companies Act 1985.

“alternative accounting rules”	for the purposes of standard condition B1 (Regulatory accounts) only, has the meaning given in that condition.

“ancillary services”	for the purposes of section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“applicable balancing services”	for the purposes of standard condition C16 (Procurement and use of balancing services) only, has the meaning given in that condition.

“applicable balancing services volume data”	for the purposes of standard condition C16 (Procurement and use of balancing services) only, has the meaning given in that condition.

“applicable balancing services volume data methodology”	for the purposes of standard condition C16 (Procurement and use of balancing services) only, has the meaning given in that condition.

6	Transmission licence standard conditions

“applicable BSC objective(s)”	for the purposes of standard condition C3 (Balancing and Settlement Code (BSC)) only, has the meaning given in that condition.

“applicable CUSC objectives”	for the purposes of standard condition C10 (Connection and Use of System Code (CUSC)) only, has the meaning given in that condition.

“applicable STC objectives”	for the purposes of standard condition B12 (System Operator-Transmission Owner Code) only, has the meaning given in that condition.

“Application Regulations”	for the purposes of section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“associated TO agreement”	for the purposes of section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“associated TO offer”	for the purposes of section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“auditors”	means the licensee’s auditors for the time being holding office in accordance with the requirements of the Companies Act 1985.

“authorised”	in relation to any business or activity means authorised by licence granted or treated as granted under section 6 or exemption granted under section 5 of the Act.

7	Transmission licence standard conditions

“authorised electricity operator”	means any person (other than the licensee in its capacity as operator of the licensee’s transmission system or the GB transmission system) who is authorised to generate, participate in the transmission of, distribute, or supply electricity and for the purposes of standard conditions C7 (Prohibition on discriminating between users) to C9 (Functions of the Authority) inclusive shall include any person who has made an application to be so authorised which application has not been refused and any person transferring electricity to or from the GB transmission system across any interconnector (or who has made an application for use of an interconnector which has not been refused).

the “Authority”	means the Gas and Electricity Markets Authority established under section 1 of the Utilities Act 2000.

“balancing mechanism”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“balancing services”	for the purposes of section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“balancing services activity”	has the meaning given in standard condition C1 (Interpretation of Section C).

“balancing services adjustment data methodology”	for the purposes of standard condition C16 (Procurement and use of balancing services) only, has the meaning given in that condition.

8	Transmission licence standard conditions

“BETTA”	the British electricity trading and transmission arrangements which are provided for in Chapter 1 of Part 3 of the Energy Act 2004

“BETTA go-live date”	means the date which the Secretary of State indicates in a direction shall be the BETTA go-live date.

“bilateral agreement”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“bilateral connection agreement”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“bilateral embedded generation agreement”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“BSC”	has the meaning given in standard condition C1 (Interpretation of Section C).

“BSC Framework Agreement”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“BSC party”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“Codes”	any or all of the CUSC, BSC, Grid Code, STC and any Scottish grid code as the context requires

“connection charges”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

9	Transmission licence standard conditions

“connection charging methodology”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“consolidated transmission business”	for the purposes of standard condition B1 (Regulatory accounts) only, has the meaning given in that condition.

“Consumer Council”	means the Gas and Electricity Consumer Council established under section 2 of the Utilities Act 2000.

“construction agreement”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“core industry documents”	means those documents which

(a) in the Secretary of State’s opinion are central industry documents associated with the activities of the licensee and authorised electricity operators, the subject matter of which relates to or is connected with the BSC or the balancing and settlement arrangements and

(b) have been so designated by the Secretary of State.

“cross-default obligation”	means a term of any agreement or arrangement (not including any arrangements between transmission licensees under the STC Framework Agreement) whereby the licensee’s liability to pay or repay any debt or other sum arises or is increased or accelerated

10	Transmission licence standard conditions

or is capable of arising, increasing or of acceleration by reason of a default (howsoever such default may be described or defined) by any person other than the licensee unless:

(i) that liability can arise only as the result of a default by a subsidiary of the licensee,

(ii) the licensee holds a majority of the voting rights in that subsidiary and has the right to appoint or remove a majority of its board of directors, and

(iii) that subsidiary carries on business only for a purpose within paragraph (a) of the definition of permitted purpose.

“current cost assets”	for the purposes of standard condition B1 (Regulatory accounts) only, has the meaning given in that condition.

“customer”	means any person supplied or requiring to be supplied with electricity at any premises in Great Britain but shall not include any authorised electricity operator in his capacity as such.

“CUSC”	has the meaning given in standard condition C1 (Interpretation of Section C).

“CUSC Framework Agreement”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

11	Transmission licence standard conditions

“CUSC party”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“CUSC user”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“designated sum”	for the purposes of standard condition C13 (Adjustments to use of system charges (small generators), has the meaning given in that condition.

“Director General of Electricity Supply”	for the purposes of standard condition A4 (Payments to the Authority) only, has the meaning given in that condition.

“disposal”	for the purposes of standard condition B3 (Disposal of relevant assets) only, has the meaning given in that condition.

“Distribution Code”	means any distribution code required to be prepared by a licensed distributor pursuant to standard condition 9 (Distribution Code) of a distribution licence and approved by the Authority and revised from time to time with the approval of the Authority.

“distribution licence”	means a distribution licence granted or treated as granted under section 6(1)(c) of the Act.

“distribution system”	means the system consisting (wholly or mainly) of electric lines owned or operated by an authorised distributor and used for the distribution of electricity from grid supply points or generation sets or other entry points to the points of

12	Transmission licence standard conditions

delivery to customers or authorised electricity operators or any transmission licensee within Great Britain in its capacity as operator of the licensee’s transmission system or the GB transmission system and includes any electrical plant, meters and metering equipment owned or operated by such distributor in connection with the distribution of electricity, but shall not include any part of the GB transmission system.

“effective time”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“electricity licensee”	the holder of a licence granted under the Act

“eligible generator”	for the purposes of standard condition C13 (Adjustments to use of system charges (small generators)), has the meaning given in that condition.

“estimated costs”	for the purposes of standard condition A4 (Payments to the Authority) only, has the meaning given in that condition.

“financial year”	means subject to standard condition B2 (Change of financial year) (where applicable) a period of 12 months beginning on 1st April of each year and ending on 31st March of the following calendar year.

“Fuel Security Code”	means the document of that title designated as such by the Secretary of State as from time to time amended.

13	Transmission licence standard conditions

“GB transmission system”	means the system consisting (wholly or mainly) of high voltage electric lines owned or operated by transmission licensees within Great Britain and used for the transmission of electricity from one generating station to a sub-station or to another generating station or between sub-stations or to or from any interconnector and includes any electrical plant or meters owned or operated by any transmission licensee within Great Britain in connection with the transmission of electricity.

“generation set”	means any plant or apparatus for the production of electricity and shall where appropriate include a generating station comprising more than one generating set.

“Grid Code”	means the grid code required to be drawn up by the system operator pursuant to standard condition C14 (Grid Code), as from time to time revised with the approval of the Authority.

“grid supply point”	means any point at which electricity is delivered from the GB transmission system to any distribution system.

“the handbook”	for the purposes of standard condition B1 (Regulatory accounts) only, has the meaning given in that condition.

“holding company”	has the meaning given to it in standard condition B1 (Regulatory accounts).

“imbalance price”	for the purposes of standard condition C16 (Procurement and use of balancing services) only, has the meaning given in that condition.

14	Transmission licence standard conditions

“indebtedness”	means all liabilities now or hereafter due, owing or incurred, whether actual or contingent, whether solely or jointly with any other person and whether as principal or surety, together with any interest accruing thereon and all costs, charges, penalties and expenses incurred in connection therewith.

“information”	includes any documents, accounts, estimates, returns, records or reports and data in written, verbal or electronic form and information in any form or medium whatsoever (whether or not prepared specifically at the request of the Authority) of any description specified by the Authority.

“interconnection”

means the 275kV and 400kV circuits between and including the associated switchgear at Harker sub-station in Cumbria and the associated switchgear at Strathaven sub-station in Lanarkshire;

the 275kV transmission circuit between and including the associated switchgear at Cockenzie in East Lothian and the associated switchgear at Stella in Tyne and Wear; and

15	Transmission licence standard conditions

the 400kV transmission circuit between and including the associated switchgear at Torness in East Lothian and the associated switchgear at Stella in Tyne and Wear all as existing at the date on which the transmission licence of each existing Scottish licensee comes into force as from time to time maintained, repaired or renewed, together with any alteration, modification or addition (other than maintenance, repair or renewal) which is primarily designed to effect a permanent increase in one or more particular interconnection capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed; and

the 132kV transmission circuit between and including (and directly connecting) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria; and

the 132kV transmission circuit between and including (and connecting, via Junction V) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria

16	Transmission licence standard conditions

all as existing at the date on which the transmission licence of each existing Scottish licensee comes into force and as from time to time maintained, repaired or renewed.

“interconnector(s)”	has the meaning given in standard condition C1 (Interpretation of Section C).

“investment grade issuer credit rating”	means:

(a) an issuer rating of not less than BBB- by Standard & Poor’s Ratings Group or any of its subsidiaries or a corporate rating of not less than Baa3 by Moody’s Investors Service, Inc. or any of its subsidiaries or such higher rating as shall be specified by either of them from time to time as the lowest investment grade credit rating; or

(b) an equivalent rating from any other reputable credit rating agency which, in the opinion of the Authority, notified in writing to the licensee, has comparable standing in the United Kingdom and the United States of America.

“licensed distributor”	means any holder of a distribution licence.

“licensee’s transmission system”	means those parts of the GB transmission system which are owned or operated by a transmission licensee within its transmission area.

17	Transmission licence standard conditions

“participating interest”	has the meaning given by section 260 of the Companies Act 1985 as amended by section 22 of the Companies Act 1989.

“party entry processes”	for the purposes of standard condition B12 (System Operator-Transmission Owner Code) only, has the meaning given in that condition.

“permitted purpose”	means the purpose of any or all of the following:

(a) the transmission business, or any business or activity within the limits of paragraph 4 of standard condition B6 (Restriction on activity and financial ringfencing);

(b) any business or activity to which the Authority has given its consent in writing in accordance with paragraph 3(d) of standard condition B6 (Restriction on activity and financial ringfencing);

(c) without prejudice to the generality of subparagraphs (a) and (b), any payment or transaction lawfully made or undertaken by the licensee for a purpose within subparagraphs (i) to (vii) of standard condition B9, 1(b) (Indebtedness).

“Pooling and Settlement Agreement”	means the agreement of that title approved by the Secretary of State as from time to time amended.

“regulatory accounts”	for the purposes of standard condition B1 (Regulatory accounts) only, has the meaning given in that condition.

18	Transmission licence standard conditions

“related undertaking”	in relation to the licensee means any undertaking in which the licensee has a participating interest.

“relevant agreement”	for the purposes of standard condition C9 (Functions of the Authority) only, has the meaning given in that condition.

“relevant assets”	for the purposes of standard condition B3 (Disposal of relevant assets) only has the meaning given in that condition.

“relevant balancing services”	for the purposes of standard condition C16 (Procurement and use of balancing services) only, has the meaning given in that condition.

“Relevant Consumers’ Committees”	for the purposes of standard condition A4 (Payments to the Authority) only, has the meaning given in that condition.

“relevant proportion”	for the purposes of standard condition A4 (Payments to the Authority) only, has the meaning given in that condition.

“relevant year”	for the purposes of standard condition A4 (Payments to the Authority) only, has the meaning given in that condition.

“relinquishment of operational control”	for the purposes of standard condition B3 (Disposal of relevant assets) only, has the meaning given in that condition.

“Retail Price Index”	means the general index of retail prices published by the Office for National Statistics each month in respect of all items or:

(a) if the index for any month in any year shall not have been published

19	Transmission licence standard conditions

on or before the last day of the third month after such month, such index for such month or months as the Authority may after consultation with the licensee and for the purposes of this condition generally determine to be appropriate in the circumstances; or

(b) if there is a material change in the basis of the index, such other index as the Authority may after consultation with the licensee and for the purposes of this condition generally determine to be appropriate in the circumstances.

“Scottish grid code”	a grid code which a Scottish licensee is obliged to maintain pursuant to standard condition D9 (Licensee’s grid code) of that Scottish licensee’s transmission licence and references in standard condition D3 (Transmission system security standard and quality of service), standard condition D9 (Licensee’s grid code), standard condition D10 (Supplementary grid code condition) and standard condition D13C (Functions of the Authority) to the “licensee’s grid code” shall be construed accordingly.

“Scottish licensee”	the holder of a transmission licence at the date that this condition takes effect in the licensee’s transmission licence but shall not include the system operator.

20	Transmission licence standard conditions

“Secretary of State’s costs”	for the purposes of standard condition A4 (Payments to the Authority) has the meaning given in that condition.

“Section C (system operator standard conditions) Direction”	means a direction issued by the Authority or the Secretary of State, where appropriate, in accordance with standard condition A2 (Application of Section C).

“Section D (transmission owner standard conditions) Direction”	means a direction issued by the Authority in accordance with standard condition A3 (Application of Section D).

“statutory accounts”	means the accounts to be prepared by the licensee under the Companies Act 1985.

“STC”	means the document required to be in place pursuant to standard condition B12 (System Operator – Transmission Owner Code) as from time to time amended in accordance with that condition.

“STC Framework Agreement”	means the agreement of that title, in the form approved by the Secretary of State, by which the STC is made contractually binding between the parties to that agreement, as amended from time to time with the approval of the Secretary of State.

“STC party”	means any person who is a party to the STC Framework Agreement.

“STC procedures”	for the purposes of standard condition B12 (System Operator-Transmission Owner Code) only, has the meaning given in that condition.

“subsidiary”	means a subsidiary within the meanings of sections 736, 736A, 736B of the Companies Act 1985.

21	Transmission licence standard conditions

“system operator”	means the holder for the time being of a transmission licence in relation to which licence the Authority or the Secretary of State, where appropriate, has issued a Section C (system operator standard conditions) Direction and where Section C remains in effect (whether or not subject to any terms included in a Section C (system operator standard conditions) Direction or to any subsequent variation of its terms to which the licensee may be subject).

“TO offer”	means an offer made by a transmission licensee to enter into an agreement with the system operator pursuant to standard condition D4A (Obligations in relation to offers for connection etc) or standard condition D15 (Obligations relating to the preparation of TO offers during the transition period).

“total system”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“transition modification provisions”	for the purposes of each of standard condition B12 (System Operator – Transmission Owner Code), standard condition C3 (Balancing and Settlement Code (BSC)), standard condition C10 (Connection and Use of System Code (CUSC)) and standard condition C14 (Grid Code), has the meaning given in that condition.

22	Transmission licence standard conditions

“transition period”	means the period commencing on the date on which this condition takes effect in the licensee’s transmission licence and ending on the BETTA go-live date.

“transmission area”	means the area specified in special condition AA of the licensee’s transmission licence.

“transmission business”	means the authorised business of the licensee or any affiliate or related undertaking in the planning or development or construction or operation or maintenance of the licensee’s transmission system or the GB transmission system or the provision of transmission services (whether or not pursuant to directions of the Secretary of State made under section 34 or 35 of the Act) or the co-ordination and direction of the flow of electricity onto and over the GB transmission system including the balancing services activity, and any business in providing connections to the GB transmission system, but shall not include:

(i) any business of the licensee or any affiliate or related undertaking in the provision of settlement services in connection with the BSC or the Pooling and Settlement Agreement; or

23	Transmission licence standard conditions

(ii) any other business of the licensee or any affiliate or related undertaking in the provision of services to or on behalf of any one or more persons.

“transmission licence”	means a licence granted or treated as granted under section 6(l) (b) of the Act.

“transmission licensee”	means the holder for the time being of a transmission licence.

“transmission network services”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“transmission owner”	means the holder for the time being of a transmission licence in relation to which licence the Authority has issued a Section D (transmission owner standard conditions) Direction and where Section D remains in effect (whether or not subject to any terms included in a Section D (transmission owner standard conditions) Direction or to any subsequent variation of its terms to which the licensee may be subject).

“transmission services”	means those services which are provided or are to be provided to the system operator by another transmission licensee pursuant to standard condition D2 (Obligation to provide transmission services).

“ultimate controller”	means

(a) a holding company of the licensee which is not itself a subsidiary of another company; and

24	Transmission licence standard conditions

(b)	any person who (whether alone or with a person or persons connected with him) is in a position to control, or to exercise significant influence over, the policy of the licensee or any holding company of the licensee by virtue of:

(i) rights under contractual arrangements to which he is a party or of which he is a beneficiary; or

(ii) rights of ownership (including rights attached to or deriving from securities or rights under a trust) which are held by him or for which he is a beneficiary but excluding any director or employee of a corporate body in his capacity as such

(c)	for the purposes of sub-paragraph (b) a person is connected with another person if they are party to any arrangement regarding the exercise of any such rights as are described in that paragraph; and

(d)	for the purposes of sub-paragraph (b), rights under contractual arrangements shall not include any rights in or arising under the STC Framework Agreement which are exercisable by a transmission licensee over the activities of, or as against, another transmission licensee.

25	Transmission licence standard conditions

“undertaking”	bears the meaning ascribed to that expression by section 259 of the Companies Act 1985.

“use of interconnector”	means use of any interconnector for the transfer of electricity.

“use of system”	means use of the GB transmission system for the transport of electricity by any authorised electricity operator.

“use of system charges”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

“use of system charging methodology”	for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

2.	Any word or expressions used in the Utilities Act 2000, Part I of the Act or the Energy Act 2004 shall, unless the contrary intention appears, have the same meaning when used in the standard conditions.

3.	Except where the context otherwise requires, any reference to a numbered standard condition (with or without a letter) or Schedule is a reference to the standard condition (with or without a letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a letter) is a reference to the paragraph bearing that number in the standard condition or Schedule in which the reference occurs, and reference to a Section is a reference to that Section in these standard conditions.

4.	These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words “it”, “its” and “which” there were substituted the words “he”, “him” “his”, and “whom”, and cognate expressions shall be construed accordingly.

26	Transmission licence standard conditions

5.	Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that standard condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

6.	Any reference in these conditions to

(a)	a provision thereof;

(b)	a provision of the standard conditions of electricity generation licences;

(c)	a provision of the standard conditions of electricity distribution licences;

(d)	a provision of the standard conditions of electricity supply licences,

shall, if these standard conditions or the standard conditions in question come to be modified, be construed so far as the context permits, as a reference to the corresponding provision of these standard conditions or the other standard conditions in question as modified.

7.	In construing the standard conditions, the heading or title of any standard condition or paragraph shall be disregarded.

8.	Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that condition as incorporated in this licence and as incorporated in each other licence under section 6(l)(b) of the Act (whenever granted) which incorporates it.

9.	Where any obligation under, in or pursuant to the licence is required to be performed by a specified date or within a specified period, and where the licensee has failed so to perform by such date or within such period, such obligation shall continue to be binding and enforceable after the specified date or after the expiry of the specified period (but without prejudice to all rights and remedies available against the licensee by reason of the licensee’s failure to perform by that date or within that period).

10.	Anything required by or under these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case -

27	Transmission licence standard conditions

(a)	the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first class post as soon as is reasonably practicable, and

(b)	where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a refutable presumption that what was received duly represented the original instrument.

11.	The definitions referred to in this condition may include some definitions which are not used or not used exclusively in Sections A and B (which Sections are incorporated in all transmission licences). Where:

(a)	any definition is not used in Sections A and B, that definition shall, for the purposes of this licence, be treated:

(i)	as part of the standard condition or conditions (and the Section) in which it is used;

(ii)	as not having effect in the licence until such time as the standard condition in which the definition is used has effect within the licence in pursuance of standard condition A2 (Application of Section C), or standard condition A3 (Application of Section D);

(b)	any definition which is used in Sections A and B and is also used in one or more other Sections:

(i)	shall only be modifiable in accordance with the modification process applicable to each of the standard conditions in which it is used; and

(ii)	if any such standard condition is modified so as to omit that definition, then the reference to that definition in this condition shall automatically cease to have effect.

28	Transmission licence standard conditions

Condition A2. Application of Section C

1.	The standard conditions in Section C (in whole or, as the case may be, in part) shall not have effect in this licence; and the licensee shall not be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) of this licence until the Secretary of State or the Authority has issued to the licensee a direction in accordance with paragraph 2.

2.	(a) The Secretary of State may issue a direction (a “Section C (system operator standard conditions) Direction”) on or before 8 September 2004.

(b)	The Authority may issue a Section C (system operator standard conditions) Direction on or after 9 September 2004.

Where the Secretary of State or the Authority has issued a Section C (system operator standard conditions) Direction to the licensee, the standard conditions in Section C (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.

3.	The Authority may, with the consent of the licensee:

(a)	vary the terms (as set out in the Section C (system operator standard conditions) Direction or elsewhere) under which Section C (or parts thereof) has effect in this licence; or

(b)	provide for Section C (or parts thereof) to cease to have effect in this licence.

4.	The variation or cessation provided for in paragraph 3 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

5.	With effect from the date of cessation referred to in paragraph 4, paragraphs 2 to 4 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter give to the licensee a notice ending the suspension and providing for those paragraphs again to have effect in this licence with effect from the date specified in the notice.

29	Transmission licence standard conditions

Condition A3. Application of Section D

1.	The standard conditions in Section D (in whole or, as the case may be, in part) shall not have effect in this licence; and the licensee shall not be obliged to comply with the requirements of Section D (in whole or, as the case may be, in part) of this licence until the Authority has issued to the licensee a direction in accordance with paragraph 2.

2.	The Authority may issue a direction (a “Section D (transmission owner standard conditions) Direction”). Where the Authority has issued such a direction to the licensee, the standard conditions in Section D (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section D (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.

3.	The Authority may, with the consent of the licensee:

(a)	vary the terms (as set out in the Section D (transmission owner standard conditions) Direction or elsewhere) under which Section D (or parts thereof) has effect in this licence; or

(b)	provide for Section D (or parts thereof) to cease to have effect in this licence.

4.	The variation or cessation provided for in paragraph 3 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

5.	With effect from the date of cessation referred to in paragraph 4, paragraphs 2 to 4 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter give to the licensee a notice ending the suspension and providing for those paragraphs again to have effect in this licence with effect from the date specified in the notice.

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Condition A4. Payments to the Authority

1.	The licensee shall, at the times stated, pay to the Authority such amounts as are determined by or under this condition.

2.	In respect of each relevant year at the beginning of which the licensee holds this licence, the licensee shall pay to the Authority the aggregate of:

(a)	an amount which is the relevant proportion of the estimated costs of the Authority during the year in question;

(b)	an amount which is the relevant proportion of the estimated costs of the Consumer Council during the year in question;

(c)	an amount which is the relevant proportion of the estimated costs incurred in the previous relevant year by the Competition Commission in connection with references made to it with respect to the licence or any other electricity transmission licence;

(d)	an amount which is the relevant proportion of the Secretary of State’s costs during the year in question;

(e)	an amount which is the relevant proportion of the difference (being a positive or negative amount), if any, between:

(aa)	any costs estimated by the Authority or, in the case of sub-paragraph 2(d), the Secretary of State in the previous relevant year under sub-paragraphs 2(a), (b), (c), and (d); and

(bb)	the actual costs of the Authority, the Consumer Council, the Competition Commission (in connection with that reference) and the Secretary of State for the previous relevant year or, in the case of the Competition Commission, for the relevant year prior to the previous relevant year; and

(f)	in respect of the relevant year ending on 31 March 2002, an amount which is the relevant proportion of the actual unrecovered costs of the Director General of Electricity Supply and the Relevant Consumers’ Committees.

3.	The amounts determined in accordance with paragraph 2 shall be paid by the licensee to the Authority in two instalments, with:

(a)	the first instalment being due for payment by 30 June in each year; and

(b)	the second instalment being due for payment by 31 January in each year

31	Transmission licence standard conditions

provided that, in each case, if the Authority has not given notice of the amount of the instalment due at least 30 days before the payment date stated above, the licensee shall pay the amount due within 30 days from the actual giving of notice by the Authority to the licensee (whenever notice is given).

4.	Where the licensee fails to pay the amount determined in accordance with paragraph 2 within 30 days of the due date set out in paragraph 3, it shall pay simple interest on the amount at the rate which is from time to time equivalent to the base rate of NatWest Bank plc or, if there is no such base rate, such base rate as the Authority may designate for the purposes hereof.

5.	In relation to any data or information specified by the Authority in a direction given for the purposes of this condition generally, the licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted to the Authority each year on the date specified by the Authority. Each certificate shall be in the following form:-

“In the opinion of the directors of [the licensee], all data and information provided to the Authority on [date provided to the Authority] for the purposes of enabling the Authority to calculate the licence fee payable by [the licensee] pursuant to standard condition A4 (Payments to the Authority) is accurate.”

6.	In this condition:

“estimated costs”	costs estimated by the Authority as likely to be:

	(a)	the costs of the Authority and the Consumer Council; and

	(b)	the costs incurred by the Competition Commission, such estimate having regard to the views of the Competition Commission.

“relevant proportion”	the proportion of the costs attributable to the licensee in accordance with principles determined by the Authority for the purposes of this condition generally and notified to the licensee.

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“relevant year”	a year beginning on 1 April of each calendar year and ending on 31 March of the following calendar year.

“Secretary of State’s costs”	costs estimated by the Secretary of State as likely to be his costs in relation to:

	(a)	the establishment of the Authority and the Consumer Council; and

	(b)	Schedule 7 to the Utilities Act 2000.

7.	In sub-paragraph 2(f) of this condition:

“Director General of Electricity Supply”	the office previously established under section 1 of the Act;

“Relevant Consumers’ Committees”	the committees previously appointed by the Director General of Electricity Supply under section 2 of that Act;

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SECTION B. GENERAL

Condition B1. Regulatory accounts

1.	The following paragraphs of this condition apply for the purpose of ensuring that the licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable regulatory accounts to be prepared for the consolidated transmission business and showing the financial affairs of the consolidated transmission business.

2.	The licensee shall:

(a)	keep or cause to be kept for the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of the consolidated transmission business so that the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated transmission business are separately identifiable in the accounting records of the licensee (and any affiliate or related undertaking) from those of any other business of the licensee;

(b)	prepare on a consistent basis from such accounting records in respect of:

(i)	each financial year, accounting statements comprising a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, and showing separately in respect of the consolidated transmission business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

(aa)	charged from or to any other business together with a description of the basis of that charge; or

(bb)	determined by apportionment or allocation between the consolidated transmission business and any other business together with a description of the basis of the apportionment or allocation; and

(ii)	the first six months of each financial year, an interim profit and loss account; and

(iii)	each financial year, sufficient accounting information in respect of the consolidated transmission business to allow the preparation of

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consolidated accounting statements of the licensee or, where applicable, the ultimate holding company of the licensee. Such information shall include a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement together with notes thereto.

(c)	procure, in respect of the accounting statements prepared in accordance with this condition in respect of each financial year, a report by the auditors and addressed to the Authority stating whether in their opinion those statements have been properly prepared in accordance with this condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated transmission business to which the statements relate; and

(d)	deliver to the Authority a copy of the account referred to in sub-paragraph (b)(ii), the auditors’ report referred to in sub-paragraph (c), the accounting statements referred to in sub-paragraph (b)(i) and the accounting information referred to in sub-paragraph (b)(iii), as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph (b)(ii) and six months after the end of the financial year to which they relate in the case of the accounting statements, auditors’ report and accounting information referred to in sub-paragraphs (b)(i), (b)(iii) and (c).

3.	Unless the Authority so specifies in directions issued for the purposes of this condition, or with the Authority’s prior written approval, the licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph 2(b)(i) from those applied in respect of the previous financial year.

4.	Where, in relation to the accounting statements in respect of a financial year, the licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the licensee shall, if so directed in directions issued by the Authority, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

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5.	Accounting statements and information in respect of a financial year prepared under sub-paragraph 2(b)(i) and (b)(iii) shall, so far as reasonably practicable and unless otherwise approved by the Authority having regard to the purposes of this condition:

(a)	have the same content and format as the statutory accounts of the licensee prepared under section 226 and, where appropriate, section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including all relevant accounting standards issued or adopted by the Accounting Standards Board currently in force;

(b)	state the accounting policies adopted; and

(c)	with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively, be published with the statutory accounts of the licensee.

6.	Unless the accounting statements and information prepared under sub-paragraph 2(b)(i) and (b)(iii) are prepared on the current cost basis as provided by the alternative accounting rules, the licensee shall, unless otherwise agreed by the Authority, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for the consolidated transmission business covering the same period, which shall comprise and show separately:

(a)	a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, which shall:

(i)	include in respect of current costs assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

(ii)	show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of section C of Part II of Schedule 4 to the Companies Act 1985;

(b)	in respect of the consolidated transmission business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of section C of Part II of Schedule 4 to the Companies Act 1985 and the item

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shown in the profit and loss account of the consolidated transmission business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

(c)	such other current cost information as is referred to in the handbook as the Authority may reasonably require;

and shall deliver the same, together with an auditors’ report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph 2(c), to the Authority within the time limit referred to in sub-paragraph 2(d), and shall (with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively) publish the same with the statutory accounts of the licensee.

7.	References in this condition to costs or liabilities of, or reasonably attributable to, the consolidated transmission business shall be construed as excluding taxation and capital liabilities which do not relate principally to the consolidated transmission business, and interest thereon; and references to any profit and loss account shall be construed accordingly.

8.	Without prejudice to paragraph 5 of the terms of this licence, references in this condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of grant of this licence shall be construed as if such provisions were in force at such date.

9.	For the purposes of paragraph 6:

“alternative accounting rules”	means the rules set out in section C of Part II of Schedule 4 to the Companies Act 1985.

“current cost assets”	means assets of any description mentioned in paragraph 31 of section C of Part II of Schedule 4 to the Companies Act 1985.

“the handbook”	means the handbook issued by the Accounting Standards Committee of the Consultative Committee of Accounting Bodies (CCAB

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Limited) or any successor body entitled “Accounting for the effects of changing prices: a Handbook” in its current edition for the time being or in the event that no such handbook shall be in issue such guidance or publication as may be issued in replacement or substitution therefor.

10.	For the purposes of this condition:

“consolidated transmission business”	means the consolidation, for regulatory accounting purposes, of the businesses referred to in the definition of “transmission business” as defined in standard condition A1 (Definitions and interpretation).

“holding company”	means a holding company within the meaning of sections 736, 736A and 736B of the Companies Act 1985.

“regulatory accounts”	means the accounts required to be prepared by the licensee pursuant to this condition.

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Condition B2. Change of financial year

1.	The definition of “financial year” in standard condition A1 (Definitions and interpretation) shall, for the purpose only of the statutory accounts of the licensee, cease to apply to the licensee from the date the licensee sends a notice to the Authority for that purpose.

2.	Such notice:

(a)	shall specify the date from which, for the purpose set out at paragraph l, the current and subsequent financial years of the licensee shall run; and

(b)	shall continue in effect until revoked by the licensee issuing a further notice.

3.	While the notice continues in effect the licensee shall procure the preparation of and shall deliver to the Authority audited group accounts for its group of companies for each financial year.

4.	Audited group accounts produced in accordance with paragraph 3:

(a)	shall comprise consolidated group accounts in respect of the group of companies;

(b)	shall, save insofar as is necessary to reflect a different financial year, have the same form and content as the statutory accounts of the licensee;

(c)	shall be accompanied by a report by the auditors and addressed to the Authority stating whether in their opinion the audited group accounts have been properly prepared in accordance with this condition and give a true and fair view of the state of affairs of the group of companies and of its profits or losses, total recognised gains or losses and cash flows during the financial year;

(d)	may, with the prior written consent of the Authority, omit or provide in a different form, specified in the consent, such information as may be specified in the consent; and

(e)	shall clearly disclose any differences between the accounting policies underlying the preparation of the statutory accounts of the licensee and the accounting policies underlying the preparation of the audited group accounts.

5.	The licensee may, for the purpose only of its statutory accounts, change its financial year from that previously notified by sending to the Authority a new notice pursuant to paragraph 1. Where the licensee sends the Authority a new notice the previous notice shall be revoked, as provided by sub-paragraph 2(b). The licensee’s financial year-end will change with effect from the date specified in the new notice. The new notice shall specify the licensee’s new financial year-end.

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6.	No provisions of this condition shall apply to the financial year of the licensee as defined in standard condition A1 (Definitions and interpretation) for the purpose of accounts produced in compliance with standard condition B1 (Regulatory accounts). No provisions of this condition shall affect the licensee’s obligations in respect of payment of licence fees under standard condition A4 (Payments to the Authority).

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Condition B3. Disposal of relevant assets

1.	The licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this condition.

2.	Save as provided in paragraph 3, the licensee shall give to the Authority not less than two months’ prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Authority may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3.	Notwithstanding paragraphs 1 and 2, the licensee may dispose of or relinquish operational control over any relevant asset-

(a)	where:

(i)	the Authority has issued directions for the purposes of this condition containing a general consent (whether or not subject to conditions) to:

(aa)	transactions of a specified description; or

(bb)	the disposal of or relinquishment of operational control over relevant assets of a specified description; and

(ii)	the transaction or the relevant assets are of a description to which such directions apply and the disposal or relinquishment is in accordance with any conditions to which the consent is subject; or

(b)	where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation or where the relinquishment of operational control in question is to another transmission licensee and is required by or under standard condition B12 (System Operator – Transmission Owner Code).

4.	Notwithstanding paragraph 1, the licensee may dispose of or relinquish operational control over any relevant asset as is specified in any notice given under paragraph 2 in circumstances where:

(a)	the Authority confirms in writing that it consents to such disposal or relinquishment (which consent may be made subject to acceptance by the licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished to of such conditions as the Authority may specify); or

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(b)	the Authority does not inform the licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5.	In this condition:

“disposal” includes -	(a)	in relation to disposal of a relevant asset situated in England and Wales any sale, gift, exchange, assignment, lease, licence, loan, mortgage, charge or grant of any other encumbrance or the permitting of any encumbrance to subsist or any other disposition;

	(b)	in relation to disposal of a relevant asset situated in Scotland, the grant of any disposition, conveyance, contract of excambion, any lease, assignation, licence, the grant of any right of possession, loan, standard security, floating charge to a third party or the grant of any servitude right, wayleave or any other transaction or event which is capable under any enactment or rule of law of affecting the title to a registered interest in land;

and “dispose” and cognate expressions shall be construed accordingly.

“relevant asset”	means any asset for the time being forming part of the GB transmission system or of any interconnector owned or operated by the licensee, any control centre for use in conjunction therewith and any legal or

42	Transmission licence standard conditions

beneficial interest in (or right, title or interest in) land upon which any of the foregoing is situate (which for the purposes of property located in Scotland means any estate, interest, servitude or other heritable or leasehold right in or over land including any leasehold interests or other rights to occupy or use and any contractual or personal rights in favour of the licensee relating to the occupation, use or acquisition of such property).

“relinquishment of operational control”	includes, without limitation, entering into any agreement or arrangement whereby operational control of a relevant asset or relevant assets is not or ceases to be under the sole management of the licensee.

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Condition B4. Provision of information to the Authority

1.	Subject to paragraphs 5 and 7, the licensee shall furnish to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports, as the Authority may reasonably require or as may be necessary for the purpose of performing:

(a)	the functions conferred on the Authority by or under the Act and the Energy Act 2004; and

(b)	any functions transferred to or conferred on it by or under the Utilities Act 2000.

2.	The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in a form specified by the Authority that the ultimate controller (“the information covenantor”) will give to the licensee, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the information covenantor (other than the licensee and the licensee’s subsidiaries) will give to the licensee, all such information as may be necessary to enable the licensee to comply fully with the obligation imposed on it in paragraph 1. Such undertaking shall be obtained within 7 days of such corporate body or other person in question becoming an ultimate controller of the licensee and shall remain in force for so long as the licensee remains the holder of this licence and the information covenantor remains an ultimate controller of the licensee.

3.	The licensee shall deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with the obligation to procure undertakings pursuant to paragraph 2, and shall comply with any direction from the Authority to enforce any undertaking so procured.

4.	The licensee shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or, where the ultimate controller is a corporate body, any of the subsidiaries of such a corporate ultimate controller (other than the subsidiaries of the licensee) at a time when:

(a)	an undertaking complying with paragraph 2 is not in place in relation to that ultimate controller; or

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(b)	there is an unremedied breach of such undertaking; or

(c)	the licensee is in breach of the terms of any direction issued by the Authority under paragraph 3 of this condition.

5.	The licensee shall not be required by the Authority to furnish it under this condition with information for the purpose of the exercise of its functions under section 47 of the Act.

6.	The licensee shall, if so requested by the Authority, give reasoned comments on the accuracy and text of any information or advice (so far as relating to its activities as the transmission licensee) which the Authority proposes to publish pursuant to section 48 of the Act.

7.	This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before a court.

8.	The power of the Authority to call for information under this condition is in addition to the power of the Authority to call for information under or pursuant to any other condition. There shall be a presumption that the provision of information in accordance with any other condition is sufficient for the purposes of that condition, but that presumption shall be rebutted, if the Authority states in writing that in its opinion such further information is, or is likely to be, necessary to enable it to exercise functions under the condition in question.

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Condition B5. Prohibition of cross-subsidies

1.	The licensee shall procure that the transmission business shall not give any cross-subsidy to, or receive any cross-subsidy from, any other business of the licensee or of an affiliate or related undertaking of the licensee.

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Condition B6. Restriction on activity and financial ringfencing

1.	Save as provided by paragraphs 3 and 4, the licensee shall not conduct any business or carry out any activity other than the transmission business.

2.	The licensee shall not without the prior written consent of the Authority hold or acquire shares or other investments of any kind except:

(a)	shares or other investments in a body corporate the sole activity of which is to carry on business for a permitted purpose; or

(b)	shares or other investments in a body corporate which is a subsidiary of the licensee and is incorporated by it solely for the purpose of raising finance for the transmission business; or

(c)	investments acquired in the usual and ordinary course of the licensee’s treasury management operations, subject to the licensee maintaining in force, in relation to those operations, a system of internal controls which complies with best corporate governance practice as required (or in the absence of any such requirement recommended) from time to time for listed companies in the United Kingdom.

3.	Subject to the provisions of paragraph 2, nothing in this condition shall prevent:

(a)	any affiliate in which the licensee does not hold shares or other investments from conducting any business or carrying on any activity;

(b)	the licensee from holding shares as, or performing the supervisory or management functions of, an investor in respect of any body corporate in which it holds an interest consistent with the provisions of this licence;

(c)	the licensee from performing the supervisory or management functions of a holding company in respect of any subsidiary; or

(d)	the licensee from carrying on any business or conducting any activity to which the Authority has given its consent in writing.

4.	Nothing in this condition shall prevent the licensee or an affiliate or related undertaking in which the licensee holds shares or other investments (a “relevant associate”) conducting de-minimis business as defined in this paragraph so long as the limitations specified in this paragraph are complied with:

(a)	For the purpose of this paragraph “de-minimis business” means any business or activity carried on by the licensee or relevant associates other than:

(i)	the transmission business; and

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(ii)	any other business activity to which the Authority has given its consent in writing under paragraph 3(d).

(b)	The licensee or a relevant associate may carry on de-minimis business provided that the relevant associate carries on no other business except the activities of the transmission business and business activities authorised by the Authority under paragraph 3(d) and neither of the following limitations is exceeded, namely:

(i)	the aggregate turnover of all the de-minimis business carried on by the licensee and all its relevant associates does not in any period of twelve months commencing on 1 April of any year exceed 2½% of the aggregate turnover of the transmission business as shown by the most recent audited accounting statements of the licensee produced under paragraphs 2(b)(i) and (c) of standard condition B1 (Regulatory accounts); and

(ii)	the aggregate amount (determined in accordance with subparagraph (d) below) of all investments made by the licensee and all its relevant associates in their de-minimis business or de-minimis businesses does not at any time after the date this condition comes into effect in the licensee’s transmission licence exceed 2½% of the sum of share capital in issue, share premium and consolidated reserves of the licensee as shown by its most recent audited historical cost financial statements then available.

(c)	For the purpose of subparagraph (b) of this paragraph, “investment” means any form of financial support or assistance given by or on behalf of the licensee or a relevant associate for the de-minimis business whether on a temporary or permanent basis including (without limiting the generality of the foregoing) any commitment to provide any such support or assistance in the future.

(d)	At any relevant time, the amount of an investment shall be the sum of:

(i)	the value at which such investment was included in the audited historical cost balance sheet of the licensee or a relevant associate as at its latest accounting reference date to have occurred prior to the date this condition comes into effect in the licensee’s transmission licence (or, where the investment was not so included, zero);

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(ii)	the aggregate gross amount of all expenditure (whether of a capital or revenue nature) howsoever incurred by the licensee or a relevant associate in respect of such investment in all completed accounting reference periods since such accounting reference date;

(iii)	all commitments and liabilities (whether actual or contingent) of the licensee or a relevant associate relating to such investments outstanding at the end of the most recently completed accounting reference period.

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Condition B7. Availability of resources

1.	The licensee shall at all times act in a manner calculated to secure that it has available to it all such resources, including (without limitation) management and financial resources, personnel, fixed and moveable assets, rights, licences, consents and facilities on such terms and with all such rights as shall ensure that it is at all times able

(a)	to properly and efficiently carry on the transmission business; and

(b)	to comply in all respects with its obligations under this licence and such obligations under the Act as apply to the transmission business including, without limitation, its duty to develop and maintain an efficient, co-ordinated and economical system of electricity transmission.

2.	The licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted in June of each year. Each certificate shall be in one of the following forms:

(a)	“After making enquiries, the directors of the licensee have a reasonable expectation that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the transmission business for a period of 12 months from the date of this certificate.”

(b)	“After making enquiries, the directors of the licensee have a reasonable expectation, subject to what is said below, that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the transmission business for a period of twelve months from that date of this certificate. However, they would like to draw attention to the following factors which may cast doubt on the ability of the licensee to carry on the transmission business.”

(c)	“In the opinion of the directors of the licensee, the licensee will not have available to it sufficient financial resources and financial facilities to enable the licensee to carry on the transmission business for a period of 12 months from the date of this certificate.”

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3.	The licensee shall submit to the Authority with that certificate a statement of the main factors which the directors of the licensee have taken into account in giving that certificate.

4.	The licensee shall inform the Authority in writing immediately if the directors of the licensee become aware of any circumstance which causes them no longer to have the reasonable expectation expressed in the then most recent certificate given under paragraph 2.

5.	The licensee shall use its best endeavours to obtain and submit to the Authority with each certificate provided for in paragraph 2 a report prepared by its auditors and addressed to the Authority stating whether or not the auditors are aware of any inconsistencies between, on the one hand, that certificate and the statement submitted with it and, on the other hand, any information which they obtained during their audit work.

6.	The directors of the licensee shall not declare or recommend a dividend, nor shall the licensee make any other form of distribution within the meaning of section 263 of the Companies Act 1985, unless prior to the declaration, recommendation or making of the distribution (as the case may be) the licensee shall have issued to the Authority a certificate complying with the following requirements of this paragraph.

(a)	The certificate shall be in the following form:

“After making enquiries, the directors of the licensee are satisfied:

(i)	that the licensee is in compliance in all material respects with all obligations imposed on it by standard condition B4 (Provision of information to the Authority), standard condition B6 (Restriction on activity and financial ringfencing), standard condition B7 (Availability of resources), standard condition B8 (Undertaking from ultimate controller), standard condition B10 (Credit rating) and paragraph 1 of standard condition B9 (Indebtedness) of the licence; and

(ii)	that the making of a distribution of [ ] on [ ] will not, either alone or when taken together with other circumstances reasonably foreseeable at the date of this certificate, cause the licensee to be in breach to a material extent of any of these obligations in the future.”

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(b)	The certificate shall be signed by a director of the licensee and approved by a resolution of the board of directors of the licensee passed not more than 14 days before the date on which the declaration, recommendation or payment will be made.

(c)	Where the certificate has been issued in respect of the declaration or recommendation of a dividend, the licensee shall be under no obligation to issue a further certificate prior to payment of that dividend provided such payment is made within six months of that certificate.

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Condition B8. Undertaking from ultimate controller

1.	The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in the form specified by the Authority that that ultimate controller (“the covenantor”) will refrain from any action, and will procure that any person (including, without limitation, a corporate body) which is subsidiary of, or is controlled, by, the covenantor (other than the licensee and its subsidiaries) will refrain from any action which would then be likely to cause the licensee to breach any of its obligations under the Act or this licence. Such undertaking shall be obtained within 7 days of the company or other person in question becoming an ultimate controller and shall remain in force for as long as the licensee remains the holder of this licence and the covenantor remains an ultimate controller of the licensee.

2.	The licensee shall:

(a)	deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with its obligation to procure undertakings pursuant to paragraph 1;

(b)	inform the Authority immediately in writing if the directors of the licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached; and

(c)	comply with any direction from the Authority to enforce any such undertaking;

and shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or of any of the subsidiaries of any such corporate ultimate controller (other than the subsidiaries of the licensee) at a time when,

(i)	an undertaking complying with paragraph 1 is not in place in relation to that ultimate controller, or

(ii)	there is an unremedied breach of such undertaking; or

(iii)	the licensee is in breach of the terms of any direction issued by the Authority under sub-paragraph (c).

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Condition B9. Indebtedness

1.	In addition to the requirements of standard condition B3 (Disposal of relevant assets), the licensee shall not without the prior written consent of the Authority (following the disclosure by the licensee of all material facts):

(a)	create or continue or permit to remain in effect any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or enter into any guarantee or any obligation otherwise than:

(i)	on an arm’s length basis;

(ii)	on normal commercial terms;

(iii)	for a permitted purpose; and

(iv)	(if the transaction is within the ambit of standard condition B3 (Disposal of relevant assets)) in accordance with that condition.

(b)	transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the licensee otherwise than by way of:

(i)	a dividend or other distribution out of distributable reserves;

(ii)	repayment of capital;

(iii)	payment properly due for any goods, services or assets provided on an arm’s length basis and on normal commercial terms;

(iv)	a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm’s length basis, on normal commercial terms and made in compliance with the payment condition;

(v)	repayment of or payment of interest on a loan not prohibited by subparagraph (a);

(vi)	payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received; or

(vii)	an acquisition of shares or other investments in conformity with paragraph 2 of standard condition B6 (Restriction on activity and financial ringfencing) made on an arm’s length basis and on normal commercial terms.

(c)	enter into an agreement or incur a commitment incorporating a cross-default obligation.

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(d)	continue or permit to remain in effect any agreement or commitment incorporating a cross-default obligation subsisting on the date this condition comes into effect in the licensee’s transmission licence save that the licensee may permit any cross-default obligation in existence at that date to remain in effect for a period not exceeding twelve months from that date, provided that the cross-default obligation is solely referable to an instrument relating to the provision of a loan or other financial facilities granted prior to that date and the terms on which those facilities have been made available as subsisting on that date are not varied or otherwise made more onerous.

(e)	the provisions of paragraph 1 (c) and (d) shall not prevent the licensee from giving any guarantee permitted by and compliant with the requirements of paragraph 1 (a).

(f)	the payment condition referred to in subparagraph 1 (b) (iv) is that the consideration due in respect of the transaction in question is paid in full when the transaction is entered into unless either:

(i)	the counter-party to the transaction has and maintains until payment is made in full an investment grade issuer credit rating, or

(ii)	the obligations of the counter-party to the transaction are fully and unconditionally guaranteed throughout the period during which any part of the consideration remains outstanding by a guarantor which has and maintains an investment grade issuer credit rating.

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Condition B10. Credit rating

1.	The licensee shall use all reasonable endeavours to ensure that the licensee maintains at all times an investment grade issuer credit rating.

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Condition B11. Security arrangements

1.	The licensee shall

(a)	in respect of its participation in transmission in England and Wales comply with the provisions of the Fuel Security Code and such provisions shall have effect as if they were set out in this licence; and

(b)	in respect of its participation in transmission in Scotland and if so directed in directions issued by the Authority for the purposes of this condition, not later than such date as may be specified in such directions, enter into an agreement designated by the Secretary of State for the purposes of this condition relating to compliance with directions issued by the Secretary of State under section 34 and/or section 35 of the Act.

2.	The licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to paragraph 1(b) above.

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Condition B12. System Operator – Transmission Owner Code

1.	The licensee shall, in common with those other transmission licensees to which this condition applies, at all times have in force a STC, being a document which:

(a)	sets out terms as between transmission licensees whereby the GB transmission system and each licensee’s transmission system forming part thereof is to be planned, developed or operated and transmission services are to be provided together with any associated arrangements;

(b)	is designed to facilitate achievement of the objectives set out in paragraph 3;

(c)	includes the amendment procedures required by paragraph 6; and

(d)	provides for mechanisms for the resolution of any disputes arising in relation to any of the matters addressed in the STC.

The licensee shall be taken to comply with this paragraph by:

(i)	adopting (through entry into the STC Framework Agreement), as the STC in force with effect from the date this condition comes into effect, the document designated by the Secretary of State for the purposes of this condition; and

(ii)	amending such document from time to time in accordance with the transition modification provisions and the provisions of paragraphs 6 and 7 below.

2.	For the purposes of this condition, the terms and arrangements referred to in paragraph 1(a) whereby the GB transmission system and each licensee’s transmission system forming part thereof are to be planned, developed or operated and transmission services are to be provided are those which:

(a)	are requisite for the enjoyment and discharge of the rights and obligations of transmission licensees arising under their licences and such other code or document as may be specified from time to time by the Authority including, but not limited to, rights and obligations which may arise under each of the core industry documents, the BSC and the CUSC; and

(b)	provide for matters which include:

-	the provision of transmission services,

-	the operation, including the configuration, of the GB transmission system,

-	the co-ordination of the planning of licensees’ transmission systems,

-	the progression of matters necessary to respond to applications for new connections (or modifications of existing connections),

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-	planning for, and co-ordination of, transmission outages,

-	procedures for developing, agreeing and implementing party entry processes,

-	the resolution of disputes,

-	the exchange of information between transmission licensees, which information they are free to disclose and relates to the discharge of their duties under the Act, transmission licences and other relevant statutory obligations,

-	procedures to enable the system operator to produce information about the GB transmission system in accordance with standard condition C11 (Production of information about the GB transmission system), and

-	procedures established in pursuance of paragraph 6.

Nothing in this condition shall preclude the licensee entering into other terms and arrangements connected with these terms and arrangements, outside of the STC, where such other arrangements are not inconsistent or in conflict with this licence or the STC or other relevant statutory requirements.

3.	The objectives of the STC referred to in sub-paragraph 1(b) are the:

(a)	efficient discharge of the obligations imposed upon transmission licensees by transmission licences and the Act;

(b)	development, maintenance and operation of an efficient, economical and co-ordinated system of electricity transmission;

(c)	facilitating effective competition in the generation and supply of electricity, and (so far as consistent therewith) facilitating such competition in the distribution of electricity;

(d)	protection of the security and quality of supply and safe operation of the GB transmission system insofar as it relates to interactions between transmission licensees; and

(e)	promotion of good industry practice and efficiency in the implementation and administration of the arrangements described in the STC.

4.	The STC shall provide for:

(a)	there to be referred to the Authority for determination such matters arising under the STC as may be specified in the STC; and

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(b)	a copy of the STC or any part(s) thereof (which excludes any confidential information contained in the STC, as provided in that document) to be provided to any person requesting the same upon payment of an amount not exceeding the reasonable costs of making and providing such copy.

5.	The provisions of paragraphs 1, 2, 4 and 10 shall not limit the matters which may be provided for in the STC.

6.	The STC shall include procedures for its own amendment (including procedures for the amendment of the amendment procedures themselves), so as better to facilitate achievement of the applicable STC objectives, which procedures shall provide:

(a)	for proposals for amendment of the STC to be made by any of the STC parties or such other persons or bodies as the STC may provide;

(b)	where such a proposal is made:

(i)	for bringing the proposal to the attention of the STC parties and such other persons as may properly be considered to have an appropriate interest in it;

(ii)	for proper consideration of any representations on the proposal itself or on the likely effect of the proposal on the core industry documents;

(iii)	for the preparation by each transmission licensee of an assessment of the likely impact of the proposal on that licensee’s transmission system and its other systems, provided that, so far as any such assessment requires information which is not generally available concerning that licensee or that licensee’s transmission system, such assessment shall be made on the basis of that licensee’s proper assessment (which that licensee shall make available for these purposes) of the impact of the proposal on that licensee’s transmission system;

(iv)	for properly evaluating whether the proposed amendment would better facilitate achieving the applicable STC objectives, provided that so far as any such evaluation by the licensee requires information which is not generally available concerning another licensee or another licensee’s transmission system or the GB transmission system, such evaluation shall be made on the basis of the licensee’s proper assessment (which the licensee shall make available for these purposes) of the effect of the proposed amendment on the matters referred to in paragraph 3;

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(v)	for development of any alternative amendment which may, as compared with the proposed amendment, better facilitate achieving the applicable STC objectives;

(vi)	for the preparation of a report by the STC parties which includes the following:

-	the proposed amendment and any alternative;

-	an evaluation of the proposed amendment and any alternative;

-	an assessment of the extent to which the proposed amendment or any alternative would better facilitate achieving the applicable STC objectives;

-	an assessment of the likely impact on each transmission licensee’s transmission system and any other systems of that licensee and, to the extent practicable, on other licensees’ transmission systems and any other systems of each other transmission licensee and on the GB transmission system, of the proposed amendment;

-	an assessment of the impact of the amendment on the core industry documents and the changes expected to be required to such documents as a consequence of the amendment;

-	to the extent practicable, the inclusion in the report of a recommendation or recommendations being the combined views of the STC parties concerning the amendment and any alternative and, where a combined view is not practicable, setting out the views of each STC party;

-	a timetable for implementation of the amendment and any alternative, including the date with effect from which such amendment (if made) is to take effect; and

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(vii)	for the submission of the report to the Authority as soon after the proposal is made as is appropriate (taking into account the complexity, importance and urgency of the amendment) for the proper execution and completion of the steps in sub-paragraphs (i) to (vi);

(c)	for the timetable (referred to in sub-paragraph (b)(vi)) for implementation of any amendment to be such as will enable the amendment to take effect as soon as practicable after the Authority has directed such amendment to be made, account being taken of the complexity, importance and urgency of the amendment, and for that timetable to be extended with the consent of or as required by the Authority after those persons likely to be affected by the revision of the timetable have been consulted; and

(d)	for separate processes for the amendment of STC procedures and the schedule listing the STC procedures in force from time to time and which otherwise forms a part of the STC to those for the amendment of other parts of the STC set out in sub-paragraphs (a) to (c) above and paragraph 7.

7. (a)	If a report has been submitted to the Authority pursuant to procedures described in paragraph 6(b)(vii), and the Authority is of the opinion that an amendment set out in such report would, as compared with the then existing provisions of the STC and any alternative amendments set out in such report, better facilitate achieving the applicable STC objectives, the Authority may direct the system operator to make that amendment on behalf of the STC parties and the system operator shall provide a copy of the direction to all other STC parties.

(b)	The system operator, on behalf of the STC parties, shall only amend the STC:

(i)	in order to comply with any direction of the Authority pursuant to sub-paragraph (a); or

(ii)	with the consent of the Authority,

and it shall not have the power to amend the STC in any other circumstance; and the system operator shall furnish the Authority with a copy of any amendment made.

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(c)	Only the system operator shall have the power to amend the STC.

(d)	The system operator shall ensure that a copy of any direction of the Authority pursuant to sub-paragraph (a) is made available to each STC party, including by way of publication.

(e)	The system operator shall ensure that the other STC parties are furnished with a copy of any amendment so made.

8.	The system operator shall prepare and publish a summary of the STC as amended or changed from time to time in such form and manner as the Authority may from time to time direct.

9.	The licensee shall be a party to the STC Framework Agreement and shall comply with the STC.

10.	The STC Framework Agreement shall contain provisions:

(a)	for admitting as an additional party to the STC Framework Agreement any person who accepts the terms and fulfils the conditions (each as specified in the STC) on which accession to the STC Framework Agreement is offered; and

(b)	for referring for determination by the Authority any dispute which shall arise as to whether a person seeking to be admitted as a party to the STC Framework Agreement has fulfilled any accession conditions; and if the Authority determines that the person seeking accession has fulfilled all relevant accession conditions, for admitting such person to be a party to the STC Framework Agreement.

11.	The licensee shall, in conjunction with the other STC parties, take all reasonable steps to secure and implement (consistently with the procedures applicable under or in relation to such documents), and shall not take any steps to prevent or unduly delay, changes to the core industry documents (other than the Grid Code) to which it is a party (or in relation to which it holds rights in respect of amendment), such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any amendment which has been made to the STC.

12.	The licensee shall, in conjunction with the other STC parties, take all reasonable steps to secure and implement (consistently with the procedures for amendment set out in the STC and in this condition), and shall not take any steps to prevent or unduly delay, changes to the STC which are appropriate in order to give full and timely effect to or in consequence of any change which has been made to the core industry documents (other than the Grid Code).

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13.	For the avoidance of doubt, paragraphs 11 and 12 are without prejudice to any rights of approval, veto or direction in respect of proposed changes to the documents referred to in those paragraphs, which the Authority may have.

14.	The licensee shall comply with any direction to the licensee made pursuant to this condition.

15.	The Authority may (following consultation with all affected STC parties) issue directions relieving the licensee of its obligations to implement or comply with the STC in respect of such parts of the licensee’s transmission system or the GB transmission system or to such extent as may be specified in the direction.

16.	In this condition:

“applicable STC objectives”	means:

(a) in relation to a proposed amendment of the amendment procedures, the requirements of paragraph 6 (to the extent that they do not conflict with the objectives set out in paragraph 3); and

(b) in relation to any other proposed amendment, the objectives set out in paragraph 3.

“party entry processes”	means the procedures, processes and steps to be followed by a party following accession to the STC Framework Agreement.

“STC procedures”	means the processes and procedures from time to time listed in the STC that the parties to such processes and procedures consider and agree are appropriate to support their compliance with the rest of the STC.

“transition modification provisions”	means the provisions of this condition which apply or applied during the transition period and which enable or enabled the Authority (whether with or without the consent of the Secretary of State) to direct the licensee to modify the STC in certain circumstances.

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Condition B13. BETTA implementation

1.	The objective of this licence condition is to require the licensee to take certain steps and do certain things which are within its power and which are or may be necessary or expedient for the purposes of implementing BETTA on and from the BETTA go-live date.

2.	Without prejudice to paragraph 1, the licensee shall take such steps and do such things as are within its power and as are or may be necessary or expedient in order to give full and timely effect:

(a)	to the modifications to this licence made by the Secretary of State pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) and which have effect in this licence;

(b)	to the extent that the licensee is obliged to comply with the same by virtue of being a party to such code or otherwise and to the extent that such changes have full effect in such code, to the modifications or amendments to:

(i)	the BSC, CUSC and the Grid Code which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence; and

(ii)	the STC, BSC, CUSC, Grid Code or any Scottish grid code which are directed by the Authority pursuant to the provisions of paragraph 7 of standard condition B12 (System Operator – Transmission Owner Code) which applied during the transition period, paragraph 6 of standard condition C3 (Balancing and Settlement Code (BSC)) which applied during the transition period, paragraph 8 of standard condition C10 (Connection and Use of System Code (CUSC)) which applied during the transition period, paragraph 7 of standard condition C14 (Grid Code) which applied during the transition period and paragraph 6 of standard condition D9 (Licensee’s grid code) which applied during the transition period respectively; and

(c)	to the provisions of the STC, which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under

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Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence,

and shall, in each case, take such reasonable steps and do such things as are reasonable and, in each case, as are within its power and as are or may be necessary or expedient to give full and timely effect to the matters envisaged by such modifications or amendments or the STC, as appropriate.

3.	Without prejudice to paragraph 1, the licensee shall take all reasonable steps and do such things as are reasonable and, in each case, as are within its power and as are or may be necessary in order to give full and timely effect to:

(a)	the modifications to this licence which either the Secretary of State has notified to the licensee are to be made to this licence pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or which the licensee otherwise knows (or reasonably anticipates) are to be made to this licence, but which, at the relevant time, do not have effect in this licence; and

(b) the modifications or amendments:

(i)	to the BSC, CUSC and the Grid Code which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence; and

(ii)	to the STC, BSC, CUSC, Grid Code or any Scottish grid code which are directed by the Authority pursuant to the provisions of paragraph 7 of standard condition B12 (System Operator – Transmission Owner Code) which applied during the transition period, paragraph 6 of standard condition C3 (Balancing and Settlement Code (BSC)) which applied during the transition period, paragraph 8 of standard condition C10 (Connection and Use of System Code (CUSC)) which applied during the transition period, paragraph 7 of standard condition C14 (Grid Code) which applied during the transition period and paragraph 6 of standard condition D9 (Licensee’s grid code) which applied during the transition period respectively,

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but which, in either case, do not, at the relevant time, have full effect in the relevant code and shall, in each case, take such reasonable steps and do such things as are reasonable and, in each case, as are within its power and as are or may be necessary or expedient to give full and timely effect to the matters envisaged by such modifications or amendments.

4.	Without prejudice to the other provisions of this condition, the licensee shall:

(a)	cooperate with other electricity licensees and such other persons as the Authority may determine for these purposes and take such steps and do such things as are reasonable and within its power and as are or may be necessary or expedient to enable such electricity licensees to comply with their licence obligations to give full and timely effect to:

(i)	the modifications made or to be made to their licence by the Secretary of State pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission);

(ii)	the modifications or amendments to the BSC, CUSC and the Grid Code designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence;

(iii)	the modifications or amendments to the STC, BSC, CUSC, Grid Code or any Scottish grid code which are directed by the Authority pursuant to the provisions of paragraph 7 of standard condition B12 (System Operator – Transmission Owner Code) which applied during the transition period, paragraph 6 of standard condition C3 (Balancing and Settlement Code (BSC)) which applied during the transition period, paragraph 8 of standard condition C10 (Connection and Use of System Code (CUSC)) which applied during the transition period, paragraph 7 of standard condition C14 (Grid Code) which applied during the transition period and paragraph 6 of standard condition D9 (Licensee’s grid code) which applied during the transition period respectively; and

(iv)	where that other licensee is a transmission licensee, the provisions of the STC, and the matters envisaged by such modifications and the provisions of the STC, as appropriate, and

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(b)	if the licensee becomes aware of any conflict between its compliance with the provisions of this condition and its compliance with any other condition of this licence or any Code, document or agreement to which the licensee is obliged to be or become a party pursuant to this licence, the licensee shall forthwith give written notice of such conflict to the Authority and shall comply with any direction of the Authority in relation to the same (which direction may only be made following such consultation with the licensee (and such other persons as the Authority deems appropriate) in such manner as the Authority deems appropriate).

5.	The licensee shall provide to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports as the Authority may require or deem necessary or appropriate to enable the Authority to monitor the licensee’s compliance with the requirements of this condition.

6.	For the purposes of paragraph 2(b) and paragraph 3 above, a modification or amendment shall have full effect in a code where that modification or amendment, as appropriate, has been implemented and is effective in that code and is not prevented from having effect or being implemented in that code, at the relevant time, by another provision of that code.

7.	This condition shall cease to have effect on 1 April 2006 or such earlier date as the Authority may specify in a direction given for the purposes of this condition generally.

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Condition B14. BETTA run-off arrangements scheme

1.	The licensee shall, to the extent applicable to it, comply with the BETTA run-off arrangements scheme (“the scheme”) established and as modified from time to time in accordance with this condition.

2.	For the purposes of this condition, the objective of the scheme shall be the running-off of the non-GB trading and transmission arrangements to the extent that the Authority considers it necessary or expedient to do so to ensure that those arrangements do not prevent or in any way hinder the successful and effective implementation of:

(a)	the modifications to this licence and each other licence made or to be made by the Secretary of State pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission);

(b)	the modifications or amendments to:

(i)	the BSC, CUSC and the Grid Code which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence; and

(ii)	the STC, BSC, CUSC, Grid Code or any Scottish grid code which are directed by the Authority pursuant to the provisions of paragraph 7 of standard condition B12 (System Operator – Transmission Owner Code) which applied during the transition period, paragraph 6 of standard condition C3 (Balancing and Settlement Code (BSC)) which applied during the transition period, paragraph 8 of standard condition C10 (Connection and Use of System Code (CUSC)) which applied during the transition period, paragraph 8 of standard condition C14 (Grid Code) which applied during the transition period and paragraph 6 of standard condition D9 (Licensee’s grid code) which applied during the transition period respectively; and

(c)	the provisions of the STC which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence, and the matters envisaged by such modifications or amendments or the STC, as appropriate.

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3.	The scheme shall be designated by the Secretary of State for the purposes of this condition, following such consultation as the Secretary of State deems appropriate with those persons that the Secretary of State considers are likely to be affected by the scheme and such other persons as the Secretary of State deems appropriate.

4.	The scheme shall set out the steps to be taken (or procured) by the licensee or by any authorised electricity operator or by any other person who undertakes to comply with the scheme, which are, in the opinion of the Secretary of State or, in respect of any subsequent changes made to the scheme by the Authority pursuant to paragraph 6 below, in the opinion of the Authority, reasonably required in order to achieve the objective described in paragraph 2.

5.	The scheme may provide, without limitation:

(a)	for all or some of its provisions to have contractual force;

(b)	for securing or facilitating the amendment of all or any of the relevant documents in a manner which is consistent with the objective described in paragraph 2; and

(c)	for the making by the Authority of determinations in respect of such matters affecting such persons, including the licensee, as may be specified in the scheme.

6.	The Authority may (with the consent of the Secretary of State) direct that the scheme be amended (following such consultation as the Authority deems appropriate with those persons that the Authority considers are likely to be affected by such an amendment) where the Authority considers it necessary or expedient to do so for the purposes of achieving the objective described in paragraph 2.

7.	The Authority shall serve a copy of any such direction on the licensee, and thereupon, the licensee shall comply with the scheme as modified by the direction.

8.	If the licensee becomes aware of any conflict between the requirements contained in the scheme and those imposed on the licensee by any other condition of this licence, the licensee shall forthwith give notice of such conflict to the Authority and shall comply with any direction of the Authority in relation to the same (which direction may only be made following such consultation with the licensee (and such other persons as the Authority deems appropriate) in such manner as the Authority deems appropriate).

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9.	The Authority may not make any direction under paragraph 6 of this condition after the BETTA go-live date.

10.	In this condition:

“British Grid Systems Agreement”	means the agreement known as the British Grid Systems agreement and made between The National Grid Company plc, Scottish Hydro-Electric Plc and Scottish Power Plc and dated 30 March 1990, as amended or modified from time to time.

“interconnection”	means:

the 275kV and 400kV circuits between and including the associated switchgear at Harker sub-station in Cumbria and the associated switchgear at Strathaven sub-station in Lanarkshire;

the 275kV transmission circuit between and including the associated switchgear at Cockenzie in East Lothian and the associated switchgear at Stella in Tyne and Wear; and

the 400kV transmission circuit between and including the associated switchgear at Torness in East Lothian and the associated switchgear at Stella in Tyne and Wear all as existing at the date on which the transmission licence of each existing Scottish licensee comes into force as from time to time maintained, repaired or renewed, together with any alteration, modification or addition (other than maintenance, repair or renewal) which is primarily designed to effect a permanent

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increase in one or more particular interconnection capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed; and

the 132kV transmission circuit between and including (and directly connecting) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria, and the 132kV transmission circuit between and including (and connecting, via Junction V) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria,

all as existing at the date on which the transmission licence of each existing Scottish licensee comes into force and as from time to time maintained, repaired or renewed.

“non-GB trading and transmission arrangements”	means those arrangements for, amongst other things, the separate trading or transmission of electricity in Scotland, the separate trading or transmission of electricity in England and Wales and the trading or transmission of electricity between England and Wales (taken as a whole) and Scotland which are defined and governed by, amongst other things, the relevant documents.

“relevant documents”	means the documents which relate to the non-GB trading and transmission arrangements, including, without limitation,

(a) the Settlement Agreement for Scotland;

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(b) the British Grid System Agreement;

(c) the System Operation Agreement; and

(d) any agreement relating to:

(i) the establishment of, operation of, or trading of electricity across the Scottish interconnection;

(ii) the use of, or connection to, the Scottish interconnection; and

(iii) the use of, or connection to, a distribution system in Scotland or a licensee’s transmission system in Scotland.

“running-off”	means bringing to an end.

“Scottish interconnection”	means such part of the interconnection as is situated in Scotland.

“Scottish licensee”	means the holder of a transmission licence at the date that this condition takes effect in the licensee’s transmission licence but shall not include the system operator.

“Settlement Agreement for Scotland”	has the meaning given to it in standard condition D12 (Scottish Settlement Agreement).

“System Operation Agreement”	means the agreement known as the System Operation agreement and made between Scottish Hydro-Electric Plc and Scottish Power Plc and dated 1 June 1990, as amended or modified from time to time.

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SECTION C. SYSTEM OPERATOR STANDARD CONDITIONS

Condition C1. Interpretation of Section C

1.	In the standard conditions in this Section unless the context otherwise requires:

“affected transmission licensee”	means a transmission licensee where that licensee’s transmission system will or may be affected by the implementation of the matters contained in a TO offer or an offer made or to be made by the system operator pursuant to standard condition C8 (Requirement to offer terms).

“ancillary services”	means:

(a) such services as any authorised electricity operator may be required to have available as ancillary services pursuant to the Grid Code; and

(b)    such services as any authorised electricity operator or person making interconnector transfers may have agreed to have available as being ancillary services pursuant to any agreement made with the system operator and which may be offered for purchase by the system operator for the purpose of securing stability of operation of the GB transmission system and the distribution system of any authorised electricity operator or any system linked to the GB transmission system by an interconnector.

“Application Regulations”	means the Electricity (Applications for Licences and Extensions and Restrictions of Licences) Regulations 2001.

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“associated TO agreement”	means an agreement between the system operator and another transmission licensee which is entered into following the system operator’s acceptance of a TO offer from that other transmission licensee and reflects that TO offer.

“associated TO offer”	means a TO offer which relates either (1) to an offer made by the system operator pursuant to standard condition C8 (Requirement to offer terms) or (2) to another TO offer which relates to an offer made by the system operator pursuant to standard condition C8 (Requirement to offer terms).

“balancing mechanism”	means the mechanism for the making and acceptance of offers and bids pursuant to the arrangements contained in the BSC and referred to in paragraph 2(a) of standard condition C3 (Balancing and Settlement Code (BSC)).

“balancing services”	means:

(a) ancillary services;

(b) offers and bids made in the balancing mechanism; and

(c)    other services available to the licensee which serve to assist the licensee in co-ordinating and directing the flow of electricity onto and over the GB transmission system in accordance with the Act or the standard conditions and/or in doing so efficiently and economically, but shall not include anything provided by another transmission licensee pursuant to the STC.

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“balancing services activity”	means the activity undertaken by the licensee as part of the transmission business including the co-ordination and direction of the flow of electricity onto and over the GB transmission system, the procuring and using of balancing services for the purpose of balancing the GB transmission system and for which the licensee is remunerated under Part 2 of special condition AA5A (Revenue restriction provision) of the licensee’s transmission licence.

“bilateral agreement”	means a bilateral connection agreement and/or a bilateral embedded generation agreement.

“bilateral connection agreement”	means an agreement between the licensee and a CUSC user supplemental to the CUSC relating to a direct connection to the GB transmission system identifying the relevant connection site and setting out other site-specific details in relation to that connection to the GB transmission system, including provisions relating to payment of connection charges.

“bilateral embedded generation agreement”	means an agreement entered into between the licensee and a CUSC user supplemental to the CUSC, relating to a generating station (or other connections provided for in the CUSC) connected to a distribution system and the use of the GB transmission system in relation to that generating station (or other connections provided for in the CUSC) identifying the relevant site of connection to the distribution system and setting out other site specific details in relation to that use of the GB transmission system.

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“BSC”	means the balancing and settlement code provided for in paragraph 1 of standard condition C3 (Balancing and Settlement Code (BSC)), as from time to time modified in accordance with that condition.

“BSC Framework Agreement”	means the agreement of that title, in the form approved by the Secretary of State, by which the BSC is made contractually binding between the parties to that agreement, as from time to time amended with the consent of the Secretary of State.

“BSC party”	means any authorised electricity operator which is a party, and (unless the context otherwise requires) any other person which is a party, to the BSC Framework Agreement, other than the licensee and any person which is such a party for the purposes only of administering and/or facilitating the implementation of the BSC.

“connection charges”	means charges made or levied or to be made or levied by the system operator for the carrying out (whether before or after the date on which the licence came into force) of works and provision and installation of electrical plant, electric lines and meters in constructing or modifying entry and exit points on the GB transmission system together with charges in

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respect of maintenance and repair of such items in so far as not otherwise recoverable as use of system charges and in respect of disconnection and the removal of electrical plant, electric lines and ancillary meters following disconnection, all as more fully described in paragraphs 4 and 8 of standard condition C6 (Connection charging methodology), whether or not such charges are annualised.

“connection charging methodology”	means the principles on which, and the methods by which, for the purposes of achieving the objectives referred to in paragraph 11 of standard condition C6 (Connection charging methodology), connection charges are determined.

“construction agreement”	means an agreement between the licensee and a CUSC user in respect of construction works required on the GB transmission system and the associated construction works of the CUSC user in relation to a connection to the GB transmission system or in relation to a generating station connected to a distribution system, whether for the initial connection or a modification of the connection.

“CUSC”	means the Connection and Use of System Code provided for in paragraph 2 of standard condition C10 (Connection and Use of System Code (CUSC)), as from time to time modified in accordance with that condition.

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“CUSC Framework Agreement”	means the agreement of that title, in the form approved by the Secretary of State, by which the CUSC is made contractually binding between the parties to that agreement, as amended from time to time with the approval of the Secretary of State.

“CUSC party”	means any person who is a party to the CUSC Framework Agreement.

“CUSC user”	means a CUSC party other than the licensee.

“effective time”	means the start of the first period for trading under the BSC as determined by the Secretary of State.

“information”	includes any documents, accounts, estimates (whether relating to the past or the future), returns, records or reports and data in written, verbal or electronic form and information in any form or medium whatsoever (whether or not prepared specifically at the request of the Authority).

“interconnector(s)”	means the electric lines and electrical plant and meters used solely for the transfer of electricity to or from the GB transmission system into or out of Great Britain.

“total system”	means the GB transmission system and the distribution systems of all authorised electricity operators which are located in Great Britain.

“transmission network services”	means all services provided by the licensee as part of its transmission business other than excluded services and in relation to any area of Great Britain the balancing services activity.

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“use of system charges”	means charges made or levied or to be made or levied by the licensee for the provision of transmission network services and/or in relation to any area of Great Britain in respect of the balancing services activity, in each case as part of the transmission business, to any authorised electricity operator, but shall not include connection charges.

“use of system charging methodology”	means the principles on which, and the methods by which, for the purposes of achieving the objectives referred to in paragraph 5 of standard condition C5 (Use of system charging methodology), use of system charges are determined.

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Condition C2. Prohibited activities

1.	The purpose of this condition is to prevent abuse by the licensee of its position as owner or operator of the licensee’s transmission system and in carrying out activities in relation to co-ordinating and directing the flow of electricity onto and over the GB transmission system.

2.	Except with the written consent of the Authority, the licensee shall not and shall procure that any affiliate or related undertaking of the licensee shall not, on its own account (or that of the licensee or of any affiliate or related undertaking of the licensee as the case may be), purchase or otherwise acquire electricity for the purpose of sale or other disposition to third parties except pursuant to the procurement or use of balancing services in connection with co-ordinating and directing the flow of electricity onto and over the GB transmission system and doing so economically and efficiently.

3.	In paragraph 2, the reference to the purchase or other acquisition of electricity shall include entering into or acquiring the benefit of a contract conferring rights or obligations (including rights or obligations by way of option) in relation to or by reference to the sale, purchase or delivery of electricity at any time or the price at which electricity is sold or purchased at any time.

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Condition C3. Balancing and Settlement Code (BSC)

1.	The licensee shall at all times have in force a BSC, being a document

(a)	setting out the terms of the balancing and settlement arrangements described in paragraph 2;

(b)	designed so that the balancing and settlement arrangements facilitate achievement of the objectives set out in paragraph 3; and

(c)	including the modification procedures required by paragraph 4 and the matters required by paragraph 6,

and the licensee shall be taken to comply with this paragraph by modifying from time to time in accordance with the provisions of paragraphs 4 and 5 and the transition modification provisions, the document known as the BSC which existed and the licensee maintained pursuant to this licence immediately prior to the start of the transition period.

2.	The balancing and settlement arrangements are

(a)	arrangements pursuant to which BSC parties may make, and the licensee may accept, offers or bids to increase or decrease the quantities of electricity to be delivered to or taken off the total system at any time or during any period so as to assist the licensee in co-ordinating and directing the flow of electricity onto and over the GB transmission system and balancing the GB transmission system; and for the settlement of financial obligations (between BSC parties, or between BSC parties and the licensee) arising from the acceptance of such offers or bids; and

(b)	arrangements:

(i)	for the determination and allocation to BSC parties of the quantities of electricity delivered to and taken off the total system, and

(ii)	which set, and provide for the determination and financial settlement of, obligations between BSC parties, or (in relation to the system operator’s role in co-ordinating and directing the flow of electricity onto and over the GB transmission system) between BSC parties and the licensee, arising by reference to the quantities referred to in sub-paragraph (i), including the imbalances (after taking account of the arrangements referred to in sub-paragraph (a)) between such quantities and the quantities of electricity contracted for sale and purchase between BSC parties.

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3.	The objectives referred to in paragraph 1(b) are:

(a)	the efficient discharge by the licensee of the obligations imposed upon it by this licence;

(b)	the efficient, economic and co-ordinated operation of the GB transmission system;

(c)	promoting effective competition in the generation and supply of electricity, and (so far as consistent therewith) promoting such competition in the sale and purchase of electricity;

(d)	promoting efficiency in the implementation and administration of the balancing and settlement arrangements described in paragraph 2.

4.	The BSC shall include procedures for its own modification (including procedures for the modification of the modification procedures themselves), which procedures shall provide (without prejudice to the transition modification provisions and any procedures for modification of the BSC set out in the programme implementation scheme provided for in special condition J (NETA implementation) of the licensee’s transmission licence or in the BSC by reference to the programme implementation scheme):

(a)	for proposals for modification of the BSC to be made by the licensee, BSC parties and such other persons or bodies as the BSC may provide;

(b)	where such a proposal is made,

(i)	for bringing the proposal to the attention of BSC parties and such other persons as may have an appropriate interest in it;

(ii)	for proper consideration of any representations on the proposal;

(iii)	for properly evaluating whether the proposed modification would better facilitate achieving the applicable BSC objective(s), provided that so far as any such evaluation requires information which is not generally available concerning the licensee or the GB transmission system, such evaluation shall be made on the basis of the licensee’s proper assessment (which the licensee shall make available for these purposes) of the effect of the proposed modification on the matters referred to in paragraphs 3(a) and (b);

(iv)	for development of any alternative modification which may, as compared with the proposed modification, better facilitate achieving the applicable BSC objective(s);

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(v)	for the preparation of a report

-	setting out the proposed modification and any alternative,

-	evaluating the proposed modification and any alternative,

-	assessing the extent to which the proposed modification or any alternative would better facilitate achieving the applicable BSC objective(s),

-	assessing the impact of the modification on the core industry documents and the changes expected to be required to such documents as a consequence of such modification,

-	setting out a timetable for implementation of the modification and any alternative, including the date with effect from which such modification (if made) is to take effect; and

(vi)	for the submission of the report to the Authority as soon after the proposal is made as is appropriate (taking into account the complexity, importance and urgency of the modification) for the proper execution and completion of the steps in sub-paragraphs (i) to (v);

(c)	for the timetable (referred to in sub-paragraph (b)(v)) for implementation of any modification to be such as will enable the modification to take effect as soon as practicable after the Authority has directed such modification to be made, account being taken of the complexity, importance and urgency of the modification, and for that timetable to be extended or shortened with the consent of or as directed by the Authority after those persons likely to be affected by the revision of the timetable have been consulted;

(d)	for empowering the licensee to secure, if so directed by the Authority in circumstances specified in the BSC,

(i)	that the modification procedures are complied with in respect of any particular modification in accordance with the terms of the direction;

(ii)	that, where a modification has been made but not implemented in accordance with its terms, all reasonable steps are taken to implement it in accordance with the terms of the direction and

(iii)	that the licensee can recover its reasonable costs and expenses properly incurred in complying with the direction.

5. (a)	If a report has been submitted to the Authority pursuant to the procedures described in paragraph 4(b)(vi), and the Authority is of the

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opinion that a modification set out in such report would, as compared with the then existing provisions of the BSC and any other modifications set out in such report, better facilitate achieving the applicable BSC objective(s), the Authority may direct the licensee to make that modification.

(b)	The licensee shall, upon receipt by the licensee of a direction from the Secretary of State to do so, modify the BSC so as to incorporate any changes to the BSC designated by the Secretary of State on or before the 8 September 2004.

(c)	The licensee shall have power (by executing an appropriate instrument) to modify the BSC in accordance with any direction of the Secretary of State pursuant to sub-paragraph (b) and any direction of the Authority pursuant to sub-paragraph (a) or paragraph 7 of special condition J (NETA implementation) of the licensee’s transmission licence and shall modify it in accordance with every such direction; but it shall not have power to modify the BSC in any other circumstance.

(d)	Only the licensee shall have power to modify the BSC.

6.	The BSC shall provide for:

(a)	a copy of the BSC to be provided to any person requesting the same upon payment of an amount not exceeding the reasonable costs of making and providing such copy;

(b)	the licensee to refer to the Authority for determination, whether of its own motion or as provided in the BSC, such matters arising under the BSC as may be specified in the BSC;

(c)	information about the operation of the BSC and the balancing and settlement arrangements

(i)	to be provided to the Authority and/or

(ii)	to be published,

and for the licensee to be empowered to secure compliance with these requirements if so directed by the Authority.

7.	The BSC may include:

(a)	arrangements to facilitate or secure compliance with the programme implementation scheme designated pursuant to special condition J (NETA implementation) of the licensee’s transmission licence or matters envisaged thereunder, and

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(b)	arrangements for final settlement and reconciliation of liabilities arising under or in connection with the Pooling and Settlement Agreement in respect of settlement periods prior to the effective time.

8.	The provisions of paragraphs 6, 7 and 11 shall not limit the matters which may be provided for in the BSC.

9.	The Authority may direct the licensee to procure the provision to the Authority of, or the publication of, such information about the operation of the BSC and/or the balancing and settlement arrangements as is referred to in paragraph 6(c) and specified in the direction.

10.	The licensee shall comply with:

(a)	the BSC; and

(b)	any direction to the licensee made pursuant to this condition.

11. (a)	The licensee shall be a party to the BSC Framework Agreement.

(b)	The BSC and/or the BSC Framework Agreement shall contain provisions:

(i)	for admitting as an additional party to the BSC Framework Agreement any person who accepts the terms and fulfils the conditions (each as specified in the BSC) on which accession to the BSC Framework Agreement is offered;

(ii)	for the licensee to refer to the Authority for determination, whether of its own motion or as provided in the BSC any dispute which shall arise as to whether a person seeking to be admitted as a party to the BSC Framework Agreement has fulfilled any accession conditions; and if the Authority determines that the person seeking admission has fulfilled all relevant accession conditions, for admitting such person as a party to the BSC Framework Agreement;

(iii)	for persons to be admitted as additional parties to the BSC Framework Agreement by either

-	a representative (who need not be a BSC party) appointed thereunder to act on behalf of all parties to it, or

-	if there is no such representative or if the representative fails to act, the licensee acting on behalf of all parties to it.

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(c)	If, following a determination of the Authority as referred to in sub-paragraph (b)(ii), the representative referred to in sub-paragraph (b)(iii) fails to act on behalf of all parties to admit such person, the licensee shall act on behalf of all parties to admit such person if directed to do so by the Authority.

12.	The licensee shall take all reasonable measures to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is party (or in relation to which it holds rights in respect of amendment)), and shall not take any steps to prevent or unduly delay, changes to those documents, such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the BSC.

13.	For the avoidance of doubt, paragraph 12 is without prejudice to any rights of approval, veto or direction in respect of proposed changes to the documents referred to in paragraph 12 which the Authority may have.

14.	In this condition in the expression “sale and purchase of electricity”, sale excludes sale by way of assumption of an imbalance under the BSC and sale by way of supply to premises, and purchase shall be construed accordingly; and

“applicable BSC objective(s)”	means

(a) in relation to a proposed modification of the modification procedures, the requirements of paragraph 4 (to the extent they do not conflict with the objectives set out in paragraph 3); and

(b) in relation to any other proposed modification, the objectives set out in paragraph 3.

“transition modification provisions”	means the provisions of this condition which apply or applied during the transition period and which enable or enabled the Authority (whether with or without the consent of the Secretary of State) to direct the licensee to modify the BSC in certain circumstances.

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Condition C4: Charges for use of system

1.	The licensee shall:

(a)	as soon as practicable after the date this condition comes into effect determine a use of system charging methodology approved by the Authority; and

(b)	conform to the use of system charging methodology as modified in accordance with standard condition C5 (Use of system charging methodology) and subject to standard condition C13 (Adjustments to use of system charges (small generators)).

2.	The licensee shall as soon as practicable after the date this condition comes into effect:

(a)	prepare a statement approved by the Authority of the use of system charging methodology; and

(b)	prepare, other than in respect of a charge which the Authority has consented need not so appear, a statement, in a form approved by the Authority, of use of system charges determined in accordance with the use of system charging methodology and in such form and in such detail as shall be necessary to enable any person to make (other than in relation to charges to be made or levied in respect of the balancing services activity) a reasonable estimate of the charges to which he would become liable for the provision of such services, and, without prejudice to paragraph 5 of this condition or paragraph 3 of standard condition C5 (Use of system charging methodology), if any change is made in the use of system charges to be so made other than in relation to charges to be made in respect of the balancing services activity, or the use of system charging methodology, the licensee shall, before the changes take effect, furnish the Authority with a revision of the statement of use of system charges (or if the Authority so accepts, with amendments to the previous such statement) and/or (as the case may be) with a revision of the statement of the use of system charging methodology, which reflect the changes.

3.	Approvals by the Authority pursuant to paragraphs 1(a) and 2(a) may be granted subject to such conditions relating to further action to be undertaken by the licensee in relation to the use of system charging methodology better meeting the relevant objectives including, but not limited to, matters identified in any initial consultation by the Authority, as the Authority deems appropriate. Such conditions may include (but are not limited to) elements relating to the time by which action under the conditions must be completed.

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4.	With the exception of the requirement to comply with standard condition C13 (Adjustments to use of system charges (small generators)) provided for in paragraph 1(b), nothing in this condition shall affect the ability of the licensee to charge according to the statement issued pursuant to paragraph 2(b).

5.	The licensee:

(a)	shall give, except where the Authority consents to a shorter period, 150 days notice to the Authority of any proposals to change use of system charges other than in relation to charges to be made in respect of the balancing services activity, together with a reasonable assessment of the effect of the proposals (if implemented) on, those charges, and

(b)	where it has decided to implement any proposals to change use of system charges other than in relation to charges to be made in respect of the balancing services activity, shall give the Authority notice of its decision and the date on which the proposals will be implemented which shall not, without the consent of the Authority, be less than a month after the date on which the notice required by this sub-paragraph was given.

6.	Unless otherwise determined by the Authority, the licensee shall only enter arrangements for use of system which secure that use of system charges will conform with the statement last furnished under paragraph 2(b) either:

(a)	before it enters into the arrangements; or

(b)	before the charges in question from time to time fall to be made,

and, for the purposes of this paragraph, the reference to the statement last furnished under paragraph 2(b) shall be construed, where that statement is subject to amendments so furnished before the relevant time, as a reference to that statement as so amended.

7.	References in paragraphs 1, 2, 5 and 6 to charges do not include references to:

(a)	connection charges; or

(b)	to the extent, if any, to which the Authority has accepted they would, as respects certain matters, be so determined, charges determined by reference to the provisions of the CUSC.

8.	The licensee may periodically revise the information set out in and, with the approval of the Authority, alter the form of the statements prepared in accordance with paragraph 2 and shall, at least once in every year that this licence is in force, make such revisions as may be necessary to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

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9.	The licensee shall send a copy of any such statement, revision, amendment or notice given under paragraphs 2 or 5 to any person who asks for any such statement, revision, amendment or notice.

10.	The licensee may make a charge for any statement, revision, or amendment of a statement, furnished, or notice sent pursuant to paragraph 9 of an amount reflecting the licensee’s reasonable costs of providing such statement, revision, amendment or notice which costs shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

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Condition C5: Use of system charging methodology

1.	The licensee shall, for the purpose of ensuring that the use of system charging methodology achieves the relevant objectives, keep the use of system charging methodology at all times under review.

2.	The licensee shall, subject to paragraph 3, make such modifications of the use of system charging methodology as may be requisite for the purpose of better achieving the relevant objectives.

3.	Except with the consent of the Authority, before making a modification to the use of system charging methodology, the licensee shall:

(a)	consult the CUSC users on the proposed modification and allow them a period of not less than 28 days within which to make written representations;

(b)	send a copy of the terms of the proposed modification to any person who asks for them;

(c)	furnish the Authority with a report setting out:

(i)	the terms originally proposed for the modification;

(ii)	the representations (if any) made to the licensee;

(iii)	any change in the terms of the modification intended in consequence of such representations;

(iv)	how the intended modification better achieves the relevant objectives; and

(v)	a timetable for implementation of the modification and the date with effect from which the modification (if made) is to take effect, such date being not earlier than the date on which the period referred to in paragraph 4 expires; and

(d)	where the Authority has given a direction that sub-paragraphs (a), (b) and/or (c) should not apply, comply with such other requirements (if any) that the Authority may specify in the direction.

4.	Where the licensee has complied with the requirements of paragraph 3, it shall, unless the Authority has within 28 days of the report being furnished to him given a direction that the modification may not be made, make the modification to the use of system charging methodology.

5.	In paragraphs 1, 2 and 3 “the relevant objectives” shall mean the following objectives:

(a)	that compliance with the use of system charging methodology facilitates effective competition in the generation and supply of electricity and (so far as is consistent therewith) facilitates competition in the sale, distribution and purchase of electricity;

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(b)	that compliance with the use of system charging methodology results in charges which reflect, as far as is reasonably practicable, the costs (excluding any payments between transmission licensees which are made under and in accordance with the STC) incurred by transmission licensees in their transmission businesses; and

(c)	that, so far as is consistent with sub-paragraphs (a) and (b), the use of system charging methodology, as far as is reasonably practicable, properly takes account of the developments in transmission licensees’ transmission businesses.

6.	The licensee shall send a copy of any report furnished under paragraph 3 to any person who asks for any such report.

7.	The licensee may make a charge for any report sent pursuant to paragraph 6 of an amount reflecting the licensee’s reasonable costs of providing such report which costs shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

8.	Nothing in this condition shall impact on the application of special conditions AA5A to AA5E (Revenue restriction provisions).

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Condition C6: Connection charging methodology

1.	The licensee shall:

(a)	as soon as practicable after the date this condition comes into effect determine a connection charging methodology approved by the Authority; and

(b)	conform to the connection charging methodology as modified in accordance with paragraph 10.

2.	The licensee shall, for the purpose of ensuring that the connection charging methodology achieves the relevant objectives, keep the connection charging methodology at all times under review.

3.	The licensee shall, subject to paragraph 9, make such modifications to the connection charging methodology as may be requisite for the purpose of better achieving the relevant objectives.

4.	The licensee shall as soon as practicable after the date this condition comes into effect prepare a statement approved by the Authority of the connection charging methodology in relation to charges, including charges:

(a)	for the carrying out of works and the provision and installation of electrical lines or electrical plant or meters for the purposes of connection (at entry or exit points) to the GB transmission system;

(b)	in respect of extension or reinforcement of the GB transmission system rendered (at the discretion of a transmission licensee where the extension or reinforcement is of that licensee’s transmission system) necessary or appropriate by virtue of the licensee providing connection to or use of system to any person seeking connection;

(c)	in circumstances where the electrical lines or electrical plant to be installed are (at the discretion of a transmission licensee where the electrical lines or electrical plant which are to be installed will form part of that licensee’s transmission system) of greater size than that required for use of system by the person seeking connection;

(d)	for maintenance and repair (including any capitalised charge) required of electrical lines or electrical plant or meters provided or installed for making a connection to the GB transmission system; and

(e)	for disconnection from the GB transmission system and the removal of electrical plant, electrical lines and meters following disconnection,

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and the statement referred to in this paragraph shall be in such form and in such detail as shall be necessary to enable any person to determine that the charges to which he would become liable for the provision of such services are in accordance with such statement.

5.	An approval by the Authority pursuant to paragraph 1(a) and 4 may be granted subject to such conditions relating to further action to be undertaken by the licensee in relation to the connection charging methodology better meeting the relevant objectives as identified in any initial consultation by the Authority as the Authority deems appropriate. Such conditions may include (but are not limited to) elements relating to the time by which actions under this condition need to be completed.

6.	Nothing in this condition shall affect the ability of the licensee to charge according to the statement issued pursuant to paragraph 4.

7.	Unless otherwise determined by the Authority, the licensee shall only enter into a bilateral agreement or a construction agreement which secures that the connection charges will conform with the statement of the connection charging methodology last furnished under paragraphs 4 or 10 either:

(a)	before it enters into the arrangements; or

(b)	before the charges in question from time to time fall to be made.

8.	The connection charging methodology shall make provision for connection charges for those items referred to in paragraph 4 to be set at a level for connections made after 30 March 1990 which will enable the licensee to recover:

(a)	the appropriate proportion of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the GB transmission system or the provision and installation, maintenance and repair or (as the case may be) removal following disconnection of any electric lines, electric plant or meters; and

(b)	a reasonable rate of return on the capital represented by such costs, and for connections made before 30 March 1990 to the licensee’s transmission system, the connection charging methodology for those items referred to in paragraph 4 shall as far as is reasonably practicable reflect the principles of sub-paragraphs (a) and (b).

9.	Except with the consent of the Authority, before making a modification to the connection charging methodology the licensee shall:

(a)	consult the CUSC users on the proposed modification and allow them a period of not less than 28 days within which to make written representations;

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(b)	send a copy of the terms of the proposed modification to any person who asks for them:

(c)	furnish the Authority with a report setting out:

(i)	the terms originally proposed for the modification;

(ii)	the representations (if any) made to the licensee;

(iii)	any change in the terms of the modification intended in consequence of such representations;

(iv)	how the intended modification better achieves the relevant objectives; and

(v)	a timetable for implementation of the modification and the date with effect from which the modification (if made) is to take effect, such date being not earlier than the date on which the period referred to in paragraph 10 expires; and

(d)	where the Authority has given a direction that sub-paragraphs (a), (b) and/or (c) should not apply, comply with such other requirements (if any) that the Authority may specify in the direction.

10.	Where the licensee:

(a)	has complied with the requirements of paragraph 9, it shall, unless the Authority has within 28 days of the report being furnished to it given a direction that the modification may not be made, make the modification to the connection charging methodology;

(b)	makes a modification to the connection charging methodology, furnish the Authority with a revised statement showing the changed connection charging methodology and such revised statement of the connection charging methodology shall supersede previous statements of the connection charging methodology furnished under paragraph 4 or this paragraph 10 from the date specified therein.

11.	In paragraphs 2, 3 and 9 “the relevant objectives” shall mean:

(a)	the objectives referred to in paragraph 5 of standard condition C5 (Use of system charging methodology), as if references therein to the use of system charging methodology were to the connection charging methodology; and

(b)	in addition, the objective, in so far as consistent with sub-paragraph (a), of facilitating competition in the carrying out of works for connection to the GB transmission system.

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12.	A statement furnished under paragraphs 4 or 10 shall, where practicable, include examples of the connection charges likely to be made in different cases as determined in accordance with the methods and principles shown in the statement.

13.	The licensee shall send a copy of any statement or revision of a statement or report furnished under paragraphs 4, 9 or 10 to any person who asks for any such statement or revision thereof or report.

14.	The licensee may make a charge for any statement or revision of a statement or report, furnished or sent pursuant to paragraph 13 of an amount reflecting the licensee’s reasonable costs of providing such which costs shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

15.	Nothing in this condition shall impact on the application of special conditions AA5A to AA5E (Revenue restriction provisions).

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Condition C7. Prohibition on discriminating between users

1.	In the provision of use of system or in the carrying out of works for the purpose of connection to the GB transmission system, the licensee shall not discriminate as between any persons or class or classes of persons.

2.	Without prejudice to paragraph 1 and subject to paragraphs 3 and 5, the licensee shall not make charges for provision of use of system to any authorised electricity operator or class or classes of authorised electricity operator which differ in respect of any item separately identified in the statement referred to at paragraph 2(b) of standard condition C4 (Charges for use of system) from those for provision of similar items under use of system to any other authorised electricity operator or class or classes of authorised electricity operator except in so far as such differences reasonably reflect differences in the costs associated with such provision.

3.	Notwithstanding paragraph 2, the licensee shall not make use of system charges in respect of any item of charge separately identified in the statement referred to at paragraph 2(b) of standard condition C4 (Charges for use of system) on any authorised electricity operator whose contract does not provide for him to receive the service to which such item of charge refers.

4.	The licensee shall not in setting use of system charges restrict, distort or prevent competition in the generation, transmission, supply or distribution of electricity.

5.	For the avoidance of doubt the adjustment of use of system charges made in accordance with standard condition C13 (Adjustments to use of system charges (small generators)) shall not place the licensee in breach of this condition.

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Condition C8: Requirement to offer terms

1.	Unless otherwise determined by the Authority under standard condition C9 (Functions of the Authority), on application made by:

(a)	any authorised electricity operator in the case of an application for use of system; and

(b)	any person in the case of an application for connection,

the licensee shall (subject to paragraph 6) offer to enter into the CUSC Framework Agreement.

2.	On application made by any person or any authorised electricity operator in accordance with paragraph 1, the licensee shall, where required by the STC, notify other transmission licensees in accordance with the STC and, for the purpose of making an offer for connection or modification to an existing connection or for use of system, shall co-operate and co-ordinate its activities with any other transmission licensees in accordance with the STC.

3.	On application made by any person the licensee shall (subject to paragraph 6) offer to enter into a bilateral agreement and/or a construction agreement relating to connection or modification to an existing connection and such offer shall reflect any associated TO offer which relates to that offer and shall make detailed provision regarding:

(a)	the carrying out of work (if any) required to connect the GB transmission system to any other system for the transmission or distribution of electricity and for the obtaining of any consents necessary for such purpose;

(b)	the carrying out of works (if any) in connection with the extension or reinforcement of the GB transmission system rendered (at the discretion of a transmission licensee where the works are to be carried out on that licensee’s transmission system) appropriate or necessary by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purpose;

(c)	the installation of appropriate meters (if any) required to enable the licensee to measure electricity being accepted into the GB transmission system at the specified entry point or points or leaving such system at the specified exit point or points;

(d)	the date by which any works required to permit access to the GB transmission system (including for this purpose any works to reinforce or extend the GB transmission system) shall be completed (time being of the essence unless otherwise agreed by the person seeking connection);

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(e)	the connection charges to be paid to the licensee, such charges:

(i)	to be presented in such a way as to be referable to the connection charging methodology or any revision thereof; and

(ii)	to be set in conformity with the requirements of paragraph 8 of standard condition C6 (Connection charging methodology) and (where relevant) paragraph 4; and

(f)	such further terms as are or may be appropriate for the purpose of the agreement.

4.	For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works under a bilateral agreement and/or construction agreement, the licensee will have regard to:

(a)	the benefit (if any) to be obtained or likely in the future to be obtained by any transmission licensee or any other person as a result of carrying out such works whether by reason of the reinforcement or extension of the GB transmission system or the provision of additional entry or exit points on such system or otherwise; and

(b)	the ability or likely future ability of any transmission licensee to recoup a proportion of such costs from third parties.

5.	The licensee shall offer terms in accordance with paragraphs 1 and 3 above as soon as practicable and (except where the Authority consents to a longer period) in any event not more than the period specified in paragraph 7 below after receipt by the licensee of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

6.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if:

(a)	to do so would be likely to involve the licensee:

(i)	in breach of its duties under section 9 of the Act;

(ii)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the transmission business;

(iii)	in breach of the Grid Code; or

(iv)	in breach of the conditions; or

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(b)	the person making the application does not undertake to be bound insofar as applicable by the terms of the Grid Code and/or the CUSC from time to time in force; or

(c)	in the case of persons making application for use of system under paragraph 1, such person ceases to be an authorised electricity operator; or

(d)	it is unable to do so due to another transmission licensee having notified the licensee that, for one or more of the reasons set out in paragraph 4 of standard condition D4A (Obligations in relation to offers for connection etc), it is not obliged to offer to enter or to enter into any agreement with the licensee in accordance with paragraph 1 or paragraph 3 of standard condition D4A (Obligations in relation to offers for connection etc) and that it does not intend to offer to enter or to enter into any such agreement.

7.	For the purposes of paragraph 5, the period specified shall be:

(a)	in the case of persons seeking use of system only and seeking to become a party to the CUSC Framework Agreement if not already a party, in connection with such use, 28 days; and

(b)	in the case of persons seeking a bilateral connection agreement or a construction agreement (and seeking to become a party to the CUSC Framework Agreement if not already a party, in connection with such agreements), 3 months; and

(c)	in any other case, 28 days.

8.	The licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing an application under the Application Regulations or such provisions of similar effect contained in any further regulations then in force made pursuant to sections 6(3), 60 and 64(1) of the Act.

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Condition C9: Functions of the Authority

1.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with (as the case may be) any authorised electricity operator or any person entitled or claiming to be entitled thereto pursuant to a request under standard condition C8 (Requirement to offer terms), the Authority may, pursuant to section 7(3)(c) of the Act and on application of such authorised electricity operator or such person or the licensee, settle any terms in dispute of the agreement to be entered into between the licensee and that authorised electricity operator or that person in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard in particular to the following considerations:

(a)	that such authorised electricity operator or such person should pay to the licensee:

(i)	in the case of use of system, use of system charges in accordance with paragraphs 1 and 6 of standard condition C4 (Charges for use of system); or

(ii)	in the case of connection charges in accordance with paragraphs 1 and 7 of standard condition C6 (Connection charging methodology);

(b)	that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 6 of standard condition C8 (Requirement to offer terms);

(c)	that the performance by another transmission licensee of its obligations under any associated TO agreement should not cause another transmission licensee to be in breach of those provisions referred to at paragraph 4 of standard condition D4A (Obligations in relation to offers for connection etc);

(d)	that any methods by which the GB transmission system is connected to any other system for the transmission or distribution of electricity accord (insofar as applicable to the licensee) with the Grid Code, the STC and the Distribution Code; and

(e)	that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition C8 (Requirement to offer terms) should be in as similar a form as is practicable.

2.	If an application is made in accordance with paragraph 1 above, the licensee shall:

(a)	notify the Authority of:

(i)	any associated TO offer which relates to the agreement to be entered into which is the subject of that application;

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(ii)	any transmission licensee (other than a transmission licensee who has made a TO offer) which the licensee knows or reasonably considers is or may be an affected transmission licensee for the purposes of the agreement to be entered into which is the subject of that application or any associated TO offer which relates to the agreement to be entered into;

(b)	notify each transmission licensee who has made an associated TO offer which relates to the agreement to be entered into and any other transmission licensee which the licensee knows or reasonably considers is or may be an affected transmission licensee for the purposes of the agreement to be entered into which is the subject of that application or any associated TO offer which relates to the agreement to be entered into, of such application; and

(c)	request that the Authority exercise its powers under section 7(3)(c) of the Act to:

(i)	settle the terms of each associated TO offer which is affected by the Authority’s determination made pursuant to paragraph 1 above or this paragraph 2(c); and

(ii)	determine whether any TO offer (other than those TO offers (if any) which the licensee shall have notified to the Authority in accordance with paragraph 2(a) above) is required in connection with the Authority’s determination made pursuant to paragraph 1 above or this paragraph 2(c).

3.	Insofar as any person entitled or claiming to be entitled to an offer under standard condition C8 (Requirement to offer terms) wishes to proceed on the basis of an agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into such agreement.

4.	If in respect of any bilateral agreement or construction agreement entered into pursuant to standard condition C8 (Requirement to offer terms) or this condition either the licensee or other party to such agreement proposes to vary the contractual terms of such agreement in any manner provided for under such agreement, the Authority may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

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5.	If a request is made in accordance with paragraph 4 above, the licensee shall:

(a)	notify the Authority of any associated TO agreement which relates to the agreement which is the subject of that request;

(b)	notify each transmission licensee who is a party to an associated TO agreement notified to the Authority pursuant to paragraph (a); and

(c)	request that the Authority exercise its powers under section 7(3)(c) of the Act to settle the terms of each associated TO agreement which is affected by the Authority’s determination made pursuant to paragraph 4 above.

6.	Where the licensee is party to a relevant agreement for connection and/or use of system which is other than in conformity with the CUSC, if either the licensee or other party to such agreement for connection and/or use of system proposes to vary the contractual terms of such agreement in any manner provided for under such relevant agreement, the Authority may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard to the consideration that the terms so settled are, in so far as circumstances allow, similar to the equivalent terms in the CUSC.

7.	If a request is made in accordance with paragraph 6 above, the licensee shall:

(a)	notify the Authority of any associated TO agreement which relates to the agreement which is the subject of that request;

(b)	notify each transmission licensee who is a party to an associated TO agreement notified to the Authority pursuant to paragraph (a); and

(c)	request that the Authority exercise its powers under section 7(3)(c) of the Act to settle the terms of each associated TO agreement which is affected by the Authority’s determination made pursuant to paragraph 6 above.

8.	If the licensee and a CUSC user or other person or party to a relevant agreement are in dispute as to whether:

(a)	use of system charges made, or to be made, conform with the statement of the use of system charges furnished under paragraphs 2(b) or 8 of standard condition C4 (Charges for use of system) which applied or applies in relation to the period in respect of which the dispute arises;

(b)	connection charges made, or to be made, conform with the statement of the connection charging methodology furnished under paragraphs 4 or 10 of

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standard condition C6 (Connection charging methodology) which applied or applies in relation to the period in respect of which the dispute arises,

such dispute may be referred to the Authority for him to determine whether, in the case of sub-paragraph (a), the charges made, or to be made, conformed with the relevant statement(s) furnished under standard condition C4 (Charges for use of system), or whether, in the case of sub-paragraph (b), the charges conformed with the relevant methodology.

9.	For the purposes of this condition:

“relevant agreement”	means an agreement in respect of which paragraph 3 of standard condition 10C of the licensee’s transmission licence, as such applied immediately prior to 18 September 2001 had effect.

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Condition C10. Connection and Use of System Code (CUSC)

1.	The licensee shall establish arrangements for connection and use of system in respect of matters other than those to which standard conditions C14 (Grid Code) and C5 (Use of system charging methodology) to C9 (Functions of the Authority) relate which are calculated to facilitate the achievement of the following objectives:

(a)	the efficient discharge by the licensee of the obligations imposed upon it under the Act and by this licence; and

(b)	facilitating effective competition in the generation and supply of electricity, and (so far as consistent therewith) facilitating such competition in the sale, distribution and purchase of electricity, and the licensee shall be taken to comply with this paragraph by modifying from time to time in accordance with the provisions of paragraphs 6 and 7 and the transition modification provisions, the document setting out the arrangements for connection and use of system which existed and which the licensee maintained pursuant to this licence immediately prior to the start of the transition period.

2.	The licensee shall prepare a connection and use of system code (“CUSC”) setting out:

(a)	the terms of the arrangements made in pursuance of paragraph 1;

(b)	the procedures established in pursuance of paragraph 6; and

(c)	such other terms as are or may be appropriate for the purposes of the CUSC.

3.	The licensee shall only enter into arrangements for connection and use of system which are in conformity with any relevant provisions of the CUSC.

4.	The CUSC shall provide for:

(a)	the licensee and each CUSC user to be contractually bound insofar as is applicable by the terms of the Grid Code from time to time in force;

(b)

(i)     the licensee and each CUSC user, where appropriate, to enter into an agreement or agreements, supplemental to and in a form prescribed by the CUSC, setting out site specific details in respect of each site at which the CUSC user’s electrical lines or electrical plant is connected to the GB transmission system;

(ii)    each CUSC user, where appropriate, to enter into an agreement or agreements with a transmission licensee (other than the licensee) supplemental to and in a form prescribed by the CUSC setting out site specific details in respect of each site at which the CUSC user’s electrical lines or electrical plant is connected to the GB transmission system;

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(c)	there to be referred to the Authority for determination such matters arising under the CUSC as may be specified in the CUSC; and

(d)	a copy of the CUSC to be provided to any person requesting the same upon payment of an amount not exceeding the reasonable costs of making and providing such copy.

5.	The provisions of paragraphs 4 and 10 shall not limit the matters which may be provided for in the CUSC.

6.	The licensee shall establish and operate procedures for the modification of the CUSC (including procedures for modification of the modification procedures themselves), so as to better facilitate achievement of the applicable CUSC objectives, which procedures shall provide (without prejudice to the transition modification provisions and the procedures for modification provided for at paragraph 7 below):

(a)	for proposals for modification of the CUSC to be made by the licensee, CUSC users and such other persons and bodies as the CUSC may provide;

(b)	where such a proposal is made:

(i)	for bringing the proposal to the attention of CUSC parties and such other persons as may properly be considered to have an appropriate interest in it;

(ii)	for proper consideration of any representations on the proposal;

(iii)	for properly evaluating whether the proposed modification would better facilitate achieving the applicable CUSC objectives, provided that so far as any such evaluation requires information which is not generally available concerning the licensee or the GB transmission system, such evaluation shall be made on the basis of the licensee’s proper assessment (which the licensee shall make available for these purposes) of the effect of the proposed modification on the matters referred to in paragraph 1(a) and (b);

(iv)	for development of any alternative modification which may, as compared with the proposed modification, better facilitate achieving the applicable CUSC objectives;

(v)	for the preparation of a report:

-	setting out the proposed modification and any alternative;

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-	evaluating the proposed modification and any alternative;

-	assessing the extent to which the proposed modification or any alternative would better facilitate achieving the applicable CUSC objectives;

-	assessing the impact of the modification on the core industry documents and the changes expected to be required to such documents as a consequence of such modification;

-	setting out a timetable for implementation of the modification and any alternative, including the date with effect from which such modification (if made) is to take effect; and

(vi)	for the submission of the report to the Authority as soon after the proposal is made as is appropriate (taking into account the complexity, importance and urgency of the modification) for the proper execution and completion of the steps in sub-paragraphs (i) to (v); and

(c)	for the timetable (referred to in sub-paragraph (b)(v)) for implementation of any modification to be such as will enable the modification to take effect as soon as practicable after the Authority has directed such modification to be made, account being taken of the complexity, importance and urgency of the modification, and for that timetable to be extended with the consent of or as required by the Authority.

7.

(a)    If a report has been submitted to the Authority pursuant to procedures described in paragraph 6(b)(vi), and the Authority is of the opinion that a modification set out in such report would, as compared with the then existing provisions of the CUSC and any alternative modifications set out in such report, better facilitate achieving the applicable CUSC objectives the Authority may direct the licensee to make that modification.

(b)    The licensee shall, upon receipt by the licensee of a direction from the Secretary of State to do so, modify the CUSC so as to incorporate any changes to the CUSC designated by the Secretary of State on or before 8 September 2004.

(c) The licensee shall only modify the CUSC:

(i)	in order to comply with any direction of the Secretary of State pursuant to sub-paragraph (b) or any direction of the Authority pursuant to sub-paragraph (a); or

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(ii)	with the consent of the Authority,

and it shall not have the power to modify the CUSC in any other circumstance; and the licensee shall furnish the Authority with a copy of any modification made.

(d)	Only the licensee shall have the power to modify the CUSC.

8.	The licensee shall prepare and publish a summary of the CUSC as modified or changed from time to time in such form and manner as the Authority may from time to time direct.

9.	The licensee shall be a party to the CUSC Framework Agreement and shall comply with the CUSC.

10.	The CUSC Framework Agreement shall contain provisions:

(a)	for admitting as an additional party to the CUSC Framework Agreement any person who accepts the terms and fulfils the conditions (each as specified in the CUSC) on which accession to the CUSC Framework Agreement is offered; and

(b)	for referring for determination by the Authority any dispute which shall arise as to whether a person seeking to be admitted as a party to the CUSC Framework Agreement has fulfilled any accession conditions; and if the Authority determines that the person seeking accession had fulfilled all relevant standard conditions, for admitting such person to be a party to the CUSC Framework Agreement.

11.	The Authority may issue a direction to the licensee to make such amendments to the agreement known as the Master Connection and Use of System Agreement (“MCUSA”) and the supplemental agreements and ancillary services agreements (as defined or referred to in MCUSA) and any associated agreements derived from MCUSA as shall be stated as required to be made to amend them appropriately into the CUSC Framework Agreement, CUSC, bilateral agreements, construction agreements and associated agreements derived from CUSC so as to maintain continuity of contractual relationships.

12.	The licensee shall take all reasonable steps to secure and implement (consistently with the procedures applicable under or in relation to such documents), and shall not take any steps to prevent or unduly delay, changes to the core industry documents to which it is a party (or in relation to which it holds rights in respect of amendment), such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the CUSC.

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13.	For the avoidance of doubt, paragraph 11 is without prejudice to any rights of approval, veto or direction in respect of proposed changes to the documents referred to in paragraph 12 which the Authority may have.

14.	The licensee shall comply with any direction to the licensee made pursuant to this condition.

15.	In this condition:

“applicable CUSC objectives”	means:
(a) in relation to a proposed modification of the modification procedures, the requirements of paragraph 6 (to the extent that they do not conflict with the objectives set out in paragraph 1); and
(b) in relation to any other proposed modification, the objectives set out in paragraph 1.
“transition modification provisions”	means the provisions of this condition which apply or applied during the transition period and which enable or enabled the Authority (whether with or without the consent of the Secretary of State) to direct the licensee to modify the CUSC in certain circumstances.

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Condition C11. Production of information about the GB transmission system

1.	The licensee shall by not later than 31 May 2005 for the financial year ending 31 March 2005 and by 31 March in each financial year thereafter, prepare a statement in a form approved by the Authority showing in respect of each of the seven succeeding financial years circuit capacity, forecast power flows and loading on each part of the GB transmission system and fault levels for each transmission node, together with:

(a)	such further information as shall be reasonably necessary to enable any person seeking use of system to identify and evaluate the opportunities available when connecting to and making use of such system;

(b)	a commentary prepared by the licensee indicating those parts of the GB transmission system most suited to new connections and transport of further quantities of electricity; and

(c)	such other matters as shall be specified in directions issued by the Authority from time to time for the purposes of this condition.

2.	The licensee shall include in every statement prepared under paragraph 1 above the information required by that paragraph except that the licensee may with the prior consent of the Authority omit from such statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Authority, seriously and prejudicially affect the commercial interests of the licensee or any other transmission licensee or any third party.

3.	The licensee may periodically revise the information set out in and, with the approval of the Authority, alter the form of the statement prepared in accordance with paragraph 1 and shall, at least once every year that this licence is in force, revise such statement in order that the information set out in the statement shall continue to be accurate in all material respects.

4.	The licensee shall send a copy of any such statement or revision given under paragraphs 1 or 3 to any person who asks for one.

5.	The licensee may make a charge for any statement or revision sent pursuant to paragraph 4 of an amount reflecting the licensee’s reasonable costs of providing such, which costs shall not exceed the maximum amount specified in directions issued by the Authority for the purpose of this condition.

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Condition C12. Limits on the level to which transmission services are provided

1.	In co-ordinating and directing the flow of electricity onto and over the GB transmission system, the licensee shall, in accordance with the STC, ensure that any of the technical levels that apply to the provision to the licensee of any transmission services are not exceeded.

2.	The technical levels referred to in paragraph 1 above are those set out in the STC.

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Condition C13. Adjustments to use of system charges (small generators)

1.	When calculating use of system charges (other than charges relating to the provision of balancing services) to eligible generators the licensee shall set a charge in conformance with the use of system charging methodology in accordance with standard condition C4 (Charges for use of system) less a designated sum.

2.	When calculating use of system charges (other than charges relating to the provision of balancing services) to customers who are taking demand from the GB transmission system the licensee shall set charges in conformance with the use of system charging methodology in accordance with standard condition C4 (Charges for use of system) plus a unit amount (to be added to all such charges on a non-discriminatory and non-locational basis) such that the net effect of this condition on total sums recovered by the licensee during the period in which this condition is in effect is zero. The licensee shall ensure that the net sums recovered in any given year are as far as practicable zero.

3.	The licensee shall publish sufficient information in a timely manner such that all parties whose use of system charges are or may be adjusted in accordance with this condition are able to make a reasonable estimate of how use of system charges have been affected by the provision contained within this condition. To the extent that net sums recovered in any given year might not be equal to zero, the licensee shall also publish sufficient information to enable affected parties to make a reasonable estimate of how any over or under-recovery in the current year made pursuant to this condition will affect adjustments to charges in the following year.

4.	The Authority shall be entitled to issue a direction pursuant to this condition at any time stating that, with effect from 1 April immediately following the issuing by the Authority of such a direction, the designated sum shall be equal to zero.

5.	In the absence of a direction being issued by the Authority pursuant to paragraph 4 above, the designated sum shall be set equal to zero from 1 April 2008 until 31 May 2009.

6.	This condition shall cease to have effect on 31 May 2009.

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7.	For the purposes of this condition:

“eligible generator”

means a generating station which:

(a)    is liable for generation transmission network use of system charges (or its equivalent) under the use of system charging methodology approved by the Authority in accordance with standard condition C4 (Charges for use of system); and

(b) is connected to the GB transmission system at a voltage of 132 kilovolts; and

(c)    would not, on the basis of its maximum generating capacity, be liable for generation transmission network use of system charges (or its equivalent) if it were connected to the distribution system of a licensed distributor rather than to the GB transmission system.

“designated sum”	means such sum as shall be directed by the Authority as soon as practicable after the determination of an approved use of system charging methodology in accordance with standard condition C4 (Charges for use of system).

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Condition C14. Grid Code

1.	The licensee shall in consultation with authorised electricity operators liable to be materially affected thereby prepare and at all times have in force and shall implement and comply (subject to paragraph 11) with the Grid Code:

(a)	covering all material technical aspects relating to connections to and the operation and use of the GB transmission system or (in so far as relevant to the operation and use of the GB transmission system) the operation of electric lines and electrical plant connected to the GB transmission system or any distribution system of any authorised distributor and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5 below; and

(b)	which is designed so as:

(i)	to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the transmission of electricity;

(ii)	to facilitate competition in the generation and supply of electricity (and without limiting the foregoing, to facilitate the GB transmission system being made available to persons authorised to supply or generate electricity on terms which neither prevent nor restrict competition in the supply or generation of electricity) ; and

(iii)	subject to sub-paragraphs (i) and (ii), to promote the security and efficiency of the electricity generation, transmission and distribution systems in Great Britain taken as a whole.

2.	The Grid Code shall be the code which existed and which the licensee maintained pursuant to its licence immediately prior to the start of the transition period, modified from time to time in accordance with the transition modification provisions and the provisions of this condition. The licensee shall (in consultation with authorised electricity operators liable to be materially affected thereby) periodically review (including upon the request of the Authority) the Grid Code and its implementation. Following any such review, the licensee shall send to the Authority:

(a)	a report on the outcome of such review; and

(b)	any proposed revisions to the Grid Code from time to time as the licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in paragraph (b) of paragraph 1; and

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(c)	any written representations or objections from authorised electricity operators liable to be materially affected thereby (including any proposals by such operators for revisions to the Grid Code not accepted by the licensee in the course of the review) arising during the consultation process and subsequently maintained.

3.	Revisions to the Grid Code proposed by the licensee and sent to the Authority pursuant to paragraph 2 shall require to be approved by the Authority.

4.	Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Authority may consider appropriate, the Authority may issue directions requiring the licensee to revise the Grid Code in such manner as may be specified in the directions, and the licensee shall forthwith comply with any such directions.

5.	The Grid Code shall include codes relating to the technical operation of the GB transmission system, including:

(a)	connection conditions specifying the technical, design and operational criteria to be complied with by the licensee and by any person connected or seeking connection with the GB transmission system or by any person authorised to generate who is connected with or seeks connection with the GB transmission system or any distribution system of any third party which is located in Great Britain.

(b)	an operating code specifying the conditions under which the licensee shall operate the GB transmission system and under which persons shall operate their plant and/or distribution systems in relation to the GB transmission system, in so far as necessary to protect the security and quality of supply and safe operation of the GB transmission system under both normal and abnormal operating conditions;

(c)	a planning code specifying the technical and design criteria and procedures to be applied in the planning and development of the GB transmission system and to be taken into account by persons connected or seeking connection with the GB transmission system in the planning and development of their own plant and systems; and

(d)	procedures relating to the outage of generation sets and a balancing code specifying, among other matters, information to be submitted by authorised electricity operators to the licensee for the purposes of, and the making of offers and bids in, the balancing mechanism, and the issuing by the licensee of instructions by reference to such offers and bids.

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6.	The licensee shall, upon receipt by the licensee of a direction from the Secretary of State to do so, revise the Grid Code so as to incorporate any changes to the Grid Code designated by the Secretary of State on or before 8 September 2004.

7	The licensee shall give or send a copy of the Grid Code (as from time to time revised) to the Authority.

8	The licensee shall (subject to paragraph 9) give or send a copy of the Grid Code (as from time to time revised) to any person requesting the same.

9	The licensee may make a charge for any copy of the Grid Code (as from time to time revised) given or sent pursuant to paragraph 8 of an amount which will not exceed any amount specified for the time being for the purposes of this condition in directions issued by the Authority.

10.	In preparing, implementing and complying with the Grid Code (including in respect of the scheduling of maintenance of the GB transmission system), the licensee shall not unduly discriminate against or unduly prefer any person or class or classes of person in favour of or as against any person or class or classes of persons.

11.	The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations to implement or comply with the Grid Code in respect of such parts of the GB transmission system and/or to such extent as may be specified in the directions.

12.	In this condition, authorised electricity operator includes any person transferring electricity to or from Great Britain across an interconnector; and

“transition modification provisions”	means the provisions of this condition which apply or applied during the transition period and which enable or enabled the Authority (whether with or without the consent of the Secretary of State) to direct the licensee to revise the Grid Code in certain circumstances.

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Condition C15. Compliance with Distribution Codes

1.	The licensee shall comply with the provisions of every Distribution Code in so far as applicable to it.

2.	The Authority may, following consultation with the licensed distributor responsible for the relevant Distribution Code and any other authorised electricity operators directly affected thereby, issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of such Distribution Code and to such extent and subject to such conditions as may be specified in those directions.

117	Transmission licence standard conditions

Condition C16. Procurement and use of balancing services

1.	The licensee shall co-ordinate and direct the flow of electricity onto and over the GB transmission system in an efficient, economic and co-ordinated manner.

2.	Having taken into account relevant price and technical differences, the licensee shall not discriminate as between any persons or classes of persons in its procurement or use of balancing services.

3.

(a)    The licensee shall before the effective time and thereafter at 12 monthly intervals (or such longer period as the Authority may approve) prepare a statement in a form approved by the Authority setting out the kinds of balancing services which it may be interested in purchasing in the period until the next statement is due and the mechanisms by which it would envisage purchasing them.

(b)    Where during the term of the statement referred to in sub-paragraph (a) the licensee’s intentions change regarding the types of services it wishes to purchase, the licensee shall review the statement and consider whether any revision to the statement is necessary and promptly seek to establish a revised statement in accordance with the terms of paragraph 8 of this condition.

4.	Within one month after the date on which each statement (other than the first one) is due to be published pursuant to paragraph 3, the licensee shall prepare a report in a form approved by the Authority in respect of the balancing services which the licensee has bought or acquired (other than balancing services which the licensee has acquired through the mere acceptance of an offer or bid in the balancing mechanism, provided such offer or bid was not made pursuant to any prior agreement) in the period of 12 months (or such longer period as the Authority may approve) ending on the date referred to above.

5.

(a)    The licensee shall before the effective time prepare a statement approved by the Authority setting out (consistently with the licensee’s duty under paragraph 2 and consistently with its other duties under the Act and the conditions of its transmission licence) the principles and criteria by which the licensee will determine, at different times and in different circumstances, which balancing services the licensee will use to assist in co-ordinating and directing the flow of electricity onto and over the GB transmission system (and/or to assist in doing so efficiently and economically), and when the licensee would resort to measures not involving the use of balancing services.

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(b)	The licensee shall if so directed by the Authority or when any modification should be made to the statement referred to in paragraph 5(a) to more closely reflect the intentions of the licensee but in any event at least once a year, review the statement prepared pursuant to sub-paragraph (a) and promptly seek to establish a revised statement approved by the Authority, such revisions to be made in accordance with the terms of paragraph 8 of this condition.

(c)	The licensee shall as soon as practicable:

(i)	after 1 April 2002, in respect of the period beginning at the effective time and ending on 1 April 2002;

(ii)	after 30 September 2002, in respect of the period beginning on 1 April 2002 and ending on 30 September 2002; and

(iii)	after 30 September 2003 and in each subsequent year, in respect of each period of twelve months commencing on 1 October and ending on 30 September prepare a report on the manner in which and the extent to which the licensee has, during that period, complied with the statement prepared pursuant to sub-paragraph (a) together with any revision made in accordance with paragraph 8 of this condition and whether any modification should be made to that statement to more closely reflect the practice of the licensee.

(d)	The report prepared pursuant to sub-paragraph (c) shall be accompanied by a statement from the licensee’s auditors that they have carried out an investigation the scope and objectives of which shall have been established by the licensee and approved by the Authority, and they shall give their opinion as to the extent to which the licensee has complied with the statement prepared pursuant to sub-paragraph (a) together with any revision made in accordance with paragraph 8 of this condition.

6.	(a) This paragraph applies where the BSC provides that any imbalance price is to be determined (in whole or in part) by reference to the costs and volumes of relevant balancing services.

(b)	Where this paragraph applies the licensee shall:

(i)	before the effective time, establish a balancing services adjustment data methodology approved by the Authority;

(ii)	from time to time thereafter, when the licensee first buys, sells or acquires any relevant balancing services of a kind or under a

119	Transmission licence standard conditions

mechanism which is not covered by the prevailing balancing services adjustment data methodology, promptly seek to establish a revised balancing services adjustment data methodology approved by the Authority which covers that kind of balancing services or mechanisms for buying, selling or acquiring them;

(iii)	prepare a statement of the prevailing balancing services adjustment data methodology as approved by the Authority; and

(iv)	at all times determine and provide (for use under the relevant provisions of the BSC) the costs and volumes of the relevant balancing services in compliance with the prevailing balancing services adjustment data methodology, which are to be taken into account in determining imbalance price(s) under the BSC.

(c)	The licensee shall when any modification should be made to the statement referred to in sub-paragraph 6 (b)(iii) to more closely reflect the intentions of the licensee review the statement prepared pursuant to sub-paragraph 6 (b)(iii) and promptly seek to establish a revised statement approved by the Authority made in accordance with terms of paragraph 8 of this condition.

7.

(a)    This paragraph applies where the BSC provides that any applicable balancing services volume data is to be determined (in whole or in part) by reference to the volumes of energy associated with the provision of applicable balancing services.

(b)	Where this paragraph applies the licensee shall:

(i)	before the date this paragraph comes into effect, establish an applicable balancing services volume data methodology approved by the Authority;

(ii)	Not used;

(iii)	prepare a statement of the prevailing applicable balancing services volume data methodology as approved by the Authority; and

(iv)	at all times determine and provide (for use under the relevant provisions of the BSC) the volumes of applicable balancing services in compliance with the prevailing applicable balancing services volume data methodology, which are to be taken into account in determining applicable balancing services volume data under the BSC.

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(c)	The licensee shall when any modification should be made to the statement referred to in sub-paragraph 7(b)(iii) to more closely reflect the intentions of the licensee review the statement prepared pursuant to sub-paragraph 7(b)(iii) and promptly seek to establish a revised statement approved by the Authority made in accordance with terms of paragraph 8 of this condition.

8.	(a) Except where the Authority directs otherwise, before revising the statements prepared pursuant to paragraphs 3(a), 5(a), 6(b)(iii) and 7(b)(iii) and each revision thereof the licensee shall:

(i)	send a copy of the proposed revisions to the Authority and to any person who asks for one;

(ii)	consult BSC parties on the proposed revisions and allow them a period of not less than 28 days in which to make representations;

(iii)	submit to the Authority within seven (7) days of the close of the consultation period referred to in sub-paragraph 8(a) (ii) above a report setting out

-	the revisions originally proposed,

-	the representations (if any) made to the licensee,

-	any changes to the revisions, and

(iv)	where the Authority directs that sub-paragraphs (i), (ii) and (iii) or any of them shall not apply, comply with such other requirements as are specified in the direction.

(b)	The licensee shall not revise the statements referred to in paragraphs 3(a), 5(a), 6(b)(iii) and 7(b)(iii) and each revision thereof until the expiry of 28 days from the date on which the Authority receives the report referred to in sub-paragraph (a)(iii) unless prior to such date the Authority either:

(i)	directs the licensee to make the revisions on an earlier date; or

(ii)	directs the licensee not to make the revision.

9.	The licensee shall take all reasonable steps to comply with the statement for the time being in force pursuant to paragraph 5(a).

10.	The licensee shall send to the Authority a copy of each of the statements and reports prepared pursuant to paragraphs 3, 4, 5, 6 and 7 and of all revisions to any such statements made in accordance with the terms of paragraph 8 of this condition.

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11.	The licensee shall:

(a)	publish (in such manner as the Authority may approve from time to time) the statements prepared pursuant to paragraphs 3(a), 5(a), 6(b)(iii) and 7(b)(iii) and each revision thereof, and

(b)	send a copy of each statement and report prepared pursuant to paragraphs 3, 4, 5, 6 and 7 or the latest revision of any such statements to any person who requests the same, provided that the licensee shall exclude therefrom, so far as is practicable, any matter which relates to the affairs of any person where the publication of that matter would or might seriously and prejudicially affect his interests, and, for the purposes of paragraph (b), the licensee shall refer for determination by the Authority any question as to whether any matter would or might seriously and prejudicially affect the interests of any person (unless the Authority consents to the licensee not doing so).

12.	The licensee may make a charge for any copy of a statement, report or revision sent pursuant to paragraph 11(b) of any amount reasonably reflecting the licensee’s reasonable costs of providing such a copy which shall not exceed the maximum amount specified in directions issued by the Authority for the purpose of this condition.

13.	The licensee shall, unless the Authority otherwise consents, maintain for a period of six years:

(a)	particulars of all balancing services offered to it;

(b)	particulars of all contracts (other than those in the balancing mechanism) for balancing services which it entered into;

(c)	particulars of all contracts for balancing services entered into by way of the acceptance of a bid or offer in the balancing mechanism where the bid or offer was made pursuant to a prior agreement;

(d)	records of all balancing services called for and provided; and

(e)	records of quantities of electricity imported and exported across each interconnector(s).

14.	The licensee shall provide to the Authority such information as the Authority shall request concerning the procurement and use of balancing services.

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15.	In this condition:

“applicable balancing services”	means those services that the Authority directs the licensee to treat as applicable balancing services;

“applicable balancing services volume data”	means the amount of energy deemed by virtue of the applicable balancing services volume methodology to have been produced or consumed as a result of delivering applicable balancing services;

“applicable balancing services volume data methodology”	means a methodology to be used by the licensee to determine what volumes of applicable balancing services are to be taken into account under the BSC for the purposes of determining in whole or in part the applicable balancing services volume data in any period, which methodology shall cover each of the applicable balancing services which the licensee buys, sells or acquires at the time at which the methodology is established;

“balancing services adjustment data methodology”	means a methodology to be used by the licensee to determine what costs and volumes of relevant balancing services are to be taken into account under the BSC for the purposes of determining in whole or in part the imbalance price(s) in any period, which methodology shall cover each of the kinds of balancing services which the licensee buys, sells or acquires, and the mechanisms by which the licensee buys, sells or acquires them, at the time at which the methodology is established.

“imbalance price”	means a price, in the BSC, for charging for imbalances as referred to in paragraph 2(b)(ii) of standard condition C3 (Balancing and Settlement Code (BSC));

123	Transmission licence standard conditions

“relevant balancing services”	means balancing services other than

	(a)	those which the licensee has acquired through the mere acceptance of an offer or bid in the balancing mechanism, provided that such offer or bid was not made pursuant to any prior agreement, and

	(b)	those which the Authority directs the licensee not to treat as relevant balancing services.

124	Transmission licence standard conditions

Condition C17. Transmission system security standard and quality of service

1.	The licensee shall at all times:

(a)	plan, develop and operate the licensee’s transmission system; and

(b)	co-ordinate and direct the flow of electricity onto and over the GB transmission system,

in accordance with the GB Security and Quality of Supply Standard version 1, together with the STC, the Grid Code or such other standard of planning and operation as the Authority may approve from time to time and with which the licensee may be required to comply (following consultation (where appropriate) with any authorised electricity operator liable to be materially affected thereby).

2.	The licensee shall at all times have in force a statement approved by the Authority setting out criteria by which the performance of the licensee in maintaining the security and availability and quality of service of the licensee’s transmission system and the GB transmission system may be measured.

3.	The licensee shall within 2 months after the end of each financial year submit to the Authority a report providing details of the performance of the licensee during the previous financial year against the criteria referred to in paragraph 2 of this condition.

4.	The Authority may (following consultation with the licensee and, where appropriate, any relevant authorised electricity operator) issue directions relieving the licensee of its obligations under paragraph 1 in respect of such parts of the licensee’s transmission system or the GB transmission system and to such extent as may be specified in the directions.

5.	The licensee shall give or send a copy of the documents (other than the Grid Code and the STC) referred to in paragraph 1 (as from time to time revised) to the Authority.

6.	The licensee shall (subject to paragraph 7) give or send a copy of the documents (as from time to time revised) referred to in paragraph 5 to any person requesting the same.

7.	The licensee may make a charge for any copy given or sent pursuant to paragraph 6 of an amount which will not exceed any amount specified for the time being for the purposes of this condition in a direction issued by the Authority.

125	Transmission licence standard conditions

CONDITION C18. REQUIREMENT TO OFFER TERMS FOR CONNECTION OR USE OF THE GB TRANSMISSION SYSTEM DURING THE TRANSITION PERIOD

1.	The principal objectives of this condition are to ensure that, to the extent possible, the licensee shall, in accordance with the requirements of this condition:

(a)	have agreements governing connection to or use of the GB transmission system with all existing users by the BETTA go-live date; and

(b)	make offers for connection to or use of the GB transmission system to all applicants in accordance with the timescales specified in paragraph 7 below,

each such agreement and offer, as appropriate, to take account of and be consistent with:

(i)	the licensee’s obligations under this condition, including the licensee’s obligations under Schedule 1 to this condition;

(ii)	subject to (i), those obligations which it is, at the relevant time, known (or reasonably anticipated) are to be imposed on the licensee by this licence on and from the BETTA go-live date and which would, had the agreement been entered into or the offer been made after the BETTA go-live date, have applied to that agreement or offer, as appropriate.

2.	Without prejudice to its obligations under condition B13 (BETTA implementation), the licensee shall take such steps and do such things as are necessary or requisite and as are within its power to secure the achievement of the principal objectives described in paragraph 1 above.

3.	The licensee shall, in the manner provided for in Section 12 of the CUSC (save that, in the event of any conflict between the provisions of Section 12 of the CUSC and the provisions of this condition, the provisions of this condition shall prevail) and unless otherwise directed by the Authority:

(a)	offer to enter into agreements to connect to or use the GB transmission system with all existing Scottish users, which agreements shall comply and be consistent with the provisions of this condition;

(b)	offer to amend such of the existing agreements between it and existing other users for connection to or use of the licensee’s transmission system as are necessary to ensure that all of those agreements will, with effect from the

126	Transmission licence standard conditions

BETTA go-live date, become agreements for connection to or use of the GB transmission system and will otherwise be modified such that those agreements comply and are consistent with the provisions of this condition; and

(c)	subject to paragraph 8 below, offer to enter into agreements to connect to or use the GB transmission system with all applicants, which agreements shall comply and be consistent with the provisions of this condition.

4.	To enable the licensee to comply with paragraph 3 above, the licensee shall, unless otherwise directed by the Authority and, in the case of applicants, subject to paragraph 8 below, offer to enter into:

(a)	the CUSC Framework Agreement (where the relevant person is not already a party to such agreement); and

(b)	to the extent appropriate, such other agreements as are provided for in the CUSC,

with each existing user and each applicant.

5.	Each offer which the licensee makes to an existing Scottish user or an existing Scottish applicant pursuant to paragraph 3 above shall:

(a)	reflect any associated TO offer which relates to that offer and, to the extent appropriate, Section I Information;

(b)	take account of and be consistent with the licensee’s obligations under this condition, including the licensee’s obligations under Schedule 1 to this condition;

(c)	in the case of each existing Scottish user, reflect a Connection Entry Capacity and Transmission Entry Capacity which are, to the extent practicable, equal to that existing Scottish user’s equivalent rights under the relevant existing agreement between it and a Scottish licensee;

(d)	subject to sub-paragraphs (b), (c) and (f), take account of and be consistent with those obligations which it is, at the relevant time, known (or reasonably anticipated) are to be imposed on the licensee by this licence on and from the BETTA go-live date and which would, had the offer been made after the BETTA go-live date, have applied to that offer;

(e)	where that offer is for connection, and to the extent appropriate, make detailed provision regarding the connection charges to be paid to the licensee, such charges:

(i)	to be presented in such a way as to be referable to the GB connection charging methodology (or, in respect of any offer made prior to 1 February 2005 or such later date as the Authority may direct for these purposes, the licensee’s best estimate thereof) or any revision thereof;

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(ii)	where the licensee has, in accordance with sub-paragraph (e)(i) above, relied upon an estimate of the GB connection charging methodology, to be updated, as necessary, so as to be referable to the GB connection charging methodology as soon as reasonably practicable after it is available;

(iii)	to be set in conformity with the requirements of paragraph 8 of standard condition C6 (Connection charging methodology) and (where relevant) paragraph 4;

(f)	save where the Authority otherwise directs, reflect the division of ownership of Plant and Apparatus provided for in:

(i)	the relevant existing agreement between a Scottish licensee and that existing Scottish user; or

(ii)	any offer made or to be made by a Scottish licensee to that existing Scottish applicant, and

(g)	contain such further terms as are or may be appropriate for the purpose of the agreement, taking account, in the case of existing Scottish users, of [:][1]

[(i)][2]	any rights afforded to and any restrictions imposed upon the relevant person pursuant to any existing agreement for connection or use of system, as appropriate[; or

(ii)	any rights afforded to and any restrictions imposed upon the relevant person pursuant to any agreement for connection or use of system, as appropriate, that has been run-off pursuant to standard condition B14 (BETTA run-of arrangements scheme),][3]

to the extent that the same have been notified to the licensee and the licensee is able to continue to offer such rights or impose such restrictions and there are

[1]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.
[2]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.
[3]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.

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no grounds upon which the licensee may reasonably object to such rights or restrictions being reflected in the offer being made by it to the relevant existing Scottish user (or in any subsequent agreement).

6.	Each offer which the licensee makes to an existing other user or an existing other applicant pursuant to paragraph 3 above shall:

(a)	reflect any associated TO offer which relates to that offer;

(b)	take account of and be consistent with the licensee’s obligations under this condition, including its obligations under Schedule 1 to this condition;

(c)	in the case of each existing other user, reflect the Connection Entry Capacity and Transmission Entry Capacity which apply under the relevant existing agreement between that existing other user and the licensee;

(d)	subject to sub-paragraphs (b), (c) and (f), take account of and be consistent with those obligations which it is, at the relevant time, known (or reasonably anticipated) are to be imposed on the licensee by this licence on and from the BETTA go-live date and which would, had the offer been made after the BETTA go-live date, have applied to that offer; and

(e)	where that offer is for connection, and to the extent appropriate, make detailed provision regarding the connection charges to be paid to the licensee, such charges:

(i)	to be presented in such a way as to be referable to the GB connection charging methodology (or, in respect of any offer made prior to 1 February 2005 or such later date as the Authority may direct for these purposes, the licensee’s best estimate thereof) or any revision thereof;

(ii)	where the licensee has, in accordance with sub-paragraph (f)(i) above, relied upon an estimate of the GB connection charging methodology, to be updated, as necessary, so as to be referable to the GB connection charging methodology as soon as reasonably practicable after it is available;

(iii)	to be set in conformity with the requirements of paragraph 8 of standard condition C6 (Connection charging methodology) and (where relevant) paragraph 4;

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(f)	save where the Authority otherwise directs, reflect the division of ownership of Plant and Apparatus provided for in:

(i)	the relevant existing agreement between the licensee and that existing other user; or

(ii)	any offer made or to be made by the licensee to that existing other applicant; and

(g)	contain such further terms as are or may be appropriate for the purpose of the agreement, taking account, in the case of existing other users, of[:][4]

[(i)][5]	any rights afforded to and any restrictions imposed upon the relevant person pursuant to any existing agreement for connection or use of system, as appropriate[; or

(ii)	any rights afforded to and any restrictions imposed upon the relevant person pursuant to any agreement for connection or use of system, as appropriate, that has been run-off pursuant to standard condition B14 (BETTA run-of arrangements scheme),] [6]

to the extent that the licensee is able to continue to offer such rights or impose such restrictions and there are no grounds upon which the licensee may reasonably object to such rights or restrictions being reflected in the offer being made by it to the relevant existing other user (or in any agreement between it and that relevant user).

7.	The licensee shall make an offer in accordance with paragraph 3 above:

(a)    (i)        to the extent required to comply with paragraph 3, to each existing other user; and

(ii)	to each existing Scottish user whose details have been provided to the licensee in accordance with Section I of the STC,

as soon as reasonably practicable after the date upon which this condition takes effect in the licensee’s licence and, in any event, by 1 February 2005 or such later date as the Authority may direct for these purposes;

[4]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.
[5]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.
[6]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.

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(b)	to each existing other applicant as soon as reasonably practicable and in any event (except where the Authority consents to a longer period) within:

(i)	3 months of the later of (aa) 1 January 2005 and (bb) the earliest date upon which the licensee is in receipt of an application from that existing other applicant for connection to the licensee’s transmission system containing all such information as the licensee may reasonably require for the purpose of formulating the terms of its offer; or

(ii)	28 days of the later of (aa) 1 January 2005 and (bb) the earliest date upon which the licensee is in receipt of an application from that existing other applicant for use of the licensee’s transmission system containing all such information as the licensee may reasonably require for the purpose of formulating the terms of its offer;

(c)	to each existing Scottish applicant as soon as reasonably practicable and in any event (except where the Authority consents to a longer period) within:

(i)	3 months of the later of (aa) 1 January 2005 and (bb) the earliest date upon which the licensee is in receipt of a notification from a Scottish licensee in accordance with condition D15 (Obligations relating to the preparation of TO offers during the transition period) that that Scottish licensee has received an application for connection containing all such information as that Scottish licensee reasonably requires for the purpose of formulating the terms of its offer to that existing Scottish applicant; or

(ii)	28 days of the later of (aa) 1 January 2005 and (bb) the earliest date upon which the licensee is in receipt of a notification from a Scottish licensee in accordance with condition D15 (Obligations relating to the preparation of TO offers during the transition period) that that Scottish licensee has received an application for use of system containing all such information as that Scottish licensee reasonably requires for the purpose of formulating the terms of its offer to that existing Scottish applicant.

8.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement with any applicant if:

(a)	to do so would be likely to involve the licensee:

(i)	in breach of its duties under section 9 of the Act;

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(ii)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the transmission business;

(iii)	in breach of the Grid Code; or

(iv)	in breach of the conditions; or

(b)	the person to whom the offer is being made does not undertake to be bound insofar as applicable by the terms of the Grid Code or the CUSC from time to time in force; or

(c)	in the case of offers for use of system, the person to whom the offer is being or is to be made ceases to be an authorised electricity operator; or

(d)	a Scottish licensee has notified the licensee that under paragraph 5 of condition D15 (Obligations relating to the preparation of TO offers during the transition period) it is not obliged to offer to enter or to enter into any agreement in response to the application or notification, as appropriate.

9.	Each offer made by the licensee to:

(a)	an existing Scottish user or an existing other user pursuant to paragraph 3 above shall be open for acceptance for a minimum period of one month (or such longer period as the Authority may direct for these purposes) from the date that it is received by that existing Scottish user or existing other user, as appropriate; and

(b)	an applicant pursuant to paragraph 3 above shall be open for acceptance for a minimum period of three months.

10.	If the licensee and any applicant or existing user fail to agree upon the terms of an agreement based upon an offer made pursuant to this condition, the Authority may, pursuant to section 7(3)(c) of the Act and on application of the licensee, an applicant or an existing user, settle any terms in dispute in such manner as appears to the Authority to be reasonable.

11.	If an application is made to the Authority as provided at paragraph 10 above, the licensee shall:

(a)	notify the Authority of:

(i)	any associated TO offer which relates to the agreement which is the subject of that application;

(ii)	any Section I Information which relates to the agreement which is the subject of that application;

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(iii)	any transmission licensee (other than a transmission licensee who has made a TO offer or who is affected by the Section I Information notified to the Authority in accordance with sub-paragraph 11(a)(ii)) which the licensee knows or reasonably considers is or may be an affected transmission licensee for the purposes of the agreement which is the subject of that application or any associated TO offer;

(b)	notify each transmission licensee who has made an associated TO offer or who is affected by the Section I Information notified to the Authority in accordance with sub-paragraph 11(a)(ii) and any other transmission licensee which the licensee knows or reasonably considers is or may be an affected transmission licensee for the purposes of the agreement which is the subject of that application or any associated TO offer, of such application; and

(c)	request that the Authority exercise its powers under section 7(3)(c) of the Act to:

(i)	settle the terms of each associated TO offer which is affected by the Authority’s determination made pursuant to paragraph 10 above or this paragraph 11(c);

(ii)	determine any changes to be made to Section I Information (including any addition to be made thereto) as a consequence of the Authority’s determination made pursuant to paragraph 10 above or this paragraph 11(c); and

(iii)	determine whether any TO offer (other than those TO offers (if any) which the licensee shall have notified to the Authority in accordance with paragraph 11(a) above) is required in connection with the Authority’s determination made pursuant to paragraph 10 above or this paragraph 11(c).

12.	Insofar as an applicant or an existing user wishes to proceed on the basis of an agreement as settled by the Authority pursuant to paragraph 10 above, the licensee shall forthwith enter into an agreement or amend an existing agreement, as appropriate, on the basis so settled.

13.

If the licensee has failed by 1 March 2005 (or such later date as the Authority may direct for these purposes) to enter into an agreement with an existing Scottish user who is also an electricity licensee, or to agree changes to an existing agreement for connection to or use of system with an existing other user who is also an electricity

133	Transmission licence standard conditions

licensee, then, without prejudice to either party’s right to refer the matters in dispute to the Authority for determination as provided at paragraph 10 above, the licensee shall:

(a)	where no such reference has been made, apply to the Authority to settle any terms in dispute and the Authority shall be entitled to settle such terms in such manner as appears to the Authority to be reasonable;

(b)	notify the Authority of:

(i)	any associated TO offer which relates to the agreement which is the subject of that application;

(ii)	any Section I Information which relates to the agreement which is the subject of that application;

(iii)	any transmission licensee (other than a transmission licensee who has made a TO offer or who is affected by the Section I Information notified to the Authority in accordance with sub-paragraph 13(b)(ii)) which the licensee knows or reasonably considers is or may be an affected transmission licensee for the purposes of the agreement which is the subject of that application or any associated TO offer;

(c)	notify each transmission licensee who has made an associated TO offer or who is affected by the Section I Information notified to the Authority in accordance with sub-paragraph 13(b)(ii) and any other transmission licensee which the licensee knows or reasonably considers is or may be an affected transmission licensee for the purposes of the agreement which is the subject of that application or any associated TO offer, of such application; and

(d)	request that the Authority exercise its powers under section 7(3)(c) of the Act to:

(i)	settle the terms of each associated TO offer which is affected by the Authority’s determination made pursuant to this paragraph 13; and

(ii)	determine any changes to be made to the Section I Information (including any addition to be made thereto) as a consequence of the Authority’s determination made pursuant to this paragraph 13; and

(iii)	determine whether any TO offer (other than those TO offers (if any) which the licensee shall have notified to the Authority in accordance with paragraph 13(b) above) is required in connection with the Authority’s determination made pursuant to this paragraph 13.

134	Transmission licence standard conditions

14.	Where the terms of an agreement are settled by the Authority pursuant to paragraph 13 above, the licensee shall forthwith enter into an agreement or amend an existing agreement, as appropriate, on the basis so settled.

15.	Where the terms of an agreement which are to be settled by the Authority pursuant to paragraph 13 above have not been settled by the date which falls two weeks prior to the BETTA go-live date [(or such later date as the Authority may direct for these purposes)][7], the licensee shall forthwith enter into an agreement, or amend an existing agreement, on the basis of the terms of the licensee’s offer to the relevant electricity licensee pending settlement of the terms of that agreement by the Authority. The Authority’s determination of the terms of any such agreement may, where and to the extent appropriate, take account of and make appropriate adjustments to reflect the difference between the terms of that agreement as settled and the terms of that agreement which applied during the period from the BETTA go-live date to the date upon which the agreement as settled takes effect.

16.	The provisions of this condition shall only apply to existing users and to any application made by an applicant before the BETTA go-live date.

17.	In this condition:

“Apparatus”	has the meaning given to it in the CUSC.

“applicant”	means either an existing other applicant or an existing Scottish applicant.

“Connection Entry Capacity”	has the meaning given to it in the CUSC.

“existing agreement”	means an agreement between the licensee or a Scottish licensee and an existing user.

“existing other applicant”	means in respect of each application, either:

(a) any authorised electricity operator in the case of an application for use of system; or

[7]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.

135	Transmission licence standard conditions

(b) any person in the case of an application for connection,

who has made or who at any time during the transition period makes an application requesting an offer for connection to or use of the licensee’s transmission system but who has not, as at 1 January 2005, accepted any such offer provided that an authorised electricity operator or a person, as appropriate, shall not (or no longer) constitute, for the purposes of the relevant application, an existing other applicant where the period within which the relevant offer needs to be accepted has expired and that offer has not been accepted.

“existing other user”	means in respect of each agreement, a person who, as at 1 January 2005, has an agreement with (or has accepted an offer from) the licensee for connection to or use of the licensee’s transmission system provided that any person who has an agreement with the licensee relating to connection to the licensee’s transmission system of the interconnection shall not, in respect of that agreement, constitute an existing other user for the purposes of this condition.

136	Transmission licence standard conditions

“existing Scottish applicant”	means in respect of each application, either:

(a) any authorised electricity operator in the case of an application for use of system; or

(b) any person in the case of an application for connection,

who has made or who at any time during the transition period makes an application requesting an offer for connection to or use of a Scottish licensee’s transmission system but who has not, as at 1 January 2005, accepted any such offer provided that an authorised electricity operator or a person, as appropriate, shall not (or no longer) constitute an existing other applicant where the period within which the relevant offer needs to be accepted has expired and the offer has not been accepted.

“existing Scottish user”	means in respect of each agreement, a person who, as at 1 January 2005, has an agreement with (or has accepted an offer from) a Scottish licensee for connection to or use of a Scottish licensee’s transmission system provided that any person who has an agreement with a Scottish licensee relating to connection to that Scottish licensee’s transmission

137	Transmission licence standard conditions

system of the interconnection shall not, in respect of that agreement, constitute an existing Scottish user for the purposes of this condition.

“existing user”	means an existing Scottish user or an existing other user.

“GB connection charging methodology”	means the connection charging methodology which the licensee is obliged to determine in accordance with standard condition 6 (Connection charging methodology).

“Plant”	has the meaning given to it in the CUSC.

“relevant time”	for the purposes of this condition means the time at which the licensee makes an offer as required by paragraph 3 of this condition.

“run-off”	means brought to an end.

“Section I Information”	means any information which is contained or to be contained in the Site Specification.

“Site Specification”	means the “Transitional Connection Site Specification” (as defined in the STC).

“Transmission Entry Capacity”	has the meaning given to it in the CUSC.

“transmission licensee”	means the licensee or any Scottish licensee, as appropriate.

“transmission system works”	means those works which are required to be undertaken on the GB transmission system to ensure that the GB transmission system meets the standards prescribed by standard condition C17 (Transmission system security standard and quality of service) and standard condition D3 (Transmission system security standard and quality of service).

138	Transmission licence standard conditions

SCHEDULE 1 TO CONDITION 18 (REQUIREMENT TO OFFER TERMS FOR

CONNECTION OR USE OF THE GB TRANSMISSION SYSTEM DURING THE TRANSITION PERIOD)

1.	Offers made by the licensee pursuant to paragraph 3 of this condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) shall comply and be consistent with the requirements of this Schedule.

2.	Each offer which the licensee makes in accordance with paragraph 3 of this condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) to:

(a)	an existing user; or

(b)	an applicant who has, on or before 1 January 2005, submitted a complete application (which, for the purposes of this Schedule 1 shall mean an application which contains the information which the transmission licensee to whom it is submitted reasonably requires for the purposes of preparing an offer for connection or use of that licensee’s transmission system) for connection or use of system, shall:

(i)	not be contingent on the completion of transmission system works on circuits which relate directly to the interconnection (or works directly consequential, in the context of the relevant offer, to such transmission system works);

(ii)	in the case of an existing Scottish user or an existing Scottish applicant who has submitted a complete application for connection or use of system to a Scottish licensee on or before 1 January 2005, not be contingent on the completion of transmission system works in England and Wales;

(iii)	in the case of an existing other user or an existing other applicant who has submitted a complete application for connection or use of system to the licensee on or before 1 January 2005, not be contingent on the completion of transmission system works in Scotland.

3.	[Subject to paragraph 6 of this Schedule 1, in][8] preparing the offers which the licensee makes or is to make in accordance with this condition C18 (Requirement to offer

[8]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.

139	Transmission licence standard conditions

terms for connection or use of the GB transmission system during the transition period) the licensee shall (subject to paragraph 2 of this Schedule 1) identify the transmission system works which are relevant to each offer in the following order:

(a)	first, and subject to (b), for each offer which is made or to be made to a person who is, as at 1 September 2004, an existing user;

(b)	for each existing user who falls within (a) above, in the order in which each such existing user accepted the offer for connection or use of system which led to its existing agreement, starting with the existing user who accepted its offer earliest, provided that, where it is not reasonably practicable for the licensee to determine the date upon which an offer was accepted by a particular existing user, the relevant date for these purposes shall be the date upon which that relevant existing user’s Plant or Apparatus was commissioned; and

(c)	then, for each offer which is made or to be made to each existing user who does not fall within the scope of paragraph 3(a) and to each applicant.

4.	In identifying transmission system works for the purposes of preparing the offers which the licensee makes or is to make to:

(a)	existing users who fall within the scope of paragraph 3(a) of this Schedule 1, the licensee shall assume that each existing user who precedes, in the order identified in paragraph 3(b) of this Schedule, the existing user whose offer it is preparing, has accepted the offer which the licensee makes or is to make to it in accordance with this condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period);

(b)	existing users and applicants who fall within the scope of paragraph 3(c) of this Schedule 1, the licensee shall assume that each existing user who falls within the scope of paragraph 3(a) of this Schedule 1 has accepted the offer which the licensee makes or is to make to that existing user in accordance with this condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period).

5.	[Subject to paragraph 6 of this Schedule 1 and without][9] prejudice to paragraph 7 of this condition (Requirement to offer terms for connection or use of the GB transmission system during the transition period), the licensee shall use best

[9]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.

140	Transmission licence standard conditions

endeavours to ensure that each existing user (an ‘earlier existing user’) and each applicant (an ‘earlier applicant’) who falls within the scope of paragraph 3(c) of this Schedule 1 does not receive its offer from the licensee, made in accordance with this condition 18 ((Requirement to offer terms for connection or use of the GB transmission system during the transition period) later than the date upon which another existing user or applicant who also falls within the scope of paragraph 3(c) of this Schedule 1 receives its offer where that other existing user or applicant, as appropriate, submitted or submits its complete application to the licensee or a Scottish licensee, as appropriate, later than the date upon which the earlier existing user or earlier applicant, as appropriate, submitted or submits its complete application to the licensee or a Scottish licensee, as appropriate.

6.	[Paragraph 5 of this Schedule 1 does not apply to the receipt of an offer (“offer A”) from the licensee, made in accordance with this condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period), by existing users or applicants who fall within the scope of paragraph 3(c) of this Schedule 1 if the licensee is satisfied that no other offer and no revised offer (in relation to the same application) (together “Offer B”) has been or may be made in accordance with this condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) that:

(a)	if accepted would affect the terms of Offer A; or

(b)	would be affected by the terms of Offer A if that Offer A was accepted before Offer B was accepted.][10]

[7.	Paragraph 8 applies where a person, in respect of an embedded exemptable large power station that he owns or operates:

(a)	has submitted a BELLA application to the licensee (whether or not the licensee has made an offer in respect of that application and whether or not the person has accepted any such offer); or

(b)	is to receive an offer (the “original offer”) from the licensee for use of system of the GB transmission system (whether or not the licensee has made an offer and whether or not the person has accepted any such offer).

[10]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.

141	Transmission licence standard conditions

8.	Where, on or before 1 October 2005:

(a)	in the case of a person to whom paragraph 7(a) applies, such person notifies the licensee that he no longer wishes to enter into and comply with a BELLA, and applies for use of system to the licensee in respect of the embedded exemptable large power station that he owns or operates; or

(b)	in the case of a person to whom paragraph 7(b) applies, such person notifies the licensee that, in respect of the embedded exemptable large power station that he owns or operates, he no longer wishes an offer for use of system, and submits a BELLA application to the licensee; and

(c)	in all other respects there are no other changes to:

(i)	the application to the licensee in respect of the relevant embedded exemptable large power station made by the person who owns or operates that embedded exemptable large power station or any applicant who owns or operates the distribution system to which that embedded exemptable large power station is connected; or

(ii)	in the case of existing users, matters which will affect the transmission system works contained within the offer as compared to the original offer or any offer to that existing user who owns or operates the distribution system to which the relevant embedded exemptable large power station is connected in respect of that embedded exemptable large power station; and

(d)	there has been no previous notification to the licensee under sub-paragraphs (a) or (b) in relation to that embedded exemptable large power station then:

(i)	where sub-paragraph (a) applies, the use of system application shall for the purposes of identifying the transmission system works under paragraph 3 of this schedule 1, be ordered in the same position as any application which has been made to the licensee in respect of the relevant embedded exemptable large power station by an applicant who owns or operates the distribution system to which that embedded exemptable large power station is connected or, in the case of an existing user, where offer an offer is to be made to the existing user by the licensee pursuant to standard condition C18 in respect of that embedded exemptable larger power station;

142	Transmission licence standard conditions

(ii)	where sub-paragraph (b) applies, any application for connection to the GB transmission system to the licensee in respect of the relevant embedded exemptable large power station by an applicant who owns or operates the distribution system to which that embedded exemptable large power station is connected shall, for the purposes of identifying the transmission system works under paragraph 3 of this schedule 1, be ordered in the same position as the original offer; and

(iii)	the licensee will not be in breach of paragraph 4 of this Schedule 1 when making offers in respect of embedded exemptable large power stations where it has received notification pursuant to sub-paragraphs (a) or (b)

9.	In paragraphs 7 and 8, the following terms have the meanings given in the CUSC:

(a)	embedded exemptable large power station

(b)	BELLA;

(c)	BELLA application.][11]

[11]	The modification in square brackets was made directly to the condition itself and not by way of modification to Section E.

143	Transmission licence standard conditions

SECTION D. TRANSMISSION OWNER STANDARD CONDITIONS

Condition D1. Interpretation of Section D

Not used.

144	Transmission licence standard conditions

Condition D2. Obligation to provide transmission services

1.	The licensee shall, in accordance with the STC, provide to the system operator the transmission services set out in paragraph 2.

2.	The transmission services which the licensee shall provide in accordance with paragraph 1 shall consist of the following:

(a)	making available those parts of the licensee’s transmission system which are intended for the purposes of conveying, or affecting the flow of, electricity so that such parts are capable of doing so and are fit for those purposes;

(b)	a means of enabling the system operator to direct the configuration of those parts of the licensee’s transmission system made available to it and, consistent with such means, giving effect to any such direction from time to time; and

(c)	a means of enabling the system operator to obtain information in relation to the licensee’s transmission system which is needed by the system operator to enable it to co-ordinate and direct the flow of electricity onto and over the GB transmission system and, consistent with such means, providing such information to the system operator.

145	Transmission licence standard conditions

Condition D3. Transmission system security standard and quality of service

1.	The licensee shall at all times plan and develop the licensee’s transmission system in accordance with the GB Security and Quality of Supply Standard version 1, together with the STC or such other standard of planning and operation as the Authority may approve from time to time and with which the licensee may be required to comply (following consultation (where appropriate) with any authorised electricity operator liable to be materially affected thereby) and shall, in so doing, take into account the system operator’s obligations under standard condition C17 (Transmission system security standard and quality of service) to co-ordinate and direct the flow of electricity onto and over the GB transmission system.

2.	The licensee shall at all times have in force a statement approved by the Authority setting out criteria by which the performance of the licensee in maintaining the security and availability and quality of service of the licensee’s transmission system and, to the extent appropriate, the GB transmission system may be measured.

3.	The licensee shall within 2 months after the end of each financial year submit to the Authority a report providing details of the performance of the licensee during the previous financial year against the criteria referred to in paragraph 2 of this condition.

4.	The Authority may (following consultation with the licensee and, where appropriate, any relevant authorised electricity operator) issue directions relieving the licensee of its obligations under paragraph 1 in respect of such parts of the licensee’s transmission system and to such extent as may be specified in the directions.

5.	The licensee shall give or send a copy of the documents (other than the STC) referred to in paragraph 1 (as from time to time revised) to the Authority.

6.	The licensee shall (subject to paragraph 7) give or send a copy of the documents (as from time to time revised) referred to in paragraph 5 to any person requesting the same.

7.	The licensee may make a charge for any copy given or sent pursuant to paragraph 6 of an amount which will not exceed any amount specified for the time being for the purposes of this condition in a direction issued by the Authority.

146	Transmission licence standard conditions

Condition D4A. Obligations in relation to offers for connection etc

1.	On notification by the system operator of receipt of an application for connection or for modification to an existing connection in accordance with paragraph 2 of standard condition C8 (Requirement to offer terms), the licensee shall (subject to paragraph 2 and paragraph 4) offer to enter into an agreement with the system operator and such offer shall make detailed provision regarding:

(a)	the carrying out of work (if any) on the licensee’s transmission system required to connect the GB transmission system to any other system for the transmission or distribution of electricity and for the obtaining of any consents necessary for such purpose;

(b)	the carrying out of works (if any) on the licensee’s transmission system in connection with the extension or reinforcement of the licensee’s transmission system which is rendered (in the licensee’s discretion) appropriate or necessary by reason of making the connection or modification to an existing connection to the GB transmission system and for the obtaining of any consents necessary for such purpose;

(c)	where the system operator requests the same, the installation of meters (if any) on the licensee’s transmission system required to enable the system operator to measure electricity being accepted onto the GB transmission system at the specified entry point or points or leaving such system at the specified exit point or points;

(d)	the date by which any works required on the licensee’s transmission system to facilitate access to the GB transmission system (including for this purpose any works on the licensee’s transmission system to reinforce or extend the licensee’s transmission system) shall be completed (time being of the essence unless otherwise agreed by the system operator);

(e)	such costs as may be directly or indirectly incurred in carrying out the works, the extension or reinforcement of the licensee’s transmission system or the provision and installation, maintenance and repair or (as the case may be) removal following disconnection of any electric lines, electric plant or meters, which works are detailed in the offer;

147	Transmission licence standard conditions

(f)	such further terms as are or may be appropriate for the purpose of the agreement; and

in providing such information, the licensee shall co-operate and co-ordinate its activities with other transmission licensees in accordance with the STC.

2.	Subject to paragraph 4, the licensee shall, after receipt by the licensee of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer, offer terms in accordance with paragraph 1 above as soon as practicable and (except where the Authority consents to a longer period) in accordance with the time periods specified for this purpose in the STC.

3.	On notification by the system operator in accordance with paragraph 2 of standard condition C8 (Requirement to offer terms) of receipt by the system operator of an application for use of system, the licensee shall (subject to paragraph 4), where the system operator requests that it do so in accordance with the STC, offer to enter into an agreement with the system operator in respect of such application in the manner provided in the STC and for the purposes of making such offer shall cooperate and co-ordinate its activities with other transmission licensees in accordance with the STC.

4.	The licensee shall not be obliged pursuant to this condition to offer to enter into or to enter into any agreement pursuant to this condition if to do so would be likely to involve the licensee:

(a)	in breach of its duties under section 9 of the Act;

(b)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the transmission business; or

(c)	in breach of the conditions,

and where the licensee is not obliged pursuant to this condition to offer to enter into or to enter into an agreement with the system operator, the licensee shall notify the system operator of that fact (and of the fact that it does not intend to offer to enter into or to enter into an agreement pursuant to paragraph 1 or paragraph 3) as soon as practicable in accordance with the STC.

148	Transmission licence standard conditions

Condition D4B. Functions of the Authority

1.	Insofar as the system operator wishes to proceed on the basis of a TO offer from the licensee as settled by the Authority pursuant to paragraph 2 of standard condition C9 (Functions of the Authority), the licensee shall forthwith enter into an agreement with the system operator which fully reflects the TO offer as so settled.

2.	Where the Authority determines in accordance with paragraph 2(c)(ii) of standard condition C9 (Functions of the Authority) that a TO offer (other than those TO offers (if any) notified to the Authority in accordance with paragraph 2(a) of standard condition C9 (Functions of the Authority)) is required in respect of an agreement settled by the Authority pursuant to paragraph 1 of standard condition C9 (Functions of the Authority) and that other TO offer is required to be made by the licensee, the licensee shall prepare a TO offer which is consistent with such determination and shall submit such TO offer to the system operator as soon as reasonably practicable after the date of such determination and, in any event, within the time periods (if any) specified in such determination.

149	Transmission licence standard conditions

Condition D5. Prohibition on engaging in preferential or discriminatory behaviour

1.	The licensee shall not unduly discriminate as between any persons or any class or classes of person or persons or unduly prefer itself or any affiliate or related undertaking over any other person or persons or any class or classes of person or persons:

(a)	in meeting its obligations under standard condition D2 (Obligation to provide transmission services);

(b)	in meeting its obligations under standard condition D3 (Transmission system security standard and quality of service)

(c)	in meeting its obligations under standard condition D4A (Obligations in relation to offers for connection etc); and

(d)	in meeting its obligations under standard condition B12 (System Operator - Transmission Owner Code).

2.	On notification by the Authority, the licensee shall keep and maintain such records concerning its compliance with this condition as are in the opinion of the Authority sufficient to enable the Authority to assess whether the licensee is complying with this condition and as are specified in any such notification, and the licensee shall furnish to the Authority such records (or such of these as the Authority may require) in such manner and at such times as the Authority may require.

150	Transmission licence standard conditions

Condition D6. Prohibition on selling electricity

1.	The purpose of this condition is to prevent abuse by the licensee of its position as owner or operator of the licensee’s transmission system.

2.	Except with the written consent of the Authority, the licensee shall not purchase or otherwise acquire electricity for the purpose of sale or other disposition to third parties except for the purpose of providing transmission services.

3.	In paragraph 2, the reference to purchase or other acquisition of electricity shall include entering into or acquiring the benefit of a contract conferring rights or obligations (including rights or obligations by way of option) in relation to or by reference to the sale, purchase or delivery of electricity at any time or the price at which electricity is sold or purchased at any time.

151	Transmission licence standard conditions

Condition D12. Scottish Settlement Agreement

1.	Subject to paragraph 2, insofar as the licensee transmits electricity to any premises situate in Scotland or to the extent that the Settlement Agreement for Scotland may apply in respect of the activities of the transmission business, the licensee shall comply with the relevant provisions of the Settlement Agreement for Scotland.

2.	The Authority may (with the consent of the Secretary of State and following consultation with the licensee and such other persons as the Authority determines appropriate) where it considers it consistent with, or necessary or expedient for, the successful implementation and operation of BETTA, issue directions relieving the licensee of such of its obligations under this condition (whether in part or in whole) as the Authority deems appropriate.

3.	In this condition:

“Settlement Agreement for Scotland”	means the agreement of that title, as nominated by the Authority for the purposes of this condition, to be prepared in accordance with and comprise such matters as are set out in special condition I (The Settlement Agreement for Scotland) in each of the electricity distribution licences of SP Distribution Limited, and Scottish Hydro-Electric Power Distribution Limited (and any other name by which any of these companies come to be known).

152	Transmission licence standard conditions

Condition D15. Obligations relating to the preparation of TO offers during the transition period

1.	Without prejudice to the licensee’s other obligations to support the system operator as provided in this licence and the STC, the principal objective of this condition is to require the licensee to make TO offers to the system operator for the purposes of supporting the system operator in its achievement of the principal objectives specified in standard condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) to:

(a)	have agreements governing connection to or use of the GB transmission system with all existing users by the BETTA go-live date; and

(b)	make offers for connection to or use of the GB transmission system to all applicants in accordance with the timescales specified in paragraph 7 of standard condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period), such agreements and offers to take account of and be consistent with the matters identified in paragraphs 1(i) and 1(ii) of standard condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period).

2.	The licensee shall (unless and to the extent that the Authority otherwise directs) in the manner and within the time periods (if any) specified in Section I of the STC on notification by the system operator in accordance with Section I of the STC, make a TO offer to the system operator, and such offer shall:

(a)	take account of and be consistent with the licensee’s obligations under this condition;

(b)	save where the Authority otherwise directs, reflect the division of ownership of Plant and Apparatus provided for in:

(i)	any relevant existing agreement between the licensee and the existing user to whom the offer is to be made; or

(ii)	any relevant offer already made or to be made by the licensee to the applicant to whom the offer is to be made, and

(c)	subject to sub-paragraphs (a), (b), (d) and (e), take account of and be consistent with those obligations which it is, at the relevant time, known (or reasonably anticipated) are to be imposed on the licensee by this licence on and from the BETTA go-live date and which would, had the offer been made after the BETTA go-live date, have applied to that offer;

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(d)	where notified by the system operator, not be contingent on the completion of transmission system works on circuits which relate directly to the interconnection (or works directly consequential, in the context of the relevant offer, to such transmission system works); and

(e)	where notified by the system operator, not be contingent upon the completion of transmission system works in Scotland.

3.	The licensee shall, in respect of each complete application for connection to or use of the licensee’s transmission system which it receives during the transition period, within one working day of having received that complete application, notify the system operator of such application and provide the system operator with information concerning such application in accordance with Section I of the STC. An application shall be a complete application for the purposes of this condition if that application contains all the information which the licensee reasonably requires for the purpose of preparing an offer for connection to or use of the licensee’s transmission system in response to such application.

4.	The licensee shall not be obliged pursuant to this condition to offer to enter into or to enter into an agreement pursuant to this condition if to do so would be likely to involve the licensee:

(a)	in breach of its duties under section 9 of the Act;

(b)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the transmission business; or

(c)	in breach of the conditions,

and where the licensee is not obliged pursuant to this condition to offer to enter into or to enter into an agreement with the system operator, the licensee shall notify the system operator of that fact (and of the fact that it does not intend to offer to enter into or to enter into an agreement pursuant to this condition) as soon as practicable in accordance with Section I of the STC.

5.	Insofar as the system operator wishes to proceed on the basis of a TO offer from the licensee as settled by the Authority pursuant to paragraph 11 or paragraph 13 of standard condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period), the licensee shall forthwith enter into an agreement with the system operator which fully reflects the TO offer as so settled.

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6.	Where the Authority determines in accordance with paragraph 11(c)(iii) or paragraph 13(d)(iii) of standard condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) that a TO offer (other than any existing TO offer) is required in respect of an agreement settled or determined by the Authority pursuant to paragraph 10 or paragraph 13 of standard condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) and that TO offer is required to be made by the licensee, the licensee shall prepare a TO offer which is consistent with such settlement or determination and shall submit such TO offer to the system operator as soon as reasonably practicable after the date of such settlement or determination and, in any event, within the time periods (if any) specified in such settlement or determination.

7.	Where the Authority determines in accordance with paragraph 11(c)(ii) or paragraph 13(d)(ii) of standard condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) that changes are required to be made to any part of the Section I Information (including any addition to be made thereto) the licensee shall cooperate with the system operator in giving effect to the changes to the Section I Information in accordance with the Authority’s determination as soon as reasonably practicable after the date of such determination and, in any event, within the time periods (if any) specified in such determination.

8.	Where the terms of an agreement which are to be settled or determined by the Authority pursuant to paragraph 13 of standard condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) have not been settled or determined by the date which falls two weeks prior to the BETTA go-live date (or such later date as the Authority may direct for these purposes), the licensee shall, if the system operator so indicates, at any time prior to the terms of such agreement being so settled or determined, that it wishes to proceed on the basis of any then existing associated TO offer from the licensee (or on the basis of any then existing Section I Information) forthwith enter into an agreement with the system operator on the basis of that associated TO offer (or proceed on the basis of any applicable Section I Information) pending settlement or determination of the terms of the relevant agreement by the Authority. The Authority’s settlement or determination of the terms of any such agreement (and any determination of any

155	Transmission licence standard conditions

associated TO offer (including the need therefor) or applicable Section I Information) may, where and to the extent appropriate, take account of and make appropriate adjustments to reflect the difference between the terms of that agreement (and any associated TO offer or applicable Section I Information) as settled or determined and the terms of that agreement (and any associated TO offer or applicable Section I Information) which applied during the period from the BETTA go-live date to the date upon which the agreement (and any associated TO offer or applicable Section I Information) as settled or determined takes effect.

9.	The provisions of this condition shall only apply to existing users and to any application made by an applicant before the BETTA go-live date.

10.	Unless the context otherwise requires, in this condition the following words have the meaning contained in standard condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period):

(a)	“Apparatus”

(b)	“applicant”

(c)	“existing agreement”

(d)	“existing user”

(e)	“Plant”

(g)	“Section I Information”

(i)	“transmission system works”

and the term “relevant time” shall, for the purposes of this condition, mean the time at which the licensee makes a TO offer as required by paragraph 2 of this condition.

156	Transmission licence standard conditions

SPECIALS. SPT

Special Condition A: Definitions and interpretation

1.	In these special conditions unless the context otherwise requires:

“appropriate time”	for the purposes of special condition D (Independence of and appointment of managing director of the transmission business) only, has the meaning given in that condition.

“competent authority”	for the purposes of special condition C (Restriction on use of certain information) only, has the meaning given in that condition.

“confidential information”	for the purposes of special condition C (Restriction on use of certain information) only, has the meaning given in that condition.

“Electricity Arbitration Association”	for the purposes of special condition C (Restriction on use of certain information) only, has the meaning given in that condition.

“external distribution activities”	for the purposes of special condition C (Restriction on use of certain information) only, has the meaning given in that condition.

“external transmission activities”	for the purposes of special condition D (Independence of and appointment of managing director of the transmission business) only, has the meaning given in that condition.

2.	Subject to paragraph 1, unless the context otherwise requires, words and expressions used in the standard conditions of this licence shall bear the same meaning in these special conditions.

3.	Where a term is used in these special conditions and is also used in Section D of the standard conditions for electricity transmission licences then, unless the context otherwise requires, it shall have the same meaning in these special conditions as is ascribed to that term in Section D of the standard conditions.

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4.	Any reference in these special conditions to -

(a)	a provision thereof;

(b)	a provision of the standard conditions of electricity transmission licences;

(c)	a provision of the standard conditions of electricity supply licences;

(d)	a provision of the standard conditions of electricity distribution licences;

(e)	a provision of the standard conditions of electricity generation licences;

shall, if these or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these or the standard conditions in question as modified.

158	Transmission licence standard conditions

Special Condition AA. Transmission area

Scotland (except the area specified in the Electricity Act 1989 (North of Scotland Specified Area) Order 1990 made on 7 March 1990), the Cruachan Transmission Line and the Dalmally Switching Station.

In this condition, the “Cruachan Transmission Line” means the double circuit 275kV transmission line extending from the Cruachan Station Works, to the Dalmally Switching Station and thereafter to the Windyhill Substation together with all lattice towers, conductors, insulators, associated cables and connections, and all other items of plant or equipment making up or supporting said transmission line, with the benefit, subject to the applicable conditions therein, of all wayleaves and/or servitude rights relating thereto and where any expressions used in this definition are defined in a transfer scheme, the expressions shall have the same meaning as in such transfer scheme.

159	Transmission licence standard conditions

Special Condition B. Activities restrictions

1.	Subject to the provisions of paragraph 2 below (which are made in accordance with section 7(2A)(a) of the Act), the licensee is authorised by paragraph 1 of Part I of this licence to participate in the transmission of electricity for the purpose of giving a supply to any premises or enabling a supply to be so given.

2.	The licensee shall not:

(a)	co-ordinate or direct the flow of electricity onto or over the whole or any part of the GB transmission system except where permitted to do so under the STC, subject to the approval of the Authority, or where required to do so by any other licence condition; and

(b)	outside its transmission area, make available assets comprising part of the GB transmission system which are intended for the purpose of conveying or affecting the flow of electricity.

160	Transmission licence standard conditions

Special Condition C. Restriction on use of certain information

1.	Any information relating to or deriving from the management or operation of the transmission business shall, for the purposes of this condition, be treated as confidential information.

2.	The licensee shall not (and shall procure that its affiliates and related undertakings shall not) disclose or authorise access to confidential information:

(a)	save to the extent provided by sub-paragraphs 3(b) to (d), to such of its (or its affiliates’ or related undertakings’) employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of any other business (whether or not a separate business) of the licensee; or

(b)	save to the extent permitted by paragraph 3, to any other person.

3.	Subject to paragraphs 9 to 12 of special condition D (Independence of and appointment of managing director of the transmission business), the licensee shall (and shall procure that its affiliates and related undertakings shall) disclose or authorise access to confidential information only:

(a)	in the following circumstances, namely;

(i)	to such of its (or its affiliates’ or related undertakings’) employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of the transmission business or any external transmission activities and require access to the information for that purpose;

(ii)	to personnel of any holder of a distribution licence or a transmission licence holder engaged in the external distribution activities of that distribution licence holder, or the external transmission activities of that transmission licence holder (as the case may be), to the extent necessary for the performance by such personnel of those external distribution activities, or those external transmission activities (as the case may be), and the use by such personnel of that information for that purpose;

161	Transmission licence standard conditions

provided that effective arrangements are maintained in place at all times for ensuring that no further disclosure of any information supplied or obtained pursuant to this paragraph is made and that such information is used only for the purpose of the transmission business or any external transmission activities of the licensee;

(b)	where the licensee (or any affiliate or related undertaking of the licensee) is required or permitted to disclose such information by virtue of:

(i)	any requirement of a competent authority;

(ii)	the standard conditions of any licence granted or taking effect as if granted under the Act or any document referred to in such a licence with which it is required by virtue of the Act or that licence to comply;

(iii)	any other requirement of law; or

(iv)	the rules of the Electricity Arbitration Association or of any judicial or other arbitral process or tribunal of competent jurisdiction;

(c)	where such information was provided by or relates to any person who has notified (or otherwise agreed with) the licensee that it need not be treated as confidential;

(d)	where such information, not being information provided by or relating to any person other than the licensee, is placed by the licensee in the public domain or

(e)	where such information is required for the purposes of assisting other transmission licence holders, including National Grid Company plc in the capacity of the party who has been identified by the Minister for Energy as the party whose application to be GB System Operator the government is

162	Transmission licence standard conditions

minded to accept, to prepare for and plan and develop the operation of a GB transmission system and such other matters as will facilitate the implementation of new arrangements relating to the trading and transmission of electricity in Great Britain designed –

(i)	to promote the creation of a single competitive wholesale electricity trading market; and

(ii)	to introduce a single set of arrangements for access to and use of any transmission system in Great Britain.

and in each case the licensee shall disclose or authorise access to the confidential information only insofar as is necessary or appropriate in all the circumstances.

4.	Subject to paragraphs 9 to 12 of special condition D (Independence of and appointment of managing director of the transmission business), the licensee shall use all reasonable endeavours to ensure that any person who is in possession of or has access to confidential information in accordance with sub-paragraph 3(a) shall use such information only for the purposes of the transmission business or any external transmission activities.

5.	In this condition

“competent authority”	means the Secretary of State, the Authority, the Compliance Officer, the Stock Exchange, the Panel on Take-overs and Mergers, or any local or national agency, regulatory body, authority, department, inspectorate, minister (including Scottish Ministers), ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, the United Kingdom, the United States of America or the European Community.

163	Transmission licence standard conditions

“confidential information”	bears the meaning given at paragraph 1.

“Electricity Arbitration Association”	means the unincorporated members’ club of that name formed inter alia to promote the efficient and economic operation of the procedure for the resolution of disputes within the electricity supply industry by means of arbitration or otherwise in accordance with its arbitration rules.

“external distribution activities”	means any business of the licensee or any affiliate or related undertaking comprising or ancillary to the maintenance, repair or operation of, or other activities in connection with any electricity distribution or transmission system other than the licensee’s distribution system (“an external distribution system”).

“external transmission activities”	has the meaning given to that term in special condition D (Independence of and appointment of managing director of the transmission business) of this part of this licence.

164	Transmission licence standard conditions

Special Condition D. Independence of and appointment of managing director of the transmission business

1. (a)	The licensee shall establish and shall thereafter maintain the full managerial and operational independence of the transmission business and any external transmission activities from each other business (whether or not a separate business) of the licensee and of its affiliates and related undertakings.

(b)	The licensee shall appoint an officer (hereafter referred to as “the Managing Director of Transmission”) to be responsible for the conduct of the transmission business and any external transmission activities.
2.	The Managing Director of Transmission may be a director:

(a)	of the transmission licensee; or

(b)	in the circumstances set out in paragraph 12 only, of the licensee and of an affiliate or related undertaking of the licensee which holds a distribution licence or a holding company only engaged in ownership or management of distribution or transmission businesses or both;

provided that the licensee shall ensure that the Managing Director of Transmission shall not be a director of any other affiliate or related undertaking of the licensee and that he shall not be engaged by the licensee in any other capacity than as Managing Director of Transmission.

3.	The licensee shall arrange for the Managing Director of Transmission in the course of discharging his responsibility under paragraph 1 to be provided from time to time with:

(a)	the services of such persons (as the Managing Director of Transmission may from time to time select), whose services:

(i)	may be dispensed with at the sole discretion (subject to compliance with relevant UK employment legislation) of the Managing Director of Transmission; and

165	Transmission licence standard conditions

(ii)	will only be utilised if such persons execute a contract of or for services containing an appropriate confidentiality clause regarding that information which may be acquired by such person whilst working for the transmission business and any external transmission activities;

(b)	such premises, systems, equipment, facilities, property, personnel, data and management resources; and

(c)	such finance;

as may be reasonably required by the Managing Director of Transmission for the efficient and effective management and operation of the transmission business in accordance with the licensee’s duty under section 9(2)(a) of the Act and the transmission licence.

4.	The licensee shall direct the Managing Director of Transmission:

(a)	to inform the directors of the licensee, in writing, if, at any time, he is of the opinion that the provision of those items specified in paragraph 3 are not sufficient to enable the licensee to comply with its duties under section 9(2)(a) of the Act and the transmission licence; and

(b)	as soon as practicable after the end of the year 2001 and of each subsequent calendar year, to furnish to the directors of the licensee:

(i)	an informative report on the provision of those matters made in respect of that year; and

(ii)	a statement of his opinion whether adequate arrangements have been or are likely to be made for the provision of those matters which will be required in respect of the ensuing calendar year to enable the licensee to comply with those duties including, in particular, a description of the differences in the provision of those matters made or likely to be made in that year compared with the provision made in respect of the preceding year and the reasons for those differences.

166	Transmission licence standard conditions

5.	On receipt of any information under paragraph 4(a) or report and statement under paragraph 4(b), the licensee shall, subject to compliance with the listing rules (within the meaning of Part IV of the Financial Services Act 1986 (c.60)) of the Stock Exchange:

(a)	give to the Authority forthwith that information or report and statement; and

(b)	where such a report is received, publish it in such form and manner as the Authority may direct.

6.	Except insofar as the Authority consents to the licensee doing so, the licensee shall only give directions to the Managing Director of Transmission as to the discharge of his responsibilities under paragraph 1:

(a)	where:

(i)	in the bona fide and reasonable opinion of the licensee the statutory, licence and contractual obligations of the licensee; or

(ii)	in the bona fide opinion of the directors, their duties;

so require; or

(b)	to ensure compliance with paragraph 4.

7.	The licensee shall give directions under sub- paragraph 6(a) by notice in writing, specifying in the notice the statutory, licence or contractual obligations of the licensee or duty of the directors of the licensee which require the licensee to give directions, which notice shall be copied to the Authority.

8.	Except insofar as the Authority consents to the licensee not doing so, the licensee shall, subject to paragraph 9 below, ensure that:

(a)	no business of the licensee (or of any affiliate or related undertaking of the licensee), other than the transmission business or any external transmission activities, may use or have access to:

(i)	premises or parts of premises occupied by persons engaged in, or in respect of, the management or operation of the transmission business or any external transmission activities;

167	Transmission licence standard conditions

(ii)	systems for the recording, processing or storage of data to which persons engaged in, or in respect of, the management or operation of the transmission business or any external transmission activities also have access;

(iii)	equipment, facilities or property employed for the management or operation of the transmission business or any external transmission activities; or

(iv)	the services of persons who are (whether or not as their principal occupation) engaged in, or in respect of, the management or operation of the transmission business or any external transmission activities; and

(b)	it can and does, insofar as is legally possible, prevent any person who has ceased to be engaged in, or in respect of, the management or operation of the transmission business from being engaged in, or in respect of, the activities of any other business of the licensee (or of any affiliate or related undertaking of the licensee) until the expiry of an appropriate time from the date on which he ceased to be engaged by the transmission business.

9.	The Authority may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under special condition C (Restriction on use of certain information) and under paragraphs 1(a), 2 and 8 of this condition, to such extent and subject to such terms and conditions as he may specify in that direction, where:

(a)	it is not reasonably practicable for the licensee to comply with any aspect of those obligations;

(b)	in the case of paragraphs 2 to 4 of special condition C (Restriction on use of certain information), a failure to comply with any aspect of those obligations would be of a trivial nature; or

168	Transmission licence standard conditions

(c)	in the case of paragraphs 1(a) and 8 of this condition, any arrangements for the use of or access to premises, systems, equipment, facilities, property or personnel by both the transmission business and any other business of the licensee (or of any affiliate or related undertaking of the licensee):

(i)	do not involve a cross-subsidy being either given to the transmission business by such other business or received from the transmission business by such other business;

(ii)	obtain for the transmission business, in the most efficient and economical manner possible, the use of the relevant premises, systems, equipment, facilities, property or personnel; and

(iii)	do not restrict, distort or prevent competition in the generation or supply of electricity,

provided that the licensee shall not thereby be relieved of any obligation imposed on it by EU Directive 96/92/EC.

10.	Where, subsequent to the issue of a direction pursuant to paragraph 9, the criteria set out at sub-paragraphs 9(a), (b) or (c) cease to be satisfied, the Authority may withdraw the direction or modify any terms and conditions which may be specified in it.

11.	For the purposes of paragraphs 9 and 10 the Authority shall, following consultation with the licensee, determine any question as to whether the criteria set out at sub-paragraphs 9(a), (b) or (c) are or continue to be satisfied.

12.	If the Authority is requested to issue any direction pursuant to paragraph 9 relating to the transmission business being managed or operated by the licensee together with any distribution business then that direction may provide that for the purposes of this condition and of special condition C (Restriction on use of certain information) the transmission business shall be taken to include any such distribution business and for the Managing Director of Transmission to take part in the management of and/or to be a :director of any company carrying on any such distribution business.

169	Transmission licence standard conditions

13.	In this condition

“appropriate time”	means 3 months, or such shorter period as the Authority may approve in respect of any person or class of persons.

“external transmission activities”	means any business of the licensee or any affiliate or related undertaking of the licensee comprising or ancillary to the maintenance, repair or operation in an emergency of any electricity distribution system or any part of the GB transmission system other than the licensee’s transmission system.

170	Transmission licence standard conditions

Special Condition E. Appointment of compliance officer

1.	The licensee shall prepare a statement in a form approved by the Authority setting out the practices, procedures and systems which the licensee has adopted (or intends to adopt) to ensure its compliance with the relevant duties.

2.	The licensee may periodically revise the information set out in and, with the approval of the Authority, alter the form of the statement prepared in accordance with paragraph 1 and shall, at least once every year during which this licence is in force, review such statement in order that the information set out therein shall continue to be accurate in all material respects.

3.	The licensee shall send a copy of the statement prepared in accordance with paragraph 1, and of each revision of such statement in accordance with paragraph 2, to the Authority.

4.	The licensee shall, following consultation with the Authority, appoint a competent person (who shall be known as the “Compliance Officer”) for the purpose of facilitating compliance by the licensee with the relevant duties.

5.	The licensee shall at all times engage the services of the Compliance Officer for the performance of such duties and tasks as the licensee considers it appropriate to assign to him for the purposes specified at paragraph 4, which duties and tasks shall include those set out at paragraph 8.

6.	The licensee shall procure that the Compliance Officer:

(a)	is provided with such staff, premises, equipment, facilities and other resources; and

(b)	has such access to its premises, systems, information and documentation as, in each case, he might reasonably expect to require for the fulfilment of the duties and tasks assigned to him.

7.	The licensee shall make available to the Compliance Officer a copy of any complaint or representation received by it from any person in relation to any of the practices, procedures and systems adopted by the licensee in accordance with the statement referred to at paragraph 1.

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8.	The duties and tasks assigned to the Compliance Officer shall include:

(a)	providing relevant advice and information to the licensee for the purpose of ensuring its compliance with the Relevant Duties;

(b)	monitoring the effectiveness of the practices, procedures and systems adopted by the licensee in accordance with the statement referred to at paragraph 1;

(c)	investigating any complaint or representation made available to him in accordance with paragraph 7;

(d)	recommending and advising upon the remedial action which any such investigation has demonstrated to be necessary or desirable;

(e)	providing relevant advice and information to the licensee for the purpose of ensuring its effective implementation of:

(i)	the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1; and

(ii)	any remedial action recommended in accordance with sub-paragraph (d); and

(f)	reporting annually to the directors of the licensee - in respect of the year ending 31 December 2001 and of each subsequent year - as to his activities during the period covered by the report, including the fulfilment of the other duties and tasks assigned to him by the licensee.

9.	As soon as is reasonably practicable following each annual report of the Compliance Officer, the licensee shall produce a report:

(a)	as to its compliance during the relevant year with the relevant duties; and

(b)	as to its implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1.

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10.	The report produced in accordance with paragraph 9 shall in particular:

(a)	detail the activities of the Compliance Officer during the relevant year;

(b)	refer to such other matters as are or may be appropriate in relation to the implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1; and

(c)	set out the details of any investigations conducted by the Compliance Officer, including:

(i)	the number, type and source of the complaints or representations on which such investigations were based;

(ii)	the outcome of such investigations; and

(iii)	any remedial action taken by the licensee following such investigations.

11.	The licensee shall submit to the Authority a copy of the report produced in accordance with paragraph 9, and shall give or send a copy of the report to any person who requests such a copy.

12.	In this condition:

“relevant duties”	means the obligations set out in special condition C (Restriction on use of certain information).

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Special Condition F. Amended standard conditions

1.	Standard condition A1 (Definitions and interpretation) shall be amended as follows:

(a)	the following text shall be inserted between the definition of “Section D (transmission owner standard conditions) Directions” and the definition of “statutory accounts”:

“separate business”

means each or any of:

(a)    any supply business of (i) the licensee or (ii) an affiliate or related undertaking of the licensee;

(b)    any distribution business of (i) the licensee or (ii) an affiliate or related undertaking of the licensee;

(c)    any generation business of (i) the licensee or (ii) an affiliate or related undertaking of the licensee.”;

(b)	in the definition of “transmission business”, the following text shall be added as sub-paragraph (i) “any other separate business;”;

(c)	the existing sub-paragraphs (i) and (ii) of the definition of “transmission business” shall be renumbered as (ii) and (iii) respectively; and

(d)	in the definition of “transmission business” in sub-paragraph (iii), the words “(whether or not a separate business)” are inserted after “any other business”.

2.	Standard condition B1 (Regulatory accounts) shall be amended by the addition of the following text at the beginning of paragraph 6:

“6.	Unless the Authority otherwise consents (such consent may be given in relation to some or all of the obligations in this condition and may be given subject to such conditions as the Authority considers appropriate), …”.

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3.	Standard condition B6 (Restriction on activity and financial ringfencing) shall be amended as follows:

(a)	in paragraph 4(b)(ii), the words “the date this condition comes into effect in the licensee’s transmission licence” are deleted and the words “28 September 2001” are inserted; and

(b)	in paragraph 4(d)(i), the words “the date this condition comes into effect in the licensee’s transmission licence” are deleted and the words “28 September 2001” are inserted.

4.	Paragraph 1(d) of standard condition B9 (Indebtedness) shall be amended by deleting the words, “date this condition comes into effect in the licensee’s transmission licence” and inserting the words “1 October 2001”.

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Special Condition G: Requests for transit

1.	In this Condition:

“entity”	means any of the entities referred to in Article 3.1 of the Directive of the Council of the European Communities, dated 29th October 1990, (No.90/547/EEC) on the transit of electricity through transmission grids (“the Directive”).

“grid”	means any high-voltage electricity transmission grid for the time being listed in the Annexe to the Directive.

“Member State”	means a Member State of the European Union.

“transit”

means a transaction for the transport of electricity between grids where:

(a)    the grid of origin or final destination is situated in a Member State; and

(b)    the transport involves:

         (i) the crossing of at least one frontier between Member States; and

         (ii) the use of the GB transmission system and at least two other grids.

2.	The licensee shall, after receiving in connection with transit for a minimum duration of one year an application by an entity for an agreement for:

(a)	use of system;

(b)	connection to the GB transmission system or modification to an existing connection; or

(c)	use of interconnector(s),

176	Transmission licence standard conditions

notify the Secretary of State, the Authority and the European Commission without delay of the matters set out in paragraph 3 below.

3.	The matters of which notification must be given are:

(a)	the application;

(b)	if an agreement has not been concluded within 12 months of the date of receipt of the application, the reasons for the failure to conclude it;

(c)	the conclusion of the agreement, whether it is concluded before or after the expiry of the period mentioned in sub-paragraph (b) above.

4.	If, in relation to an application for transit by any entity, the Authority has been requested to exercise its powers under standard condition C9 (Functions of the Authority), the Authority may delay the exercise of its said powers until the terms have been considered by the body set up under Article 3.4 of the Directive and the Authority may give such weight to the opinion (if any) of that body as it thinks fit in exercising its said powers.

177	Transmission licence standard conditions

Special Condition H. Change co-ordination for the Utilities Act 2000

1.	The licensee shall take all reasonable measures to secure and implement, and shall not take any steps to prevent or unduly delay, such changes to the industry framework documents as are necessary or expedient to give full and timely effect to the provisions of the Utilities Act 2000.

2.	In complying with paragraph 1, the licensee shall act in the case of each industry framework document consistently with the change procedures currently applicable to that document, except where to do so would be inconsistent with any provision of the Utilities Act 2000, in which event that provision shall take precedence.

3.	For the purposes of this condition, “industry framework document” means, subject to paragraph 4, any of the following documents to which the licensee is a party, or in relation to which it holds rights in respect of amendment or termination, together with any documents which are supplemental or ancillary thereto:

(a)	the Pooling and Settlement Agreement;

(b)	the Balancing and Settlement Code;

(c)	the Master Connection and Use of System Agreement or the Connection and Use of System Code;

(d)	the Settlement Agreement for Scotland;

(e)	the Master Registration Agreement;

(f)	the Data Transfer Services Agreement;

(g)	the Radio Teleswitch Agreement;

(h)	any Grid Code;

(i)	any Distribution Code;

(j)	the Trading Code;

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(k)	the Fuel Security Code;

(l)	any agreement for use of an interconnector or Scottish interconnection; and

(m)	any agreement for the provision of distribution use of system, meter provision services, meter maintenance services, data retrieval services, data processing services, data aggregation services, or prepayment meter services.

4.	Where the Authority considers that the list of industry framework documents set out in paragraph 3 should be modified for the purposes of this condition, the licensee shall discuss any proposed modification (including addition) to the list in good faith and use all reasonable endeavours to agree such modification with the Authority.

5.	This condition shall cease to have effect on 30 June 2002 or such earlier date as the Authority may specify in a direction given, for the purposes of this condition generally.

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Special Condition I: Definitions

1.	In this condition and in Special Conditions J to N and Schedules A and B:

“average specified rate”	means the average of the daily base rates of Barclays Bank plc current from time to time during the period in respect of which the calculation falls to be made.

“BETTA”	means the British electricity trading and transmission arrangements which are provided for in Chapter 1 of Part 3 of the Energy Act 2004

“ charge restriction conditions”	means Special Conditions I to N inclusive together with Schedules A and B to this licence, as from time to time modified or replaced in accordance with the provisions of the Act.

“excluded services”	means those services provided as part of the transmission business which in accordance with the principles set out in Part A of Schedule A fall to be treated as excluded services.

“maximum regulated transmission revenue”	means the regulated transmission revenue of the licensee calculated in accordance with the formula contained in Special Condition J (Restriction of Transmission Charges).

“metered”	means in relation to any quantity of units of electricity transmitted, as measured by a meter installed for such purpose or (where no such meter is installed) as otherwise reasonably calculated.

“network rates”	means rates levied on transmission network assets and excluding general and national business rates and rates for water supply and sewerage services.

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“notified value”	means, in relation to any term, such value as the Secretary of State shall ascribe to that term in a written notice given to the licensee as soon as practicable after the date of grant of this licence.

“outage change”	has the meaning given in Schedule A.

“regulated transmission revenue”	means the revenue (measured on an accruals basis) derived from the provision of transmission owner services (including to any separate business, other than the transmission business) in the relevant year, after deduction of value added tax (if any) and any other taxes based directly on the amounts so derived.

“relevant year”	means a financial year commencing on or after 1 April 1990.

“relevant year t”	means that relevant year for the purposes of which any calculation falls to be made.

“relevant year t-1”	means the relevant year preceding relevant year t or, in respect of the period prior to 1 April 1990, the period of 12 calendar months commencing on 1 April 1989; and similar expressions shall be construed accordingly.

“transmission owner services”	means all services provided as part of the transmission business other than excluded services.

“unit”	means a kilowatt hour.

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Special Condition J. Restriction of transmission charges

Basic Formula

1	Without prejudice to Special Condition M (Allowance in respect of Security costs), the licensee shall in setting its charges for the provision of transmission owner services use its best endeavours to secure that in any relevant year the regulated transmission revenue shall not exceed the maximum regulated transmission revenue calculated in accordance with the following formula:

TRt	= Rt - KKTt + LFt + EIt + BIt + ECt + CCt + IATt + IAACt

where:

TRt	means the maximum regulated transmission revenue in relevant year t; and

Rt	in relation to the relevant year commencing 1 April 2005, shall have a value equal to £138,084,000 and in relation to any subsequent relevant year the value of it shall be derived from the following formula:

Rt = Rt-1 [ 1+ RPIt – XT]
100

where

RPIt	means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index figures published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index figures published or determined with respect to the same months in relevant year t-2.

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XT	means 0.

KKTt	means the correction factor (whether of a positive or negative value) to be applied to the regulated transmission revenue in relevant year t (subject to paragraph 3 of Special Condition K (Restriction of transmission charges: adjustments)) which factor is to be derived from the following formula:

KKTt =( CRt-1 - TRt-1 )(1+ It )
100

where:

CRt-1	means the regulated transmission revenue in relevant year t-1.

TRt-1	means the maximum regulated transmission revenue in relevant year t-1.

It	means that interest rate in relevant year t which is equal to, where KKTt (taking no account of I for this purpose) has a positive value and CRt-1 exceeds TRt-l by more than 2 per cent, the average specified rate plus 4 or, where KKTt (taking no account of I for this purpose) has a negative value and CRt-1 does not exceed TRt-1 by more than 2 per cent, the average specified rate.

LFt	is derived from the following formula:

LFt = LPt - LAt + NRt - NRAt

where:

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LPt	means an amount equal to the payments made by the licensee, in the relevant year t, in accordance with its obligations set out in Standard Licence Condition A4 (Payments to the Authority).

LAt	is derived from the following formula:

LAt = PFt.PIFt

PFt	means, in respect of each relevant year, the amount given in the table appearing under that term in paragraph B1 of Schedule B that applies to the licensee.

PIFt is derived from the following formula:

PIFt = [1+	RPIt	]PIFt-1
100

where for year commencing 1 April 2005 PIFt equals 1.

184	Transmission licence standard conditions

NRt	means an amount equal to the network rates payments made by the licensee, in the relevant year t,

NRAt	is derived from the following formula:

NRAt	= NRFt.PIFt

NRFt	means the amount specified for the relevant period t in the table in paragraph B2 of Schedule B.

EIt	is derived from the following formula:

EIt	= EIAt.PIFt

EIAt	means, in respect of each relevant year, the amount given in the table appearing under that term in paragraph B6 of Schedule B that applies to the licensee.

BIt	means the amount specified for the relevant period t in paragraph B3 of schedule B.

ECt	means the amount specified for the relevant period t in paragraph B4 of Schedule B.

CCt	means the amount specified for the relevant period t in paragraph B5 of Schedule B.

IATt	means, in respect of each relevant year, the amount of costs and/or expenses caused or saved by an income adjusting event calculated in accordance with paragraphs 2 to 4.

185	Transmission licence standard conditions

IAACt	means the capital repayment income adjustment, being the quantity determined by the Authority calculated in accordance with Special Condition J3.

2.	(a) An income adjusting event in relevant year t may arise from any of the following:

i)	an event or circumstance constituting force majeure under the STC;

ii)	an event or circumstance resulting from an amendment to the STC not allowed for in setting the allowed revenues of the licensee for the relevant year t; and

iii)	an event or circumstance other than listed above which is, in the opinion of the Authority, an income adjusting event and is approved by it as such in accordance with paragraph 4 of this licence condition where the event or circumstance has, for relevant year t, increased or decreased relevant costs and/or expenses by more than £1,000,000 (the “STC threshold amount”).

(b)	For the purpose of relevant year t commencing on 1 April 2005 and ending on 31 March 2006, events or circumstances arising directly from the implementation or otherwise of the following proposed amendments (both the original and any alternative) listed in table 1 below shall not qualify as an income adjusting event for the purpose of paragraph 2(a) above:

Table 1:

Amendment No.	Amendment Title

186	Transmission licence standard conditions

3. Notice of proposed income adjusting event

(a)	Where the licensee considers, and can provide supporting evidence that, in respect of relevant year t, there have been costs and/or expenses that have been incurred or saved by an income adjusting event, then the licensee shall give notice of this event to the Authority.

(b)	A notice provided to the Authority under paragraph 3(a) shall give particulars of:

(i)	the event to which the notice relates and the reason(s) why the licensee considers this event to be an income adjusting event;

(ii)	the amount of any change in costs and/or expenses that can be demonstrated by the licensee to have been caused or saved by the event and how the amount of these costs and/or expenses has been calculated;

(iii)	the amount of any allowed income adjustment proposed as a consequence of that event and how this allowed income adjustment has been calculated; and

(iv)	any other analysis or information which the licensee considers to be sufficient to enable the Authority and the relevant parties referred to in subparagraph 4(a) to fully assess the event to which the notice relates.

(c)	If the Authority considers that the analysis or information provided in sub-paragraphs 3(b)(i) to 3(b)(iv) above is insufficient to enable both the Authority and the relevant parties referred to in subparagraph 4(a) to assess whether an income adjusting event has occurred and/or the amount of any allowed income adjustment that should be approved, the Authority can request that the supporting evidence be supplemented with additional information that it considers appropriate.

187	Transmission licence standard conditions

(d)	A notice of an income adjusting event shall be given as soon as is reasonably practicable after the occurrence of the income adjusting event, and, in any event, not later than three months after the end of the relevant year in which it occurs.

(e)	The Authority will make public, excluding any confidential information, any notice of an income adjusting event following its receipt.

(f)	Any notice submitted to the Authority under paragraph 3(a) above should clearly identify whether any of the information contained in the notice is of a confidential nature. The Authority shall make the final determination as to confidentiality having regard to:

(i)	the need to exclude from disclosure, so far as is reasonably practicable, information whose disclosure the Authority considers would or might seriously prejudicially affect the interests of a person to which it relates; and

(ii)	the extent to which the disclosure of the information mentioned in sub-paragraph 3(f)(i) is necessary for the purposes of enabling the relevant parties to fully assess the event to which the notice relates.

4. The Authority’s determination

(a)	The Authority shall determine (after consultation with the licensee and such other persons as it considers desirable):

(i)	whether any or all of the costs and/or expenses given in a notice pursuant to paragraph 3(a) were caused or saved by an income adjusting event;

(ii)	whether the event or circumstance has increased or decreased the relevant costs and/or expenses by more than the STC threshold amount;

188	Transmission licence standard conditions

(iii)	if so, whether the amount of the proposed income adjustment ensures that the financial position and performance of the licensee are, insofar as is reasonably practicable, the same as if that income adjusting event had not taken place, and if not, what allowed income adjustment would secure that effect; and

(iv)	the periods, if any, over which the amounts should apply.

(b)	In relation to the relevant year t, the allowed income adjustment (IATt) shall be:

(i)	the value determined by the Authority under paragraph 4(a) above; or

(ii)	if the Authority has not made a determination under paragraph 4(a) above within three months of the date on which notice of an income adjusting event was provided to the Authority, the amount of the allowed income adjustment proposed as a consequence of the event in the notice given to the Authority under sub-paragraph 3(b)(iii); or

(iii)	in all other cases zero, including situations where the Authority has not made a determination under paragraph 4(a) above within three months of the date on which notice of an income adjusting event was provided to the Authority and the Authority has, before the end of that three month period, informed the licensee that the Authority considers that the analysis or information provided in accordance with paragraphs 3(b) and/or 3(c) is insufficient to enable the Authority to assess whether an income adjusting event has occurred and/or the amount of any allowed income adjustment.

(c)	The Authority’s decision in relation to any notice given under paragraph 3(a) shall be in writing, shall be copied to the licensee and shall be in the public domain.

(d)	The Authority may revoke an approval of an income adjusting event and allowed income adjustment with the consent of the licensee, following consultation with the licensee and relevant parties. Revocation of any income adjusting event and allowed income adjustment shall be in writing, shall be copied to the licensee and shall be in the public domain.

189	Transmission licence standard conditions

Special condition J1: Provision of information to the system operator

1.	On or before 1 November of the relevant year t-1, the licensee shall notify the system operator of its best estimates for the amounts TSPt and TSPNt in respect of the relevant year t, where:

TSPt	means an amount no more than TRt – BIt - EXSt

TSPNt	means an amount no more than BIt

where

EXSt	means the connection charges, if any, which are remunerated under Special Condition J in respect of connections made after the grant of this licence and for the avoidance of doubt, such charges may include charges for the operation and maintenance of the relevant connection.

and where the aggregate of TSPt , TSPNt and EXSt is equivalent to the regulated transmission revenue of the licensee in relevant year t.

2.	The licensee shall keep under review the estimates notified to the system operator pursuant to paragraph 1 and, if at any time, the licensee reasonably considers that the values of TSPt, or TSPNt notified to the system operator will be significantly different from the estimates previously notified to the system operator, the licensee shall notify the system operator of the updated values for TSPt or TSPNt as soon as reasonably practicable.

3.	By 30 April of each relevant year t, the licensee shall provide the Authority with a statement showing the following:

a)	the values of TSPt and TSPNt notified to the system operator in the relevant year t-1 and the method of calculation including the values for EXSt ;

190	Transmission licence standard conditions

b)	the aggregate amounts of the licensee’s connection charges in relevant year t-1 which are remunerated under Special Condition J, identifying separately amounts in relation to connections made prior to the grant of this licence and amounts in relation to connections made after the grant of this licence;

c)	the aggregate amount of the licensee’s connection charges in relevant year t-1 which are not remunerated under Special Condition J; and

d)	the aggregate amount of the licensee’s charges in relevant year t-1 in respect of outage changes.

191	Transmission licence standard conditions

Special Condition J2: Basis of transmission owner charges

1.	The licensee shall as soon as practicable after this licence has come into force and, in any event, not later than such date as the Authority shall specify prepare a statement approved by the Authority setting out the basis upon which charges will be made

(a)	for transmission owner services;

(b)	for connection to the licensee’s transmission system, such statement to be in such form and to contain such detail as shall be necessary to enable the system operator to make a reasonable estimate of the charges to which it would become liable for the provision of such services, and (without prejudice to the foregoing) including such of the information set out in paragraph 2 as is required by such paragraph to be included in the relevant statement; and

(c)	for outage changes.

2.	The statement referred to in paragraph 1 shall in respect of connections to the licensee’s transmission system include:

(a)	a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant or meters) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the licensee’s transmission system for which site specific charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the methods by which and the principles on which such charges will be calculated;

(b)	the methods by which and the principles on which site specific charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the licensee’s discretion) of greater size or capacity than that required;

(c)	the methods by which and the principles on which any charges (including any capitalised charge) will be made for maintenance, replacement and repair required of electric lines, electrical plant or meters provided and installed for making a connection to the licensee’s transmission system;

(d)	the methods by which and the principles on which any charges will be made for disconnection from the licensee’s transmission system and the removal of electrical plant, electric lines and ancillary meters following disconnection; and

(e)	such other matters as shall be specified in directions issued by the Authority from time to time for the purpose of this condition.

3.	Site specific charges for those items referred to in paragraph 2 shall be set at a level which will enable the licensee to recover:

(a)	the appropriate proportion of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the licensee’s transmission system or the provision and installation, maintenance, replacement and repair or (as the case may be) removal following disconnection of any electric lines, electrical plant, meters or other items; and

(b)	a reasonable rate of return on the capital represented by such costs.

4.	In addition to, and without prejudice to, the licensee’s obligations under paragraph 1, the licensee shall, upon being directed to do so in directions issued by the Authority from time to time for the purposes of this condition and within such period as shall be specified in the directions, prepare a statement or statements approved by the Authority providing that charges

(a)	for transmission owner services;

192	Transmission licence standard conditions

(b)	for connection to the licensee’s transmission system; and

(c)	for outage changes

will be made on such basis as shall be specified in the directions and such statement or statements shall be in such form and contain such detail as shall be necessary to enable the system operator to make a reasonable estimate of the charges to which it would become liable for the provision of such services and (without prejudice to the foregoing) including such information as shall be specified in the directions. Each statement prepared in accordance with this paragraph shall, with effect from the date on which it is approved by the Authority or such later date as the Authority shall specify, replace the corresponding statement prepared by the licensee in accordance with paragraph 1 or, as the case may be, this paragraph (as from time to time revised in accordance with paragraph 5) which is in force at such date and the licensee shall, with effect from such date make charges in accordance with the statement (as from time to time revised in accordance with paragraph 5) which has replaced such corresponding statement.

5.	The licensee may periodically revise the statements in accordance with paragraphs 1 and 4 and shall, at least once in every year this license is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

6.	The licensee shall send a copy of the statements prepared in accordance with paragraphs 1 and 4, and of each revision of such statements in accordance with paragraph 5, to the Authority. Each such revision shall require to be approved by the Authority and shall not become effective until approved by the Authority.

7.	The licensee shall give or send a copy of the statements prepared in accordance with paragraphs 1 and 4 or (as the case may be) of the latest revision of such statements in accordance with paragraph 5 approved by the Authority pursuant to such paragraph to any person who requests a copy of such statement or statements.

8.	The licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount reflecting the licensee’s reasonable costs of providing such a statement which shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

193	Transmission licence standard conditions

Special Condition J3: Capital contribution repayment adjustment

1.	In this Special Condition “capital contribution repayment” means the repayment of contributions made to the licensee by customers in respect of the provision of connections, such a repayment consequent on the introduction of BETTA. For the avoidance of doubt capital contribution repayment includes amounts that would reimburse the licensee (were it a third party) for expenditure on the provision of connection assets prior to the BETTA go-live date, such assets being funded prior to the BETTA go-live date by annual payments to the licensee by a person or persons who have a connection agreement with the licensee.

2.	On or before 1 November 2005 the licensee shall notify the Authority of its best estimates of:

(a)	the gross adjustment to TRt in the relevant year t commencing on 1 April 2006 that would ensure that the financial position and performance of the licensee are, insofar as is reasonably practicable, the same as if the capital contribution repayments had not been made and the aggregate of the amounts CCt in relation to the years commencing on 1 April 2005 and 1 April 2006 had been zero; and

(b)	the net adjustments to TRt in the relevant year t commencing on 1 April 2006 being the gross adjustment as determined in sub-paragraph (a) less the aggregate of the amounts CCt specified in paragraph B5 of Schedule B in relation to the years commencing on 1 April 2005 and 1 April 2006 taking into account the years in which such amounts apply.

3.	On or before 31 May 2006, the licensee shall furnish to the Authority a capital contribution repayment statement containing:

(a) the values of CCA5, CCA6, CPCR, CCA, CCN, IF, I5, I6

where

194	Transmission licence standard conditions

CCA5	means in respect of the relevant year commencing on 1 April 2005, the sum of the annual payments made to the licensee by the system operator in respect of connections to the licensee’s transmission system where the licensee has made capital repayments and where the person connected to the licensee’s transmission system has chosen to make annual payments for the connection.

CCA6	means in respect of the relevant year commencing on 1 April 2006, the sum of the annual payments made to the licensee by the system operator in respect of connections to the licensee’s transmission system where the licensee has made capital repayments and where the person connected to the licensee’s transmission system has chosen to make annual payments for the connection.

CPCR	means the total amount of capital repayments provided for when the price control was initially set.

CCA	means the total amount of capital repayments made in relation to connections to the licensee’s transmission system (excluding interest payments on such capital repayments).

CCN	means the sum of all capital payments made to the licensee by the system operator in respect of connections where the licensee has made capital repayments.

IF	means the average annual rate of interest (expressed in real terms) represented by interest payments made or accrued over the period 1 April 2005 to 31 March 2006 in respect of capital repayments made after 1 April 2005.

I5	means the sum of all interest payments made or accrued by the licensee in the year commencing 1 April 2005 in respect of capital repayments made after 1 April 2005.

195	Transmission licence standard conditions

I6	means the sum of all interest payments made or accrued by the licensee in the year commencing 1 April 2006 in respect of capital repayments made after 1 April 2005.

(b)	the licensee’s best estimate of the gross adjustment to TRt in the relevant year t commencing on 1 April 2006 that would ensure that the financial position and performance of the licensee are, insofar as is reasonably practicable, the same as if the capital contribution repayments had not been made and the aggregate of the amounts CCt in relation to the years commencing on 1 April 2005 and 1 April 2006 had been zero; and

(c)	the licensee’s best estimate of the net adjustments to TRt in the relevant year t commencing on 1 April 2006 being the gross adjustment as determined in sub-paragraph (b) less the aggregate of the amounts CCt in paragraph B5 of Schedule B in relation to the years commencing on 1 April 2005 and 1 April 2006 taking into account the years in which such amounts apply.

4.	The statement referred to in the preceding paragraph shall be accompanied by:

(a)	audited statements that the costs properly reflect the amounts paid or repaid in respect of assets connected to the licensee’s transmission system to a person who has a connection agreement in respect of such assets (“connected person”) and represent the portion of the value of the assets paid for by the connected person or a third party appropriate to the remaining useful life of such assets and showing the method of calculation;

(b)

audited statements that any amounts that reimburse the licensee for expenditure on the provision of connection assets prior to the BETTA go-live date, such assets being funded prior to the BETTA go-live date by annual payments to the licensee by a person or persons who have a connection agreement with the licensee, properly represent the portion of the value of the assets paid for by the licensee as part of a connection agreement between a person connected to the licensee’s transmission system and the licensee

196	Transmission licence standard conditions

appropriate to the remaining useful life of the assets and showing the method of calculation and showing each of the annual payments received prior to the BETTA go-live date in relation to such connection assets; and

(c)	a statement certified by a person with authority to do so on behalf of the licensee that to the best of his knowledge, information and belief, having made all reasonable enquiries, that the estimates provided under paragraphs 3(b) and 3(c) include all payments made and received in relation to the repayment of capital contributions.

5. (a)	The Authority shall determine (after consultation with the licensee and such other persons as it considers desirable):

(i)	the actual amount of capital contribution repayments and any interest payments made in relation to capital contribution repayments;

(ii)	the amount by which the actual aggregate amount of capital contribution repayments and the timing of such repayments differ from the assumptions that the assumed aggregate amount of capital contribution repayments is £60.1 million (2002/3 prices) and that the assumed date of repayments is 1 April 2005;

(iii)	the gross adjustment to TRt in the year t commencing on 1 April 2006 that would ensure that the financial position and performance of the licensee are, insofar as is reasonably practicable, the same as if the capital contribution repayments had not been made and no allowance had been made for such repayments in TRt ;

(iv)	the net adjustment to TRt in the year t commencing on 1 April 2006 being the gross adjustment as determined in subparagraph (iii) less the aggregate of the amounts CCt in relation to the years commencing on 1 April 2005 and 1 April 2006 taking into account the year in which such amounts apply; and

197	Transmission licence standard conditions

(v)	the relevant years, if any, over which the net adjustment amount calculated in sub-paragraph (iv) should be paid or received (as the case may be), and the amounts to apply in each relevant year.

(b)	In relation to the relevant year t, the capital contribution repayment adjustment IAACt shall be:

(i)	the value determined by the Authority under subparagraph (a) (v); or

(ii)	in any other case, zero.

198	Transmission licence standard conditions

Special Condition K: Restriction of transmission charges: adjustments

1.	If, in respect of any relevant year, the regulated transmission revenue exceeds the maximum regulated transmission revenue by more than 3 per cent of the latter, the licensee shall furnish an explanation to the Authority and in the next following relevant year the licensee shall not effect any increase in charges for the provision of transmission services, the revenue from which is regulated under Special Conditions I to N, unless it has demonstrated to the reasonable satisfaction of the Authority that the regulated transmission revenue in that next following relevant year would not be likely to exceed the maximum regulated transmission revenue in that same relevant year.

2.	If, in respect of any two successive relevant years, the sum of the amounts by which the regulated transmission revenue has exceeded the maximum regulated transmission revenue is more than 4 per cent of the maximum regulated transmission revenue for the second of these relevant years, then in the next following relevant year the licensee shall, if required by the Authority, adjust its charges for the provision of transmission services, the revenue from which is regulated under the Special Conditions I to N, such that the regulated transmission revenue would not be likely, in the judgment of the Authority, to exceed the maximum regulated transmission revenue in that next following relevant year.

3.	If, in respect of any two successive relevant years, the regulated transmission revenue is less than 90 per cent of the maximum regulated transmission revenue, the Authority, after consultation with the licensee, may direct that in calculating KKTt in respect of the next following relevant year, there shall be substituted for CRt-1 in the formula set out in paragraph 1 of Special Condition J (Restriction of transmission charges) such figure as the Authority may specify being not less than CRt-1 and not more than 0.90 (TRt-1).

199	Transmission licence standard conditions

Special Condition L: Information to be provided to the Authority in connection with the charge restriction conditions

1.	Where the licensee is intending to make any change in charges for the provision of transmission owner services regulated under Special Condition J (Restriction of transmission charges), the licensee shall not later than the time of publication of such changes provide the Authority with:

(i)	a written forecast of the maximum regulated transmission revenue, together with its components, in respect of the relevant year t in which such a change is to take effect and in respect of the next following relevant year t+1; and

(ii)	a written estimate of the maximum regulated transmission revenue, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect unless a statement complying with paragraph 5 in respect of relevant year t-l has been furnished to the Authority before the publication of the proposed change.

2	If within three months of the commencement of any relevant year t the licensee has not made any such change in charges as is referred to in paragraph 1, the licensee shall provide the Authority with a written forecast of the maximum regulated transmission revenue together with its components, in respect of relevant year t.

3	Any forecast or estimate provided in accordance with paragraph 1 or 2 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Authority to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

200	Transmission licence standard conditions

4	Not later than six weeks after the commencement of each relevant year t, the licensee shall send to the Authority a statement as to:

(a)	whether or not the provisions of Special Condition K (Restriction of transmission charges: adjustments) are likely to be applicable in consequence of the regulated transmission revenue in the preceding relevant year t-1 or the two preceding relevant years t-1 and t-2; and

(b)	its best estimate as to the relevant correction factor KKTt calculated in accordance with the formula set out in Special Condition J (Restriction of Transmission Charges) to be applied in calculating the maximum regulated transmission revenue in respect of relevant year t.

5.	Not later than three months after the end of each relevant year the licensee shall send to the Authority a statement, in respect of that relevant year, showing the specified items referred to in paragraph 7.

6.	The statement referred to in the preceding paragraph shall be:

(a)	accompanied by a report from the Auditors that in their opinion such statement fairly presents each of the specified items referred to in paragraph 7 in accordance with the requirements of the charge restriction conditions and that the amounts shown in respect of each of the specified items are in accordance with the licensee’s accounting records which have been maintained in respect of the transmission business in accordance with standard condition B1 (Regulatory accounts ); and

(b)	certified by a director of the licensee on behalf of the licensee that to the best of his knowledge, information and belief after having made all reasonable inquiries:

(i)	there is no amount included in its calculations under Special Condition J (Restriction of transmission charges) and Schedule A which represents other than bona fide consideration for the provision of transmission owner services the revenue from which is regulated under Special Conditions I to N and Schedule A;

201	Transmission licence standard conditions

(ii)	no service has been treated as an excluded service other than a service permitted to be so treated in accordance with Schedule A; and

(iii)	no amount included in the revenues stated in respect of excluded services represents other than bona fide consideration for the provision of the excluded service to which it relates.

7.	The specified items to be shown in the statement referred to in paragraph 5 shall be the following:

(a)	[no longer used]

(b)	[no longer used]

(c)	the regulated transmission revenue;

(d)	the nature of all services provided as part of the transmission business and treated as excluded services, together with a statement of the revenues derived from each service so treated;

(e)	[no longer used]

(f)	[no longer used]

(g)	the details referred to in paragraph 5 of Special Condition M (Allowances in respect of security costs);

(h)	the value of the term LFt together with the value of each of its component parts, as detailed in paragraph 1 of special condition J (Restriction of transmission charges); and

202	Transmission licence standard conditions

(i)	such other items as shall be specified in directions issued by the Authority for the purposes of Special Conditions I to N.

1.	8. Where the Authority issues directions in accordance with paragraph 6 of Special Condition M (Allowances in respect of Security costs ) or paragraph 7 of Schedule A (Supplementary provisions of the charge restriction conditions), the licensee shall, if so required by the Authority and within such period as the Authority shall specify, send to the Authority a revised statement in substitution for the licensee’s statement under paragraph 5 in respect of the relevant year in question and such revised statement shall give effect to such directions.

203	Transmission licence standard conditions

Standard Condition L1: Price Control Review Information

(a)	Part A: Application and purpose

1.	This condition takes effect on 1 April 2005 and applies in respect of the price control review information of the licensee relating to the relevant year commencing 1 April 2005 and each succeeding relevant year for the purposes set out in paragraph 2.

2.	Those purposes are:

(a)	to ensure that the licensee maintains (and secures that any affiliate or related undertaking of the licensee maintains) such accounting records, other records, and reporting arrangements as are necessary to enable the licensee to prepare and submit price control review information reasonably requested in accordance with the requirements of this condition; and

(b)	to facilitate any review or modification by the Authority to Special Conditions I to N together with Schedule A and B to this licence (“a price control review”).

(b)	Part B: Preparation of price control review information

3.	Unless the Authority otherwise consents, the licensee must:

(a)	keep or cause to be kept for a period of not less than five years such accounting and other records as the licensee reasonably considers appropriate so that the information specified in paragraph 5 (“price control review information”) of, or reasonably attributable to, the transmission business is separately identifiable in the accounting records of the licensee (and of any affiliate or related undertaking of the licensee) from that of any other business of the licensee; and

(b)	prepare a report, in a form approved by the Authority, which includes the price control review information, such price control review information to be prepared on a consistent basis from the accounting and other records specified in subparagraph (a) in respect of each relevant year.

(c)	Part C: Delivery of price control review information

204	Transmission licence standard conditions

4.	Unless the Authority otherwise consents, on or before 31 July in the relevant year t, the licensee shall provide the Authority with the report specified in paragraph 3(b).

(d)	Part D: Price Control Review information

5.	Unless the Authority otherwise consents, price control review information comprises the following information related to capital expenditure incurred or expected to be incurred by the licensee in the transmission business of the licensee carried on within its transmission area:

(a)	Project listings:

(i)	a list of the projects on which expenditure is being incurred in relevant year t; and

(ii)	for each of the projects included in the list provided under sub-paragraph (i), the reason for including the project on the list in terms of the benefit to users of the transmission system, including in terms of reliability, security and efficiency.

(b)	for each of the projects listed in sub-paragraph (a) the following information shall be provided:

(i)	the expected completion date for the project;

(ii)	the cost incurred prior to relevant year t;

(iii)	the costs expected to be incurred in relevant year t;

(iv)	the costs expected to be incurred in relevant year t+1 and each subsequent relevant year;

(v)	the type and quantity of the main transmission assets provided and the capability provided by the project;

(vi)	differences in project specification and cost from those forecast when the price on was set; and

205	Transmission licence standard conditions

(vii)	The reasons for any changes to the list of projects or the specification of projects provided as part of the price control review information in year t-1. In respect of the relevant year commencing 1 April 2005, such projects in relation to year t-1 shall be taken as the list of projects forecast when the relevant price control review was carried out; and

(c)	a reconciliation between the capital expenditure amounts specified under sub-paragraph (b) for relevant year t and the aggregate capital expenditure amounts reported in the regulatory accounts for relevant year t.

206	Transmission licence standard conditions

Special Condition L2: Transmission losses reporting

1.	On or before 30 May in the relevant year t, the licensee shall provide to the Authority a transmission losses report, being a report which shall in relation to relevant years t-1 and t include in reasonable but not excessive detail:

(a)	a description of the methodology used by the licensee to take transmission losses into account in the planning of the licensee’s transmission system; and

(b)	a description of the actions taken or planned to be taken by the licensee intended to reduce the level of transmission losses on the licensee’s transmission system as compared to the level of transmission losses which would otherwise arise had the relevant actions not been taken or planned to be taken.

2.	In paragraph 1, “transmission losses” means the units of electricity unaccounted for on the licensee’s transmission system measured as being the difference between the units of electricity metered on entry to the system and the units of electricity metered on leaving the system.

207	Transmission licence standard conditions

Special Condition M. Allowances in respect of security costs

1.	At any time during a security period, the licensee may give notice in writing to the Authority suspending, with effect from the date of receipt of the notice by the Authority, application of such of the charge restriction conditions as may be specified in the notice, for the unexpired term of the security period.

2.	At any time during a security period, the Authority may (having regard to its duties under the Act) by means of directions:

(a)	suspend or modify for the unexpired term of the security period the charge restriction conditions or any part or parts thereof; or

(b)	introduce for the unexpired term of the security period new charge restriction conditions;

in either case, so as to make such provision as in the opinion or estimation of the Authority is requisite or appropriate to enable the licensee to recover by means of a uniform percentage increase on all charges made in the course of the licence an amount estimated as being equal to the licensee’s allowed security costs during such period, and the licensee shall comply with the terms of any directions so issued.

3.	Subject to paragraphs 4 and 6, the licensee shall in any relevant year be entitled to recover an aggregate amount equal to the licensee’s allowed security costs in that year or (in so far as not previously recovered) any previous year, by means of appropriate equitable increases in the charges made by the licensee in the course of the transmission business..

4.	Paragraph 3 shall not apply in so far as such licensee’s allowed transmission related security costs

(a)	were otherwise recovered by the licensee; or

(b)	were taken into account by the Authority in setting the charge restriction conditions by means of directions issued under paragraph 2.

5.	The licensee shall following the end of each relevant year provide to the Authority details in respect of that relevant year of:

(a)	the aggregate amounts charged under paragraph 3 on account of the licensee’s allowed security costs; and

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(b)	the basis and calculation underlying the increases in charges made by the licensee in the course of the transmission business.

6.	Where the Authority is satisfied that the licensee has recovered amounts in excess of the licensee’s allowed security costs, the Authority may issue directions requiring the licensee to take such steps as may be specified to reimburse customers of the licensee for the excess amounts charged to them, and the licensee shall comply with any directions so issued.

7.	No amounts charged by the licensee under this Condition (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the charge restriction provisions of Special Condition J (Restriction of transmission charges).

8.	In this Condition:

“allowed security cost”	means any cost allowed by the Authority (upon receipt of such information, including a certificate from the auditors, as the Authority may request) as being a cost which is directly attributable to any action taken or omitted to be taken by the licensee in its capacity as holder of the license for the purpose of complying with directions issued by the Secretary of State under Section 34(4) of the Act.

“security period”	means a period commencing on the date on which any direction issued by the Secretary of State under Section 34(4)(b) of the Act enters effect and terminating on the date (being not earlier than the date such direction, as varied, is revoked or expires) as the Authority, after consultation with such persons (including without limitation, licence holders liable to be principally affected) as it shall consider appropriate, may with the consent of the Secretary of State by notice to all licence holders determine after having regard to the views of such persons.

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Special Condition N: Duration of charge restriction conditions

1.	The charge restriction conditions shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 2 and:

(a)	the Authority agrees in writing to the disapplication request; or

(b)	their application (in whole or in part) is terminated by notice given by the licensee in accordance with either paragraph 4 or paragraph 5.

2.	A disapplication request pursuant to this Condition shall

(a)	be in writing addressed to the Authority;

(b)	specify the charge restriction conditions (or any part or parts thereof) to which the request relates; and

(c)	state the date from which the licensee wishes the Authority to agree that the specified charge restriction conditions shall cease to have effect.

3.	Save where the Authority otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this Condition shall have effect earlier than the date which is the later of:

(a)	the date being not less than 18 months after delivery of the disapplication request; and,

(b)	31 March 2007.

4.	If the Authority has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the licensee may deliver written notice to the Authority

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terminating the application of such of the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

5.	If the Competition Commission makes a report on a reference made by the Authority relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such transmission charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with Section 13 of the Act deliver to it written notice terminating the application of such charge restriction conditions (or any part or parts thereof) with effect from the disapplication date or a later date.

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Schedule A: Supplementary Provisions of the Charge Restriction Conditions

Part A: Excluded services

1.	There may be treated as excluded services provided by the transmission business such services in respect of which charges are made:

(a)	which fall within paragraph 6; or

(b)	which:

(i)	do not fall within paragraph 2; and

(ii)	may be determined by the licensee as falling under one of the principles set out in paragraphs 3 to 5.

2.	No service provided as part of the transmission business shall be treated as an excluded service in so far as it relates to the provision of services remunerated under charges for transmission owner services in accordance with special condition J2 (Basis of transmission owner charges) including (without prejudice to the foregoing):

(i)	the making available of transmission owner services

(ii)	the carrying out of works for the installation of electric lines or electrical plant for the purpose of maintaining or upgrading the licensee’s transmission system (not otherwise payable in respect of connections to the licensees’ transmission system);

(iii)	the carrying out of works or the provision of maintenance or repair in relation to the licensees transmission system for the purpose of enabling the licensee to comply with standard condition B12 (System Owner – Transmission Owner Code) and standard condition D3 (Transmission system security standard and quality of service), the Electricity Safety, Quality and Continuity Regulations 2002 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the transmission business ; and

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(iv)	the provision, installation and maintenance of any meters, switchgear or other electrical plant ancillary to making available of transmission owner services.

3.	The whole or an appropriate proportion (as the case may be) of the charges of the type described in special condition J2 (Basis of transmission owner charges) and borne by any person as connection charges in respect of connections made after the grant of this licence and not remunerated as part of the transmission owner services under Special condition J may be treated as excluded services.

4.	There may be treated as an excluded service charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(2) of the Act) imposed on the licensee.

5.	There may with the approval of the Authority be treated as an excluded service any service of a type not above referred to which:

(a)	consists in the provision of services for the specific benefit of a third party requesting the same; and

(b)	is not made available as a normal part of the transmission business remunerated under Special Condition J.

6.	Services may be regarded as excluded services where the charges are:

(a)	the rental for transmission business assets hosting fibre-optic telecommunications systems and used by third parties; and

(b)	the net costs reasonably incurred by the licensee as a result of any outage change.

7.	Where the Authority is satisfied that, in light of the principles set out in paragraphs 3 to 6 inclusive, any service treated as being or not being an excluded service should not be so treated, the Authority shall issue directions to that effect, and such service shall cease to be treated as an excluded service with effect from the date of issue of such directions or (subject to paragraph 8 of Special Condition L (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in the directions.

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8.	For the purpose of this Schedule an “outage change” is a change notified to the licensee by the system operator on or after week 49 to the outage plan, as updated from time to time in accordance with the STC, other than

(a)	a change to the outage plan requested by the licensee (the “original change”), and

(b)	such changes notified to the licensee by the system operator which:

i)	the licensee and the system operator agree are necessary in order to give effect to the original change, or

ii)	where there is a failure to agree, the Authority determines are necessary in order to give effect to the original change; and

(c)	without prejudice to subparagraphs (a) and (b) above, any change to the outage plan notified to the licensee by the system operator which the licensee and the system operator agree is not an outage change under this licence condition (a “non-chargeable outage change”).

8A	Any revenues received by the licensee from the system operator in respect of a non-chargeable outage change shall not be regarded as excluded service revenues under this Schedule.

8B	For the purposes of paragraph 8, “outage plan” and “week 49” shall have the same meanings as defined or used in the STC.

9.	The charges referred to in paragraph 6(b) shall be those declared to the system operator by the licensee and which are agreed by the system operator, or where there is a failure to agree, as determined by the Authority following the provision by the licensee of such information as the Authority may reasonably request.

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Schedule B. Terms used in the revenue restriction

B1	For the purpose of paragraph 1 of Special Condition J, the term PFt in respect of the relevant year t shall be derived from the following table:

2005/6	£0

2006/7	£0

2007/8	£0 or such other amount as the Authority shall determine.

B2	For the purpose of paragraph 1 of Special Condition J, the term NRFt in respect of the relevant year t shall be derived from the following table:

2005/6	£13,213,000

2006/7	£13,213,000

2007/8	£13,213,000 or such other amount as the Authority shall determine earlier years zero.

B3	For the purposes of paragraph 1 of Special Condition J, the term BIt in respect of the relevant year t shall be derived from the following table

2005/6	£2,924,000

2006/7	£2,383,000.PIFt + BIAt

2007/8	£0 or such other amount as the Authority shall determine

earlier years zero.

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B3A	BIAt is to be derived from the following formula:

BIAt = ( BX - 4,874,000).PIFt

where

BX means the total cost and/or expenses incurred by the licensee during the period 1 April 2002 to 31 March 2006 for the purposes of implementing BETTA (such costs having been adjusted by the RPIt values for the relevant years t so as to express the relevant amounts in values appropriate to the relevant year commencing 1 April 2005) as determined by the Authority following the provision to it by the licensee of a BETTA implementation costs statement in accordance with paragraph B3B and such other information as the Authority may reasonably request.

B3B	On or before 30 May 2006, the licensee shall furnish to the Authority a BETTA implementation costs statement containing:

(a)	the total costs and/or expenses incurred by the licensee during the period 1 April 2002 to 31 March 2006 for the purposes of implementing BETTA;

(b)	a breakdown of the total costs and/or expenses incurred by cost category and within each cost category, whether the cost was an internal or external cost;

(c)	a description of each cost category used in sub-paragraph (b);

(d)	an explanation of how the types of costs and/or expenses incurred in relation to each cost category was necessary or expedient to implement BETTA; and

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(e)	where costs and/or expenses incurred have been apportioned between the activities undertaken by the licensee for the purposes of implementing BETTA and other business activities, the basis for the apportionment, attribution and/or allocation of these costs and/or expenses.

B3C	The statement referred to in the preceding paragraph shall be:

(a)	accompanied by a report prepared by independent auditors which provides that:

i)	in their opinion, the BETTA implementation costs statement fairly presents the total costs and/or expenses incurred by the licensee during the period 1 April 2002 to 31 March 2006 for the purposes of implementing BETTA;

ii)	the breakdown of the total costs and/or expenses incurred by cost category and within each cost category whether the cost was an internal or external cost;

iii)	the description of each cost category;

iv)	the explanation of how the types of costs and/or expenses incurred in relation to each cost category was necessary or expedient to implement BETTA; and

v)	the basis apportionment, attribution and/or allocation of costs and/or expenses between activities undertaken by the licensee for the purposes of implementing BETTA and other business activities; and

(b)	certified by a person with authority to do so on behalf of the licensee that to the best of his knowledge, information and belief, having made all reasonable enquiries, no cost is included in the statement other than costs permitted under B3B to be so included.

B4	For the purpose of paragraph 1 of Special Condition J, the term ECt in respect of the relevant year t shall be derived from the following table:

2005/6	£13,863,000

2006/7	£14,621,000. PIFt

2007/8	£14,621,000.PIFt or such other amount as the Authority shall determine earlier years zero.

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B5	For the purpose of paragraph 1 of Special Condition J, the term CCt in respect of the relevant year t shall be derived from the following:

2005/6	£7,906,000

2006/7	£7,689,000.PIFt

2007/8	£7,689,000.PIFt or such other amount as the Authority shall determine earlier years zero.

B6	For the purpose of paragraph 1 of Special Condition J, the term EIAt in respect of the relevant year t shall be derived from the following table:

2005/6	£0

2006/7	£0

2007/8	£0 or such other amount as the Authority shall determine

earlier years zero.

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SCHEDULE 1

SPECIFIED AREA

Great Britain

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SCHEDULE 2

REVOCATION

1.	The Authority may at any time revoke the licence by giving no less than 30 days’ notice (24 hours’ notice, in the case of a revocation under sub-paragraph 1(g)) in writing to the licensee:

(a)	if the licensee agrees in writing with the Authority that the licence should be revoked;

(b)	if any amount payable under standard condition 4 (Payments by licensee to the Authority) is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Authority has given the licensee notice that the payment is overdue - provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

(c)	if the licensee fails:

(i)	to comply with a final order (within the meaning of section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined; or

(ii)	to pay any financial penalty (within the meaning of section 27A of the Act) by the due date for such payment and such payment is not made to the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27E of the Act could be made questioning the validity or effect of the financial penalty or before the proceedings relating to any such application are finally determined;

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(d)	if the licensee fails to comply with:

(i)	an order made by the Secretary of State under section 56, 73, 74 or 89 of the Fair Trading Act 1973; or

(ii)	an order made by the court under section 34 of the Competition Act 1998.

(e)	if the licensee ceases to carry on the transmission business;

(f)	if the licensee has not commenced carrying on the transmission business within 5 years of the date on which the licence comes into force;

(g)	if the licensee:

(i)	is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraphs 2 and 3 of this schedule) or has any voluntary arrangement proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Authority);

(ii)	has a receiver (which expression shall include an administrative receiver within the meaning of section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

(iii)	has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

(iv)	passes any resolution for winding-up other than a resolution previously approved in writing by the Authority; or

(v)	becomes subject to an order for winding-up by a court of competent jurisdiction; or

(h)	if the licensee is convicted of having committed an offence under section 59 of the Act in making its application for the licence.

2.	For the purposes of sub-paragraph 1(g)(i), section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for “£750” there was substituted “£100,000” or such higher figure as the Authority may from time to time determine by notice in writing to the licensee.

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3.	The licensee shall not be deemed to be unable to pay its debts for the purposes of sub-paragraph 1(g)(i) if any such demand as is mentioned in section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Authority under paragraph 1.

(1)

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